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                                                                     Exhibit 4.1

                                                                  EXECUTION COPY


--------------------------------------------------------------------------------


                                 TRUST INDENTURE

                            dated as of June 1, 1999


                                      among

                              AES Ironwood, L.L.C.,


                       IBJ Whitehall Bank & Trust Company,
                                   as Trustee


                                       and


                       IBJ Whitehall Bank & Trust Company,
                               as Depositary Bank


                 Providing for the Issuance from Time to Time of
                           Bonds in One or More Series


--------------------------------------------------------------------------------


       705 MW (Net) Gas-Fired Combined Cycle Electric Generating Facility
              South Lebanon Township, Lebanon County, Pennsylvania
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                                TABLE OF CONTENTS
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ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.................................................2

   SECTION 1.1        DEFINITIONS, CONSTRUCTION...................................................................2
   SECTION 1.2        COMPLIANCE CERTIFICATES AND OPINIONS.......................................................22
   SECTION 1.3        FORM OF DOCUMENTS DELIVERED TO TRUSTEE.....................................................23
   SECTION 1.4        ACTS OF BONDHOLDERS........................................................................23
   SECTION 1.5        NOTICES, ETC. TO TRUSTEE AND COMPANY.......................................................24
   SECTION 1.6        NOTICES TO BONDHOLDERS; WAIVER.............................................................25
   SECTION 1.7        EFFECT OF HEADING AND TABLE OF CONTENTS....................................................25
   SECTION 1.8        SUCCESSORS AND ASSIGNS.....................................................................25
   SECTION 1.9        SEVERABILITY...............................................................................25
   SECTION 1.10       BENEFITS OF INDENTURE......................................................................26
   SECTION 1.11       GOVERNING LAW..............................................................................26
   SECTION 1.12       LEGAL HOLIDAYS.............................................................................26
   SECTION 1.13       EXECUTION IN COUNTERPARTS..................................................................27

ARTICLE II THE BONDS.............................................................................................27

   SECTION 2.1        FORM OF BOND TO BE ESTABLISHED BY SERIES SUPPLEMENTAL INDENTURE............................27
   SECTION 2.2        FORM OF TRUSTEE'S AUTHENTICATION...........................................................27
   SECTION 2.3        AMOUNT UNLIMITED; ISSUABLE IN SERIES; LIMITATIONS ON ISSUANCE..............................27
   SECTION 2.4        AUTHENTICATION AND DELIVERY OF BONDS.......................................................28
   SECTION 2.5        FORM AND DENOMINATIONS.....................................................................29
   SECTION 2.6        EXECUTION OF BONDS.........................................................................30
   SECTION 2.7        TEMPORARY BONDS............................................................................30
   SECTION 2.8        REGISTRATION, TRANSFER AND EXCHANGE........................................................31
   SECTION 2.9        MUTILATED, DESTROYED, LOST AND STOLEN BONDS................................................32
   SECTION 2.10       PAYMENT OF PRINCIPAL AND INTEREST, PRINCIPAL AND INTEREST RIGHTS PRESERVED.................32
   SECTION 2.11       PERSONS DEEMED OWNERS......................................................................34
   SECTION 2.12       CANCELLATION...............................................................................34
   SECTION 2.13       DATING OF BONDS, COMPUTATION OF INTEREST...................................................34
   SECTION 2.14       SOURCE OF PAYMENTS LIMITED; RIGHTS AND LIABILITIES OF THE COMPANY..........................34
   SECTION 2.15       PARITY OF BONDS............................................................................35
   SECTION 2.16       ALLOCATION OF PRINCIPAL AND INTEREST.......................................................35
   SECTION 2.17       MONIES UNCLAIMED...........................................................................35

ARTICLE III REPRESENTATIONS AND WARRANTIES.......................................................................35

   SECTION 3.1        ORGANIZATION, POWER AND STATUS OF THE COMPANY..............................................35
   SECTION 3.2        AUTHORIZATION, ENFORCEABILITY, EXECUTION AND DELIVERY......................................36
   SECTION 3.3        NO CONFLICTS; APPLICABLE LAWS AND CONTRACTS; NO DEFAULT....................................36
   SECTION 3.4        GOVERNMENTAL APPROVALS.....................................................................37
   SECTION 3.5        LITIGATION.................................................................................37
   SECTION 3.6        COLLATERAL.................................................................................37
   SECTION 3.7        TAXES......................................................................................37
   SECTION 3.8        ENVIRONMENTAL MATTERS......................................................................38
   SECTION 3.9        COMPLIANCE WITH APPLICABLE LAW.............................................................38
   SECTION 3.10       SECURITY DOCUMENTS.........................................................................38
   SECTION 3.11       UTILITY REGULATION; EWG STATUS.............................................................38
   SECTION 3.12       INVESTMENT COMPANY ACT.....................................................................38
   SECTION 3.13       ERISA AND EMPLOYEES........................................................................39
   SECTION 3.14       SUBSIDIARIES...............................................................................39
   SECTION 3.15       CERTIFICATES...............................................................................39
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ARTICLE IV ACCOUNTS..............................................................................................39

   SECTION 4.1        ESTABLISHMENT OF ACCOUNTS..................................................................39
   SECTION 4.2        INVESTMENT OF FUNDS IN THE INDENTURE ACCOUNTS..............................................40
   SECTION 4.3        VALUATION AND SALE OF INVESTMENTS..........................................................40
   SECTION 4.4        POSSESSION OF ACCOUNTS; LIQUIDATION........................................................41
   SECTION 4.5        THE DEPOSITARY BANK; LIMITED COMPANY RIGHTS................................................41

ARTICLE V COLLECTION AND APPLICATION OF FUNDS IN THE INDENTURE ACCOUNTS..........................................43

   SECTION 5.1        BOND PROCEEDS ACCOUNT......................................................................43
   SECTION 5.2        BOND PAYMENT ACCOUNT.......................................................................43
   SECTION 5.3        INTEREST PAYMENT SUBACCOUNT, PRINCIPAL PAYMENT SUBACCOUNT AND REDEMPTION SUBACCOUNT........43
   SECTION 5.4        CONSTRUCTION INTEREST ACCOUNT..............................................................44

ARTICLE VI COVENANTS.............................................................................................44

   SECTION 6.1        PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST........................................44
   SECTION 6.2        INSURANCE..................................................................................45
   SECTION 6.3        REPORTING REQUIREMENTS.....................................................................45
   SECTION 6.4        MAINTENANCE OF EXISTENCE, LIENS AND GOVERNMENTAL APPROVALS.................................48
   SECTION 6.5        NATURE OF BUSINESS.........................................................................48
   SECTION 6.6        OPERATING AND MAINTENANCE..................................................................48
   SECTION 6.7        COMPLIANCE WITH APPLICABLE LAWS............................................................48
   SECTION 6.8        PROHIBITION ON CHANGE IN CONTROL...........................................................48
   SECTION 6.9        PROJECT CONTRACTS; WILLIAMS GUARANTY; OPERATION OF THE FACILITY............................49
   SECTION 6.10       TRANSACTIONS WITH AFFILIATES...............................................................49
   SECTION 6.11       AMENDMENTS TO PROJECT CONTRACTS............................................................49
   SECTION 6.12       PROHIBITION ON FUNDAMENTAL CHANGES AND DISPOSITION OF ASSETS...............................50
   SECTION 6.13       ANNUAL BUDGET..............................................................................51
   SECTION 6.14       INSURANCE REPORT...........................................................................51
   SECTION 6.15       LIENS......................................................................................51
   SECTION 6.16       INSPECTION.................................................................................51
   SECTION 6.17       LIMITATIONS ON ADDITIONAL INDEBTEDNESS.....................................................52
   SECTION 6.18       RESTRICTED PAYMENTS........................................................................52
   SECTION 6.19       CONSTRUCTION OF THE FACILITY...............................................................52
   SECTION 6.20       CONTRACTOR PERFORMANCE TESTS; FINAL ACCEPTANCE.............................................52
   SECTION 6.21       CHANGE ORDERS..............................................................................52
   SECTION 6.22       CASUALTY PROCEEDS; EMINENT DOMAIN PROCEEDS.................................................53
   SECTION 6.23       PAYMENT OF TAXES AND IMPOSITIONS...........................................................53
   SECTION 6.24       PRESERVATION OF LIEN OF MORTGAGE...........................................................53
   SECTION 6.25       YEAR 2000..................................................................................54

ARTICLE VII REDEMPTION AND PREPAYMENT OF BONDS...................................................................54

   SECTION 7.1        APPLICABILITY OF ARTICLE...................................................................54
   SECTION 7.2        ELECTION TO REDEEM OR PREPAY; NOTICE TO TRUSTEE............................................54
   SECTION 7.3        OPTIONAL REDEMPTION; MANDATORY REDEMPTION; PREPAYMENT; SELECTION OF BONDS TO BE REDEEMED OR
                      PREPAID....................................................................................54
   SECTION 7.4        NOTICE OF REDEMPTION OR PREPAYMENT.........................................................57
   SECTION 7.5        BONDS PAYABLE ON REDEMPTION DATE OR PREPAYMENT DATE........................................58
   SECTION 7.6        BONDS REDEEMED OR PREPAID IN PART..........................................................58

ARTICLE VIII SINKING FUNDS.......................................................................................58
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   SECTION 8.1        APPLICABILITY OF ARTICLE...................................................................58
   SECTION 8.2        SINKING FUNDS FOR BONDS....................................................................59

ARTICLE IX EVENTS OF DEFAULT; REMEDIES...........................................................................59

   SECTION 9.1        EVENTS OF DEFAULT..........................................................................59
   SECTION 9.2        ENFORCEMENT OF REMEDIES....................................................................62
   SECTION 9.3        SPECIFIC REMEDIES..........................................................................63
   SECTION 9.4        JUDICIAL PROCEEDINGS INSTITUTED BY TRUSTEE.................................................63
   SECTION 9.5        HOLDERS MAY DEMAND ENFORCEMENT OF RIGHTS BY TRUSTEE........................................65
   SECTION 9.6        CONTROL BY BONDHOLDERS.....................................................................66
   SECTION 9.7        WAIVER OF PAST DEFAULTS....................................................................66
   SECTION 9.8        HOLDER MAY NOT BRING SUIT EXCEPT UNDER CERTAIN CONDITIONS..................................66
   SECTION 9.9        UNDERTAKING TO PAY COURT COSTS.............................................................67
   SECTION 9.10       RIGHT OF BONDHOLDERS TO RECEIVE PAYMENT NOT TO BE IMPAIRED.................................67
   SECTION 9.11       APPLICATION OF FUNDS COLLECTED BY TRUSTEE..................................................67
   SECTION 9.12       BONDS HELD BY CERTAIN PERSONS NOT TO SHARE IN DISTRIBUTION.................................69
   SECTION 9.13       WAIVER OF APPRAISEMENT, VALUATION, STAY, RIGHT TO MARSHALLING..............................69
   SECTION 9.14       REMEDIES CUMULATIVE, DELAY OR OMISSION NOT A WAIVER........................................69
   SECTION 9.15       THE COLLATERAL AGENCY AGREEMENT............................................................69
   SECTION 9.16       AFFILIATE CURE RIGHTS......................................................................70

ARTICLE X THE TRUSTEE............................................................................................70

   SECTION 10.1       CERTAIN DUTIES AND RESPONSIBILITIES........................................................70
   SECTION 10.2       NOTICE OF DEFAULTS.........................................................................71
   SECTION 10.3       CERTAIN RIGHTS OF TRUSTEE..................................................................71
   SECTION 10.4       NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF BONDS..........................................72
   SECTION 10.5       MAY HOLD BONDS.............................................................................73
   SECTION 10.6       FUNDS MAY BE HELD BY TRUSTEE OR PAYING AGENT; INVESTMENTS..................................73
   SECTION 10.7       COMPENSATION, REIMBURSEMENT AND INDEMNIFICATION............................................73
   SECTION 10.8       DISQUALIFICATION; CONFLICTING INTERESTS....................................................74
   SECTION 10.9       CORPORATE TRUSTEE REQUIRED; ELIGIBILITY....................................................79
   SECTION 10.10      RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR..........................................79
   SECTION 10.11      ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.....................................................80
   SECTION 10.12      MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS................................81
   SECTION 10.13      PREFERENTIAL COLLECTION OF CLAIMS AGAINST ANY OBLIGOR......................................81
   SECTION 10.14      MAINTENANCE OF OFFICES AND AGENCIES........................................................84
   SECTION 10.15      CO-TRUSTEE OR SEPARATE TRUSTEE.............................................................87
   SECTION 10.16      TAXES......................................................................................88

ARTICLE XI HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY.....................................................88

   SECTION 11.1       COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF BONDHOLDERS..............................88
   SECTION 11.2       PRESERVATION OF INFORMATION; COMMUNICATIONS TO BONDHOLDERS.................................88

ARTICLE XII SUPPLEMENTAL INDENTURES..............................................................................89

   SECTION 12.1       SUPPLEMENTAL INDENTURES AND AMENDMENTS TO FINANCING DOCUMENTS WITHOUT CONSENT OF
                      BONDHOLDERS................................................................................89
   SECTION 12.2       SUPPLEMENTAL INDENTURES WITH CONSENT OF BONDHOLDERS........................................90
   SECTION 12.3       DOCUMENTS AFFECTING IMMUNITY OR INDEMNITY..................................................92
   SECTION 12.4       EXECUTION OF SUPPLEMENTAL INDENTURES.......................................................92
   SECTION 12.5       EFFECT OF SUPPLEMENTAL INDENTURES..........................................................92
   SECTION 12.6       REFERENCE IN BONDS TO SUPPLEMENTAL INDENTURES..............................................92
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ARTICLE XIII SATISFACTION AND DISCHARGE..........................................................................92

   SECTION 13.1       SATISFACTION AND DISCHARGE OF BONDS........................................................92
   SECTION 13.2       SATISFACTION AND DISCHARGE OF INDENTURE....................................................93
   SECTION 13.3       APPLICATION OF TRUST MONEY.................................................................94

ARTICLE XIV MEETINGS OF BONDHOLDERS; ACTION WITHOUT MEETING......................................................95

   SECTION 14.1       PURPOSES FOR WHICH MEETINGS MAY BE CALLED..................................................95
   SECTION 14.2       CALL, NOTICE AND PLACE OF MEETINGS.........................................................95
   SECTION 14.3       PERSONS ENTITLED TO VOTE AT MEETINGS.......................................................95
   SECTION 14.4       QUORUM; ACTION.............................................................................96
   SECTION 14.5       ATTENDANCE AT MEETINGS; DETERMINATION OF VOTING RIGHTS; CONDUCT OF
                      ADJOURNMENT OF MEETINGS....................................................................97
   SECTION 14.6       COUNTING VOTES AND RECORDING ACTION OF MEETINGS............................................97
   SECTION 14.7       ACTION WITHOUT MEETING.....................................................................98

ARTICLE XV NONRECOURSE LIABILITY.................................................................................98

   SECTION 15.1       NONRECOURSE LIABILITY......................................................................98

ARTICLE XVI DEPOSITARY BANK......................................................................................99

   SECTION 16.1       DEPOSITARY BANK............................................................................99


SCHEDULES

SCHEDULE 3.4        GOVERNMENTAL APPROVALS
SCHEDULE 6.2        INSURANCE REQUIREMENTS

EXHIBITS

EXHIBIT 5.1         FORM OF WIRE INSTRUCTIONS
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                                 TRUST INDENTURE

         TRUST INDENTURE, dated as of June 1, 1999 (this "Indenture"), by and among AES Ironwood, L.L.C., a Delaware limited liability company, (the "Company"), its principal office and mailing address being 829 Cumberland Street, Lebanon, Pennsylvania 17042, IBJ WHITEHALL BANK & TRUST COMPANY, as trustee (the "Trustee"), its corporate trust office and mailing address being at One State Street, New York, New York 10004, and IBJ WHITEHALL BANK & TRUST COMPANY, as depositary bank (the "Depositary Bank"), its office and mailing address being at One State Street, New York, New York 10004.

                              W I T N E S S E T H:

         WHEREAS, the Company has duly authorized the creation of bonds, debentures, promissory notes or other evidences of indebtedness to be issued in one or more series (the "Bonds") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture; and the Company has duly authorized the execution and delivery of this Indenture to secure the Bonds and to provide for the authentication and delivery thereof by the Trustee;

         WHEREAS, the Company wishes to secure the payment of the principal of, premium, if any, and interest on all the Bonds authenticated and delivered under this Indenture and issued by the Company and the performance of the covenants therein and herein contained and to mortgage, pledge and assign substantially all of its assets, including the proceeds of the sale of the Bonds to the Trustee pursuant to this Indenture;

         WHEREAS, all obligations of the Company under this Indenture shall be secured as set forth in this Indenture and the other Security Documents; and

         WHEREAS, all acts necessary to make this Indenture and the other Security Documents valid instruments, in accordance with its and their terms, have been done.

         NOW, THEREFORE, in consideration of the premises and of the purchase of the Bonds by the Bondholders thereof, and in order to secure the payment of the principal of and premium, if any, and interest on all the Bonds from time to time Outstanding and the performance of the covenants therein and herein contained and to declare the terms and conditions on which such Bonds are secured, the Company has granted certain security interests as provided in the other Security Documents and hereby grants, bargains, mortgages, sells, releases, conveys, assigns, transfers, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, all right, title and interest of the Company in and to the Indenture Accounts (including any and all funds contained therein or hereafter delivered to the Trustee for deposit therein), including, in each case, all funds received and the right to receive funds thereunder;

         TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby given, granted, pledged and assigned or agreed or intended so to be, unto the Trustee, and its successors in such trust and to it and its assigns forever;

         IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Bondholders from time to time of all Outstanding Bonds;

         PROVIDED, HOWEVER, that if the right, title and interest of the Trustee in and to the Indenture Accounts shall have ceased, terminated and become void in accordance with Article XIII hereof, then and in that case, subject to the provisions of Article XII, this Indenture and the estate and rights hereby granted shall cease, terminate and be void, and the Trustee shall cancel and discharge this Indenture and execute and deliver to the Company such instruments as the Company shall require to evidence the discharge hereof; otherwise this Indenture shall be and remain in full force and effect; and

         THE PARTIES HEREBY COVENANT AND AGREE AS FOLLOWS:

                                   ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.1 Definitions, Construction.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles of the United States;

                  (iii) all references in this Indenture to designated "Schedules," "Exhibits," "Articles," "Sections" and other subdivisions are to the designated Schedules, Exhibits, Articles, Sections and other subdivisions of this Indenture;

                  (iv) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (v) unless otherwise specified herein, any agreement or instrument defined or referred to herein shall include any amendments, modifications and supplements thereto and waivers thereof made in accordance with the terms of such agreement or instrument;

                  (vi) unless otherwise specified herein, each reference to a Person shall include the successors and permitted assigns of such Person; and

                                       2
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                  (vii) unless otherwise specified herein, each reference to an act, law, rule, regulation or ordinance shall include such act, law, rule, regulation or ordinance as amended, modified or supplemented and any successor or replacement for any such act, law, rule, regulation or ordinance.

         "Acceptable Credit Provider" has the meaning specified in the Collateral Agency Agreement.

         "Acceptable Credit Support" has the meaning specified in the Collateral Agency Agreement.

         "Act" when used with respect to any Bondholder, has the meaning specified in Section 1.4.

         "Advances" has the meaning specified in the Collateral Agency
Agreement.

         "AES" means The AES Corporation, a Delaware corporation.

         "AES Ironwood" means AES Ironwood, Inc., a Delaware corporation.

         "Affiliate" with respect to any Person, means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting stock or other equity interests or by contract or otherwise.

         "Affiliate Subordinated Debt" means an unsecured, subordinated loan or loans from any Affiliate of the Company pursuant to an Affiliate Subordinated Loan Agreement.

         "Affiliate Subordinated Debt Provider" means any Affiliate of the Company providing Affiliate Subordinated Debt pursuant to an Affiliate Subordinated Loan Agreement.

         "Affiliate Subordinated Loan Agreement" means a binding agreement providing nonrecourse, unsecured debt financing from an Affiliate Subordinated Debt Provider to the Company on terms and conditions which meet the requirements set forth in this Indenture and the Collateral Agency Agreement.

         "Affiliate Transaction" has the meaning specified in Section 6.10.

         "Annual Budget" means the annual budget prepared by the Company for each Fiscal Year in accordance with the requirements of this Indenture.

         "Applicable Law" means any constitution, statute, law, rule, regulation, ordinance, judgment, order, decree, Governmental Approval, or any published directive, guideline, requirement or other governmental restriction which has the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial authority, binding on a given Person

                                       3
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whether in effect as of the date of any Financing Documents or thereafter and in each case as amended (including, without limitation, all Environmental Laws and any of the foregoing pertaining to land use or zoning restrictions).

         "Assignment of Leases and Income" means the Assignment of Leases and Income, by and between the Company and the Collateral Agent.

         "Authenticating Agent" means any Person acting as Authenticating Agent hereunder pursuant to Section 10.14(b).

         "Authorized Agent" means any Paying Agent, Authenticating Agent or Security Registrar or other agent appointed by the Trustee in accordance with this Indenture to perform any function that this Indenture authorizes the Trustee or such agent to perform.

         "Authorized Officer" means any officer of the Trustee or any other individual who shall be duly authorized by appropriate corporate action on the part of the Trustee to authenticate Bonds.

         "Authorized Representative" of any Person means the individual or individuals authorized to act on behalf of such Person by the board of directors, managing member, management committee, board of control or any other governing body of such Person as designated from time to time in a certificate of such Person with specimen signatures.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, Title II of the United States Code, as amended, and any other Applicable Law with respect to bankruptcy, insolvency or reorganization that is successor thereto.

         "Bankruptcy Event" has the meaning specified in Section 9.1(h).

         "Board Resolution" when used with respect to the Company, means a copy of a resolution certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company as having been adopted by the board of directors of the Company and to be in full force and effect on the date of such certification.

         "Bond Payment Account" means the Bond Payment Account established pursuant to Section 4.1.

         "Bond Proceeds Account" means the Bond Proceeds Account established pursuant to Section 4.1.

         "Bondholder" means a holder of record of any of the Bonds from time to time.

         "Bonds" has the meaning specified in the introductory recitals to this Indenture.

         "Business Day" means any day other than a Saturday or Sunday or other day on which banks in New York, New York, are authorized or required by law or executive order to remain closed.

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

         "Buy-Down Amounts" means amounts received by the Company from the Contractor in respect of performance liquidated damages under the EPC Contract.

         "Cash Available for Debt Service" means, in respect of a specified period, all funds (i) deposited in the Revenue Account (other than amounts transferred to such account from the Major Maintenance Reserve Account, the Distribution Account or the Construction Account), if such specified date occurred prior to the date of determination or (ii) projected by the Company on a reasonable basis to be deposited, if such specified period is to occur subsequent to the date of determination, in the Revenue Account during such period minus all funds transferred to (a) the Company for payment of Operating and Maintenance Costs, (b) the Trustee, Collateral Agent, DSR LOC Provider and the CP LOC Provider in respect of Trustee Claims, Collateral Agent Claims, DSR LOC Provider Claims and CP LOC Provider Claims, respectively, and (c) a working capital provider in respect of payments on working capital loans during such period.

         "Casualty Proceeds" means all insurance proceeds (including title insurance proceeds) or other amounts actually received on account of an Event of Loss, except proceeds of business interruption insurance.

         "Change in Control" means any failure by AES, at any time while Bonds are Outstanding, to maintain directly or indirectly at least a 51% voting and economic interest in the Company, unless prior to giving effect to the reduction in AES's voting or economic interest either (i) each of the Rating Agencies provides a Ratings Reaffirmation to the Trustee or (ii) the reduction in AES's voting or economic interest has been approved by Bondholders holding at least 66-2/3% in aggregate principal amount of the Bonds.

         "Closing Date" means the date of original issuance of the Bonds.

         "Code" means the Internal Revenue Code of 1986, as amended, or any comparable successor federal statute.

         "Collateral" has the meaning specified in the Mortgage and the Security Agreement and the other Security Documents.

         "Collateral Agency Agreement" means the Collateral Agency and Intercreditor Agreement, by and among the Company, the DSR LOC Provider, the CP LOC Provider, the Trustee, the Collateral Agent and the Depositary Bank.

         "Collateral Agent" means IBJ Whitehall Bank & Trust Company and any successor or assign as Collateral Agent under the Collateral Agency Agreement.

         "Commercial Operation Date" has the meaning set forth in the Power Purchase Agreement.

         "Company" has the meaning specified in the preamble to this Indenture.

         "Company Request" and "Company Order" means, respectively, a written request or order signed in the name of the Company by an Authorized Representative of the Company, and delivered to the Trustee.

         "Consents to Assignment" means the consents to assignment with respect to the Project Contracts.

         "Construction Account" has the meaning specified in the Collateral Agency Agreement.

         "Construction Interest Account" means the Construction Interest Account established pursuant to Section 4.1.

         "Contractor" means Siemens Westinghouse Power Corporation, a Delaware corporation.

         "Corporate Trust Office" means the designated corporate trust office of the Trustee at which at any particular time corporate trust business of the Trustee shall be administered, which at the date of this Indenture is [One State Street, New York, New York 10004], or such other office as may be designated by the Trustee to the Company.

         "CP Letter of Credit" means the letter of credit issued pursuant to the CP LOC Reimbursement Agreement as provided by the Company to the Power Purchaser in satisfaction of the requirements of Section 19.2 of the Power Purchase Agreement.

         "CP LOC Issuing Bank" means Dresdner Bank AG, New York Branch or any other financial institution providing the CP Letter of Credit pursuant to the CP LOC Reimbursement Agreement.

         "CP LOC Provider" means the Agent under the CP LOC Reimbursement Agreement acting for and on behalf of the Banks party thereto and the CP LOC Issuing Bank; provided, however, that references to the long-term debt rating of the CP LOC Provider shall be deemed to refer to the debt rating of the CP LOC Issuing Bank.

         "CP LOC Provider Claims" means all obligations of the Company, now or hereafter existing, to pay administrative fees, costs, expenses, liabilities or indemnities to the CP LOC Provider under the CP LOC Reimbursement Agreement.

         "CP LOC Reimbursement Agreement" means the Construction Period Letter of Credit and Reimbursement Agreement, by and among the CP LOC Provider, the Company and the banks named therein, pursuant to which the CP LOC Issuing Bank may issue the CP Letter of Credit.

         "Date Certain" means the final date by which the Facility must commence commercial operation pursuant to Section 2.1 of the Power Purchase Agreement.

         "Debt" means, in respect of any Person, Indebtedness.

         "Debt Service Reserve Account" has the meaning specified in the Collateral Agency Agreement.

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

         "Default" means an event or condition that, with the giving of notice or lapse of time, or both, would become an Event of Default.

         "Depositary Bank" has the meaning specified in the preamble to this Indenture.

         "DSR Letter of Credit" means a letter of credit provided by the Company in respect of all or a portion of the DSRA Required Balance.

         "DSR LOC Issuing Bank" means Dresdner Bank AG, New York Branch or any other financial institution providing the DSR Letter of Credit pursuant to the DSR LOC Reimbursement Agreement.

         "DSR LOC Provider" means the Agent under the DSR LOC Reimbursement Agreement acting for and on behalf of the Banks party thereto and the DSR LOC Issuing Bank; provided, however, that references to the long-term debt rating of the DSR LOC Provider shall be deemed to refer to the debt rating of the DSR LOC Issuing Bank.

         "DSR LOC Provider Claims" means all obligations of the Company, now or hereafter existing, to pay administrative fees, costs, expenses, liabilities or indemnities under the DSR LOC Reimbursement Agreement.

         "DSR LOC Reimbursement Agreement" means the Debt Service Reserve Letter of Credit and Reimbursement Agreement, by and among the DSR LOC Provider, the Company and the banks named therein, pursuant to which the DSR LOC Issuing Bank will issue the DSR Letter of Credit.

         "DSRA Required Balance" means an amount equal to the next succeeding two quarterly scheduled payments of principal and interest due on the Outstanding Bonds, plus if a DSR Letter of Credit is to be provided, six months of interest which would be payable to the DSR LOC Provider assuming there were DSR Loans outstanding in an amount equal to the maximum amount of such DSR Letter of Credit.

         "Effluent Supply Agreement" means the Effluent Supply Agreement, dated as of March 3, 1998, by and between the Company (as assignee of AES Ironwood) and City of Lebanon Authority.

         "Emergency Capital Expenditures" means capital expenditures required to be made to prevent or mitigate an emergency situation in respect of the Facility.

         "Eminent Domain Proceeds" means all amounts and proceeds actually received in respect of any Event of Eminent Domain.

         "Environmental Law" means any Governmental Requirement in effect from time to time governing or relating to (i) the environment, (ii) releases or threatened releases of Hazardous Materials including, without limitation, investigation, monitoring and abatement of such releases and (iii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials.

         "EPC Contract" means the Agreement for Engineering, Procurement and Construction Services, dated as of September 23, 1998, as amended, by and between the Company (as assignee of AES Ironwood) and the Contractor.

         "Equity Subscription Agreement" means the Equity Subscription Agreement, by and among AES Ironwood, the Company and the Collateral Agent, pursuant to which AES Ironwood shall agree to make certain equity contributions to the Company.

         "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" has the meaning specified in Section 9.1.

         "Event of Eminent Domain" means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of all or a material portion of the Facility by any Governmental Authority for more than one year unless such transfer or taking is the subject of a Good Faith Contest.

         "Event of Loss" means an event which causes all or a material portion of the Facility to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever including through a failure of title.

         "Facility" means the 705 megawatt (net) gas-fired combined cycle electric generating facility located in South Lebanon Township, Lebanon County, Pennsylvania, together with all machinery, equipment, improvements and other personal property and fixtures constituting such facility.

         "Facility Capacity" has the meaning specified in the Power Purchase Agreement.

         "Final Maturity Date" means the latest Stated Maturity of any of the Bonds.

         "Financing Documents" means the Indenture, the Bonds, the DSR LOC Reimbursement Agreement and any evidence of indebtedness thereunder entered into, the CP LOC Reimbursement Agreement and any evidence of indebtedness thereunder entered into, the Equity Subscription Agreement, the Collateral Agency Agreement and the Security Documents.

         "Financing Liabilities" has the meaning specified in the Collateral Agency Agreement.

         "Fiscal Year" means the period of time beginning on January 1 of each year and ending on December 31 of such year; provided, that the initial Fiscal Year shall commence on the Closing Date and shall end on December 31, 1999.

         "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

         "GDPIPD" means the Gross Domestic Product Implicit Price Deflator for a calendar year as published in the United States Department of Commerce, Bureau of Analysis publication entitled "Survey of Current Business". If the Gross Domestic Product Implicit Price Deflator ceases to exist or is no longer available, the Company, with the approval of the Independent Engineer (such approval not to be unreasonably withheld or delayed), shall designate a substitute index that is reasonably similar to the Gross Domestic Product Implicit Price Deflator.

         "Good Faith Contest" means the contest of an item if: (i) the item is diligently contested in good faith by appropriate proceedings timely instituted,
(ii) adequate reserves or bonding are established in accordance with GAAP with respect to the contested item and (iii) during the period of such contest, the enforcement of any contested item is effectively stayed.

         "Governmental Approval" means any authorization, consent, approval, concession privilege, waiver, exemption, variance, registration, filing, certification, permission, permit and license with or notice to any Governmental Authority.

         "Governmental Authority" means the federal government of the United States, any state of the United States or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity, instrumentality, agency, authority or commission.

         "Governmental Obligations" means any of the following which are noncallable and which at the time of investment are legal investments under the laws of the state for the funds proposed to be invested therein: (i) direct obligations of, or obligations the payment of principal of and interest on which are unconditionally guaranteed as to full and timely payment by, the United States; (ii) direct obligations of, or participation certificates guaranteed by, Federal National Mortgage Association, Government National Mortgage Association, or Federal Home Loan Mortgage Corporation so long as such entities shall be federally chartered or any other comparable federal agency hereafter created to the extent that such obligations or certificates are unconditionally guaranteed by the United States; or (iii) obligations of any state of the United States, any political subdivision thereof or any agency or instrumentality thereof, if such obligations are secured by direct obligations of, or obligations the principal and interest on which are fully or unconditionally guaranteed by, the United States, and the principal of and interest on which shall be sufficient to pay as due the principal of and interest on such obligations.

         "Governmental Requirement" means any Applicable Law or Governmental Approval applicable to the Company or the Facility.

         "Guaranteed Investment Contract" means an agreement with a Guaranteed Investment Contract Provider and providing for the investment of funds.

         "Guaranteed Investment Contract Provider" means a bank, insurance company or other financial institution whose senior unsecured debt obligations are rated at least "A" or the equivalent by Moody's or S&P.

         "Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs") and any other chemicals, materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances" or "toxic pollutants", or words of similar import, under Environmental Laws, including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.); the Hazardous Material Transportation Act, as amended (42 U.S.C. ss. 1801 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601); the Clean Air Act, as amended (42 U.S.C. ss. 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss. 1251 et seq.); or (ii) any other chemical, material, substance or waste declared to be hazardous or toxic by any Governmental Authority, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority.

         "Holder" means a Person whose name is registered in the Security Register.

         "Impositions" means all duties, taxes, assessments, dues, charges, fees, excises, levies, license and permit fees, impositions, water rates, sewer rents and other charges, ordinary or extraordinary, whether foreseen or unforeseen, of any kind whatsoever, (i) now or hereafter levied or assessed or imposed against or upon or in respect of the Mortgaged Property or (ii) which now is or may be levied or assessed against the Income (as defined in the Mortgage) by virtue of any present or future law, as well as all income taxes, assessments and other governmental charges levied and imposed by any Governmental Authority upon or against the Company in respect of the Mortgaged Property or any part thereof, to the extent the same is in lieu of or in substitution of the items described in clause (i). Impositions shall not include any taxes imposed on the net income, gross receipts or any franchise taxes of the Trustee or Collateral Agent, except as provided in this Indenture.

         "Indebtedness" of any Person means, at any date, without duplication,
(i) all obligations of such Person for borrowed money (including obligations with respect to letters of credit issued for the account of such Person), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding "deposit only" endorsements on checks payable to the order of such Person), (iii) all obligations of such Person to pay the deferred purchase price of property or services (excluding accounts payable and similar obligations arising in the ordinary course of business which are not more than 90 days past due), (iv) all obligations of such Person as lessee under capital leases to the extent required to be capitalized on the books of such Person in accordance with GAAP and the debt portion of any leveraged lease not required to be capitalized, (v) all obligations of other Persons of the type referred to in clauses (i) through (iv) of this definition guaranteed by such Person, whether or not secured by a Lien or other security interest on any asset of such Person and (vi) all Indebtedness of another Person secured by a Lien on any property owned by the first Person (whether or not such indebtedness has been assumed or guaranteed by such first Person).

         "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the provisions hereof.

         "Indenture Accounts" has the meaning specified in Section 4.1.

         "Indenture Collateral" has the meaning specified in Section 9.3.

         "Independent Engineer" means, initially, Stone & Webster Management Consultants, Inc., and thereafter any other engineering or consulting entity acting as independent engineer under the Financing Documents.

         "Independent Forecast" has the meaning specified in Section 6.3.

         "Independent Insurance Advisor" means, initially, AON Risk Services, Inc., or another nationally recognized insurance advisory firm appointed as insurance advisor by the Company.

         "Initial Purchasers" means Lehman Brothers Inc. (as Lead Manager), Morgan Stanley & Co. Incorporated (as Co-Manager) and Dresdner Kleinwort Benson North America LLC, the initial purchasers of the Bonds.

         "Institutional Accredited Investors" means "accredited investors" as such term is defined under the Securities Act, Rule 501(a)(1), (2), (3) or (7).

         "Interconnection Agreement" means the Generation Facility Transmission Interconnection Agreement, dated as of March 23, 1999, by and between the Company and Metropolitan Edison Company d/b/a GPU Energy.

         "Interest Payment Date" means each February 28, May 31, August 31 and November 30, commencing August 31, 1999.

         "Interest Payment Subaccount" means the Interest Payment Subaccount of the Bond Payment Account established pursuant to Section 4.1.

         "Investment Grade" means a rating in one of the four highest categories (without regard to subcategories within such rating categories) by S&P and Moody's (or an equivalent rating by another nationally recognized credit rating agency if none of such corporations is rating the subject debt instrument).

         "Lien" means any mortgage, pledge, security interest, hypothecation, collateral assignment, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

         "Maintenance Services Agreement" means the Maintenance Program Parts, Shop Repairs and Scheduled Outage TFA Services Contract, dated as of September 23, 1998, by and between the Company (as assignee of AES Ironwood) and the Contractor.

         "Major Maintenance Reserve Account" has the meaning specified in the Collateral Agency Agreement.

         "Make-Whole Premium" means an amount calculated as of the date (the "Determination Date") set for the redemption or repurchase of the Bonds of any series as follows:

                  (i) the average life of the remaining scheduled payments of principal in respect of Outstanding Bonds of such series (the "Remaining Average Life") shall be calculated as of the Determination Date;

                  (ii) the yield to maturity shall be calculated for the United States Treasury security having an average life equal to the Remaining Average Life of such series and trading in the secondary market at the price closest to the principal amount thereof (the "Primary Issue"); provided, however, that if no United States Treasury security has an average life equal to the Remaining Average Life of such series, the yields (the "Other Yields") for the two maturities of United States Treasury securities having average lives most closely corresponding to such Remaining Average Life and trading in the secondary market at the price closest to the principal amount thereof shall be calculated, and the yield to maturity for the Primary Issue shall be the yield interpolated or extrapolated from such Other Yields on a straightline basis, rounding in each of such relevant periods to the nearest month;

                  (iii) the discounted present value of the then remaining scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on the Determination Date) in respect of Outstanding Bonds of such series shall be calculated as of the Determination Date using a discount factor equal to the sum of (x) the yield to maturity for the Primary Issue, plus (y) 50 basis points;

                  (iv) the amount of Make-Whole Premium in respect of Bonds of such series to be redeemed or repurchased shall be an amount equal to
         (x) the discounted present value of such Bonds to be redeemed determined in accordance with clause (iii) above, minus (y) the unpaid principal amount of such Bonds; provided, however, that the Make-Whole Premium shall not be less than zero; and

                  (v) such calculation shall be made by an independent investment banking institution of national standing appointed by the Trustee.

         "Material Adverse Effect" means (i) a material adverse change, or an event or occurrence which would reasonably be expected to result in a material adverse change, in the financial condition, or results of operation, of the Company or operation of the Facility or (ii) any event or occurrence of whatever nature which would materially and adversely change (a) the Company's ability to perform its obligations under the Financing Documents or (b) the Senior Parties' security interests in the Collateral under the Security Documents.

         "Member" means a Person who holds an ownership interest in the Company, which for federal income tax purposes is treated as a partner.

         "Moody's" means Moody's Investors Service, Inc., a Delaware corporation.

         "Mortgage" means the Mortgage, by and between the Company and the Collateral Agent.

         "Mortgaged Property" has the meaning specified in the Mortgage.

         "Officer's Certificate" means a certificate delivered to the Trustee that has been signed by an Authorized Representative of the Company or an Authorized Representative of the board of directors of the Company.

         "Operating and Maintenance Costs" means all actual cash maintenance and operation costs to be incurred and paid for with respect to the Facility in any particular period to which such term is applicable, including franchise, sales, property and other similar taxes (but not taxes on or measured by net income), payments for the supply and transportation of fuels, insurance, consumables, payments under any lease, payments pursuant to the Project Contracts (including payments under the Operations Agreement, but excluding payments made under the EPC Contract and any payments under the Project Contracts that are expressly subordinated), repair and replacement costs for equipment included in the Facility, reasonable legal fees and expenses paid by the Company in connection with the management, maintenance or operation of the Facility, fees paid in connection with obtaining, transferring, maintaining or amending any Governmental Approvals, employee salaries, wages and other employment-related costs and reasonable general and administrative expenses, all fees, expenses and other payments due to and all indemnities and other arrangements providing for the payment of amounts to the lenders, arrangers, underwriters, Initial Purchasers, independent consultants, their agents, counsel and employees in connection with the Indebtedness of the Company (but excluding transaction costs associated with the offering and issuance of the Bonds), but exclusive in all cases of (i) non-cash charges, including depreciation or obsolescence charges or reserves therefor, amortization of intangibles or other bookkeeping entries of a similar nature, (ii) all interest charges, (iii) all commitment fees, underwriting fees and other similar fees due and payable in connection with Indebtedness of the Company, (iv) maintenance costs funded from amounts on deposit in the Major Maintenance Reserve Account and (v) solely for purposes of priority of payment, fees (but not costs) payable to the Operator, except to the extent that there are funds available in the Revenue Account to make all required payments and deposits specified in clauses first through sixth of
Section 3.10 of the Collateral Agency Agreement.

         "Operations Agreement" means the Development and Operations Services Agreement, by and between the Company and the Operator.

         "Operator" means AES Prescott, L.L.C., a Delaware limited liability company.

         "Opinion of Counsel" means a written opinion of counsel for any Person either expressly referred to herein or otherwise satisfactory to the Trustee which may include, without limitation, counsel for the Company, whether or not such counsel is an employee of any of such Person.

         "Optional Modifications" means all material modifications to the Facility that are not Required Modifications to the extent that the Company certifies and the Independent Engineer confirms, which confirmation may not be unreasonably withheld or delayed, that such modifications: (i) are not reasonably likely to result in a Material Adverse Effect, (ii) are technically feasible and (iii) are reasonably expected to improve the operation or reliability of the Facility.

         "Outstanding," when used with respect to Bonds, means, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except: (i) Bonds theretofore canceled by the Trustee or delivered to the Trustee for cancellation; (ii) Bonds or portions thereof deemed to have been paid within the meaning of Section 13.1; and (iii) Bonds that have been exchanged for other Bonds or Bonds in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture; provided, however, that in determining whether the Bondholders of the requisite principal amount of Outstanding Bonds have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Bondholders, Bonds owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to presence of a quorum, only Bonds that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

         "Paying Agent" means any Person acting as Paying Agent hereunder pursuant to Section 10.14(b).

         "Pennsy Agreements" means (i) the Agreement Relating to Real Estate, dated as of October 22, 1998, by and between the Company (as assignee of AES Ironwood) and Pennsy Supply, Inc. and (ii) the Easement and Right of Access Agreement, dated as of April 15, 1999, by and between the Company and Pennsy Supply, Inc.

         "Permitted Indebtedness" means, collectively: (i) the Bonds, (ii) indebtedness incurred under the DSR LOC Reimbursement Agreement or any CP LOC Reimbursement Agreement; (iii) letters of credit and other financial obligations arising under the Project Contracts; (iv) Affiliate Subordinated Debt; (v) purchase money obligations incurred to finance discrete items of equipment not comprising an integral part of the Project that extend only to the equipment being financed and that do not in the aggregate have annual debt service or lease obligations exceeding $5 million (escalated at GDPIPD); (vi) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (vii) obligations in respect of surety bonds or similar instruments in an aggregate amount not exceeding $5 million at any one time outstanding; (viii) any lines of credit for working capital purposes in the maximum amount of $5 million; (ix) Senior Debt used for an expansion of the Facility; provided, however, that such Senior Debt may not be issued unless (a) (1) the projected average Senior Debt Service Coverage Ratio (after giving effect to such Senior Debt) is at least 1.50 to 1.0 through the end of the PPA Term (taken as one period) and at least 2.50 to 1.0 during the Post-PPA Period (taken as one period) and (2) the projected minimum Senior Debt Service Coverage Ratio (after giving effect to such Senior Debt) is at least 1.30 to 1.0 through the end of the PPA Term and at least 2.15 to 1.0 during the Post-PPA Period; (b) the Company provides a Ratings Reaffirmation from each of the Rating Agencies; and (c) the Trustee does not, within sixty
(60) days of notice to holders of the Bonds setting forth a summary of the terms of such Senior Debt and a description of the facilities to be constructed with the proceeds of such Senior Debt, receive an instruction from Persons holding a majority in principal amount of the Bonds not to permit the issuance of such Senior Debt; and (x) Senior Debt or Subordinated Debt (from Persons who are not Affiliates of the Company) for Required Modifications and Optional Modifications; provided, however, that the Company may issue (a) Senior Debt on a parity basis with the Bonds only for Required Modifications and only if (1) the projected average Senior Debt Service Coverage Ratio (after giving effect to such Senior Debt) is at least 1.30 to 1.0 through the end of the PPA Term (taken as one period) and at least 2.0 to 1.0 in each year during the Post-PPA Period (taken as one period) or (2) the Company provides a Ratings Reaffirmation from each of the Ratings Agencies; (b) Subordinated Debt for Required Modifications only if (1)(A) the projected average Total Debt Service Coverage Ratio (after taking into account such Subordinated Debt) is at least 1.20 to 1.0 through the end of the PPA Term (taken as one period) and at least 1.65 to 1.0 during the Post-PPA Period (taken as one period) and (B) the projected minimum Total Debt Service Coverage Ratio (after giving effect to such Subordinated Debt) is at least 1.1 to 1.0 through the PPA Term and at least 1.35 to 1.0 during the Post-PPA Period, or (2) the Company provides a Ratings Reaffirmation from each of the Ratings Agencies; or (c) Subordinated Debt for Optional Modifications only if the Company provides a Ratings Reaffirmation from each of the Ratings Agencies. In the case of clauses (b) and (c) of the preceding proviso, the final maturity date of such Subordinated Debt shall not be earlier than the Final Maturity Date and the average life of such Subordinated Debt must be no shorter than the average remaining life of the Bonds.

         "Permitted Investments" means investments that are any of the following, which investments shall be made so as to mature or be subject to potential redemption not later than the date on which the proceeds of the same are expected to be required to pay Project Costs or Operating and Maintenance
Costs: (i) Governmental Obligations; (ii) interest-bearing deposit accounts (which may be represented by certificates of deposit) in national, state or foreign commercial banks whose outstanding long-term debt is rated at least A or the equivalent by S&P or Moody's; (iii) bankers' acceptances drawn on and accepted by any domestic or foreign commercial banks whose outstanding long-term debt is rated at least A or the equivalent by S&P or Moody's; (iv) direct obligations of, obligations guaranteed by, and any other obligations the interest on which is excluded from income for federal income tax purposes issued by, any state of the United States, the District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality of any of the foregoing, which are rated at least A or the equivalent by S&P or Moody's; (v) commercial paper issued by any corporation which is rated at least A1 or the equivalent by S&P or at least P1 or the equivalent by Moody's; (vi) instruments issued by an investment company rated at least A or the equivalent by S&P or Moody's having a portfolio consisting of at least 95% or more of the securities described in paragraphs (i) through (v) above;

(vii) repurchase agreements with banking institutions and securities dealers recognized as primary dealers by the Federal Reserve Bank of New York whose outstanding long-term and short-term debt is rated at least A or the equivalent by S&P or Moody's; (viii) Guaranteed Investment Contracts; (ix) funding agreements with primary dealers reasonably acceptable to the Trustee; and (x) other Investment Grade instruments or instruments issued or guaranteed by Investment Grade entities (including unsecured promissory notes) or permitted investments mutually agreed to by the Trustee and the Company. Each of the investments described in clauses (vii), (viii), (ix) and (x) above shall contain a provision for the unwinding of such investment within three (3) Business Days if the long-term or short-term debt rating of the bank, primary dealer or other financial institution, as the case may be, providing such investment falls below A or the equivalent by S&P or Moody's or such entity defaults on the payment of any of its obligations to or on behalf of the Company, unless such investment is collateralized with government obligations in an amount equal to at least one hundred two percent (102%) of the face amount of such investments or such rating is reinstated on or prior to such unwind date.

         "Permitted Liens" means, collectively, (i) Liens specifically created, required or permitted by the Financing Documents; (ii) Liens for taxes which are either not yet due, are due but payable without penalty or are the subject of a Good Faith Contest by the Company; (iii) any exceptions to title which are contained in the title insurance policy for the Site; (iv) such minor defects, easements, rights of way, restrictions, irregularities, encumbrances and clouds on title and statutory liens that do not materially impair the property affected thereby and that do not individually or in the aggregate materially impair the value of the security interests granted under the Security Documents; (v) deposits or pledges to secure statutory obligations or appeals; release of attachments, stay of execution or injunction; performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of business; (vi) Liens in connection with workmen's compensation, unemployment insurance or other social security or pension obligations; (vii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding if the same is the subject of a Good Faith Contest (excluding any attachment prior to judgment, judgment lien or attachment in aid of execution on a judgment); and (viii) mechanic's, workmen's, materialmen's, construction or other like Liens arising in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due or which are the subject of a Good Faith Contest.

         "Person" means any individual, sole proprietorship, corporation, partnership, joint venture, trust, unincorporated association, institution, Governmental Authority, limited liability company or any other entity, except under certain provisions of this Indenture, the Trustee is not a "Person".

         "PJM Market" means the control area recognized by the North American Electric Reliability Council as the "PJM Control Area".

         "Place of Payment," when used with respect to the Bonds of any series, means the office or agency maintained pursuant to Section 10.14(a) and such other place or places, if any, where the principal of, and premium, if any, and interest on the Bonds of such series are payable as specified in the Series Supplemental Indenture setting forth the terms of the Bonds of such series.

         "Pledge Agreement" means the Pledge and Security Agreement, by and among AES Ironwood, the Company and the Collateral Agent.

         "Post-PPA Period" means that period commencing six (6) months prior to the end of the PPA Term and ending on the Final Maturity Date.

         "Power Marketing Plan" means a marketing and procurement plan prepared by or on behalf of the Company which describes in reasonable detail the Company's plan to (i) procure gas to be burned at the Facility and (ii) sell electric power from the Facility without a Replacement Power Purchase Agreement.

         "Power Purchase Agreement" means the Amended and Restated Power Purchase Agreement, dated as of February 5, 1999, as amended, by and between the Company and the Power Purchaser.

         "Power Purchaser" means Williams Energy Marketing & Trading Company, a Delaware corporation.

         "PPA Guarantor" means The Williams Companies, Inc., a Delaware corporation.

         "PPA Term" means that period during which the Power Purchaser is obligated to purchase the Facility Capacity pursuant to the terms of the Power Purchase Agreement.

         "Predecessor Bonds" with respect to any particular Bond, means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond, for the purposes of this definition, any Bond authenticated and delivered under Section 2.9 in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

         "Prepayment Date" has the meaning specified in Section 7.2.

         "Principal Payment Date" means each February 28, May 31, August 31 and November 30, commencing February 28, 2002, on which principal payments are due to the Bondholders.

         "Principal Payment Subaccount" means the Principal Payment Subaccount of the Bond Payment Account established pursuant to Section 4.1.

         "Project Accounts" has the meaning specified in Section 3.1 of the Collateral Agency Agreement.

         "Project Contracts" means the Power Purchase Agreement, the Williams Guaranty, the EPC Contract, the Siemens Guaranty, the Operations Agreement, the Maintenance Services Agreement, the Interconnection Agreement, the Services Agreement the Effluent Supply Agreement, the Pennsy Agreements and each other material contract or agreement related to the development, construction, ownership, operation or maintenance of the Facility, including any agreement referred to in Section 6.12 with respect to spare parts, but excluding any Financing Document or Security Document not expressly referred to in this definition.

         "Project Costs" means all costs of developing, financing, constructing, testing and initial operation of the Facility, including but not limited to: (i) all amounts payable under the EPC Contract including any contractor bonuses, site acquisition and preparation costs, costs of acquisition and construction of fuel handling and processing equipment, any electric interconnection and transmission upgrade costs payable by the Company pursuant to the Power Purchase Agreement, all water interconnection costs payable by the Company and all gas interconnection costs payable by the Company; (ii) all development costs and fees, which shall be paid to, or as designated by, the Company on the Closing Date; (iii) all other Facility-related costs, including but not limited to fuel-related costs, fees and expenses payable pursuant to the Operations Agreement and expenses to complete the construction and financing of the Facility; (iv) startup and testing costs and initial working capital costs; (v) initial reserve fund requirements; (vi) fees and costs payable during construction with respect to any DSR Letter of Credit, CP Letter of Credit and any other letters of credit or security provided under any Project Contract;
(vii) legal and other transaction costs and financing-related fees; (viii) any other out-of-pocket expenses related to the financing; and (ix) interest on the Bonds.

         "Project Revenues" means, for any period, the Company's revenues or income received, including, without limitation: (i) except as otherwise specified in the Collateral Agency Agreement, interest and other income earned and credited on funds deposited in the Project Accounts; (ii) amounts paid by the Power Purchaser pursuant to the Power Purchase Agreement; (iii) the proceeds of the sale of any part of the Facility which is not prohibited under this Indenture; (iv) the proceeds of any insurance claims in respect of an event or occurrence concerning the Facility that is not an Event of Loss or an Event of Eminent Domain; and (v) all amounts received by the Company under the Williams Guaranty.

         "Projected Operating Results" means financial projections relating to revenues, expenses, and debt service coverage during the period the Bonds are scheduled to remain Outstanding and included in the final offering circular with respect to the Bonds.

         "Prudent Operating and Maintenance Practices" has the meaning specified in the Operations Agreement.

         "PUHCA" means the Public Utility Holding Company Act of 1935.

         "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" as such term is defined in Rule 144A.

         "Rating Agency" means each of Moody's and S&P; provided, that such rating agency maintains a rating on any Outstanding Bonds.

         "Ratings Reaffirmation" means a reaffirmation by each of the Rating Agencies of their then current credit ratings of any Outstanding Bonds, giving effect to any transactions giving rise to a request for such reaffirmation.

         "Redemption Date" has the meaning specified in Section 7.2.

         "Redemption Subaccount" means the Redemption Subaccount of the Bond Payment Account established pursuant to Section 4.1.

         "Regular Record Date" means, for the Stated Maturity of any Bond of a series, or for the Stated Maturity of any installment of principal thereof or payment of interest thereon, the first day of the month (whether or not a Business Day) in which such Stated Maturity occurs, or any other date specified for such purpose in the form of Bond of such series attached to the Series Supplemental Indenture relating to the Bonds of such series.

         "Replacement Power Purchase Agreement" means one or more power purchase agreements between the Company and one or more Persons, pursuant to which the Company sells, in aggregate, all or substantially all of the capacity and/or associated electric energy from the Facility to such Person or Persons at a commercially reasonable price for a term of not less than the remaining term of the Power Purchase Agreement.

         "Required Bondholders" means, at any time, the persons that at such time own a majority in aggregate principal amount of the Outstanding Bonds.

         "Required Capital Expenditures" means capital expenditures that are identified as required capital expenditures in the Annual Budget then in effect.

         "Required Modifications" means, collectively, those modifications reasonably necessary for the Facility to (i) remain in compliance with all material Applicable Laws and Governmental Approvals and (ii) maintain, at a minimum, the capacity production levels contemplated by the Projected Operating Results, in either case, as confirmed by the Independent Engineer.

         "Required Rating" means a rating of at least "A" by S&P and "A2" by Moody's.

         "Responsible Officer" when used with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee.

         "Restricted Payments" means, collectively, (i) distributions including payments of dividends to holders of ownership interests in the Company, (ii) payments of principal, interest or premium, if any, on, and any repurchase of, any Affiliate Subordinated Debt, (iii) prepayments or repurchases of any Subordinated Debt and (iv) the repurchase by the Company of any ownership interests in the Company.

         "Revenue Account" has the meaning specified in the Collateral Agency Agreement.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "S&P" means Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc.

         "Secured Obligations" has the meaning specified in the Collateral Agency Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Agreement" means the Security Agreement, by and between the Company and the Collateral Agent.

         "Security Documents" means, collectively, (i) the Mortgage, (ii) the Collateral Agency Agreement, (iii) the Security Agreement, (iv) this Indenture,
(v) the Consents to Assignment, (vi) the Pledge Agreement and (vii) the Assignment of Leases and Income.

         "Security Register" has the meaning specified in Section 2.8.

         "Security Registrar" means any Person acting as Security Registrar hereunder pursuant to Section 10.14.

         "Senior Debt" means, collectively, the Outstanding Bonds and any other Debt outstanding which ranks pari passu with the Bonds upon liquidation or foreclosure, including any amounts owed to a working capital provider, the DSR LOC Provider and the CP LOC Provider; provided, however, that no Debt of the Company shall rank senior to the Bonds.

         "Senior Debt Service" means, for any period, an amount calculated by the Company as equal to the aggregate of (i) all amounts payable by the Company during such period in respect of principal of, and interest and premium, if any, on, the Bonds, (ii) all amounts payable by the Company during such period to the provider of any other Senior Debt, including all fees, interest and other amounts payable under the DSR LOC Reimbursement Agreement or the CP LOC Reimbursement Agreement, and (iii) all amounts payable by the Company during such period as fees and other expenses (including any interest thereon) to any fiduciary acting in such capacity under any of the Security Documents.

         "Senior Debt Service Coverage Ratio" means for any period, the ratio of
(i) Cash Available for Debt Service for such period to (ii) the amount of Senior Debt Service due and payable for such period.

         "Senior Parties" has the meaning specified in the Collateral Agency Agreement.

         "Series Supplemental Indenture" means an indenture supplemental to this Indenture entered into by the Company and the Trustee for the purpose of establishing, in accordance with this Indenture, the title, form and terms of the Bonds of any series; "Series Supplemental Indentures" means each and every Series Supplemental Indenture.

         "Services Agreement" means the Services Agreement, by and between AES and the Operator.

         "Siemens Guaranty" means the Guaranty, dated as of September 23, 1998, by Siemens Corporation and in favor of the Company.

         "Sinking Fund" has the meaning specified in Section 8.2.

         "Sinking Fund Redemption Dates" has the meaning specified in Section
8.2.

         "Sinking Fund Requirements" has the meaning specified in Section 8.2.

         "Site" means the Facility site in South Lebanon Township, Lebanon County, Pennsylvania, as further described in the Mortgage.

         "Special Record Date" for the payment of any defaulted principal or interest means a date fixed by the Trustee pursuant to Section 2.10.

         "Stated Maturity," when used with respect to any Bond or any installment of principal thereof or payment of interest thereon, means the date specified in such Bond as the fixed date on which such Bond or such installment of principal or payment of interest is due and payable.

         "Subordinated Debt" means all Debt of the Company issued by a Subordinated Debt Provider pursuant to a Subordinated Loan Agreement and subordinated in right of payment to the Bonds in accordance with the terms of the Collateral Agency Agreement.

         "Subordinated Debt Provider" means any Person (other than an Affiliate of the Company) providing Subordinated Debt pursuant to a Subordinated Loan Agreement.

         "Subordinated Loan Agreement" means a binding agreement with a Subordinated Debt Provider providing nonrecourse debt financing to the Company for application toward the payment of Project Costs or Operating and Maintenance Costs on terms and conditions which meet the requirements of the Collateral Agency Agreement.

         "Term Expiration Date" has the meaning specified in Section 6.3(e).

         "Third-Party Engineer" has the meaning specified in the Collateral Agency Agreement.

         "Total Debt" means, collectively, (i) Senior Debt, (ii) Subordinated Debt and (iii) any other Debt permitted under this Indenture and incurred by the Company.

         "Total Debt Service" means, for any period, an amount calculated by the Company as equal to the aggregate of (i) all amounts payable by the Company during such period in respect of Senior Debt Service, (ii) all amounts payable by the Company during such period in respect of principal of, and interest on, and premium, if any, on Subordinated Debt and any other Debt permitted under this Indenture and incurred by the Company and (iii) all amounts payable by the Company during such period as fees and other expenses (including any interest thereon) to any fiduciary acting in such capacity with respect to any Debt referred to in clause (ii) of this definition.

         "Total Debt Service Coverage Ratio" means for any period, the ratio of
(i) Cash Available for Debt Service for such period to (ii) the amount of Total Debt Service due and payable for such period.

         "Transaction Documents" means the Project Contracts and the Financing Documents.

         "Trustee" has the meaning specified in the preamble of this Indenture until a successor Trustee shall have become Trustee pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" means such successor Trustee.

         "Trustee Claims" means all obligations of the Company, now or hereafter existing, to pay fees, costs, expenses (including fees and expenses of counsel), liabilities or indemnities to the Trustee under this Indenture.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York and any other jurisdiction the laws of which control the creation or perfection of security interests under the Security Documents.

         "United States" or "U.S." means the United States of America.

         "Williams Guaranty" means the Guaranty, dated as of February 5, 1999, by the PPA Guarantor in favor of the Company.

         "Year 2000 Problem" means any significant risk that computer hardware, software or equipment containing embedded microchips essential to the Company's business or operations will not, in the case of dates or periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of dates or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

         SECTION 1.2 Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate (upon which the Trustee may conclusively rely to take such requested action) stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel (upon which the Trustee may conclusively rely to take such requested action) stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 1.3 Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. The Trustee may conclusively presume that all matters required to take action have been covered by such certificates and opinions delivered at one time.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or has reason to believe that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

         Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 1.4 Acts of Bondholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by any Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of such Bondholders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of such Bondholders duly called and held in accordance with the provisions of Article XIV, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record, or both are delivered to the Trustee.

Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Bondholders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 10.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4. The record of any meeting of any Bondholders shall be proved in the manner provided in Section 14.6.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The principal amount and serial numbers of Bonds held by any Person, and the date or dates of holding the same, shall be proved by the Security Register, and the Trustee shall not be affected by notice to the contrary.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Bondholder shall bind such Bondholder of every Bond issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Bond.

         (e) Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Bonds for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of any Bondholder may be revoked with respect to any or all of such Bonds by written notice by such Bondholder or any subsequent Bondholder, proven in the manner in which such instrument was proven.

         (f) Bonds of any series authenticated and delivered after any Act of any Bondholder may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of such Bondholder. If the Company shall so determine, new Bonds of any series so modified as to conform, in the opinion of the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Bonds of such series.

         SECTION 1.5 Notices, etc. to Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of any Bondholder or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (a) the Trustee by any Bondholder, by the Company or by an Authorized Agent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with a Responsible Officer of the Trustee at its Corporate Trust Office, or

         (b) the Company by the Trustee, by any Bondholder or by an Authorized Agent shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company for such purpose.

         SECTION 1.6 Notices to Bondholders; Waiver.

         Where this Indenture provides for notice to the Bondholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Bondholder, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by any Bondholder shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to the Bondholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Bondholder shall affect the sufficiency of such notice with respect to other Bondholders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

         SECTION 1.7 Effect of Heading and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.8 Successors and Assigns.

         All covenants, agreements, representations and warranties in this Indenture by the Trustee and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

         SECTION 1.9 Severability.

         In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.10 Benefits of Indenture.

         Nothing in this Indenture or in the Bonds, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Bondholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 1.11 Governing Law.

         THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK EXCEPT THAT SUCH LAWS SHALL NOT APPLY WITH RESPECT TO (I) ANY COLLATERAL WHERE IT IS NECESSARY TO APPLY THE LAWS OF ANOTHER JURISDICTION TO PERFECT LIENS RELATING TO DEBT ISSUED HEREUNDER OR
(II) ENFORCEMENT OF REMEDIES UPON COLLATERAL LOCATED IN ANOTHER JURISDICTION OR
(III) ENVIRONMENTAL MATTERS GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

         SECTION 1.12 Legal Holidays.

         In any case where the Redemption Date, Prepayment Date or the Stated Maturity of any Bond or of any installment of principal thereof or payment of interest thereon, or any date on which any defaulted interest is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or such Bond) payment of interest and/or principal, and premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Redemption Date, Prepayment Date or at the Stated Maturity, or on the date on which the defaulted interest is proposed to be paid, and, except as provided in the Series Supplemental Indenture setting forth the terms of such Bond, if such payment is timely made, no interest shall accrue for the period from and after such Redemption Date, Prepayment Date or Stated Maturity, or date for the payment of defaulted interest, as the case may be, to the date of such payment.

         SECTION 1.13 Execution in Counterparts.

         This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE II

                                    THE BONDS

         SECTION 2.1 Form of Bond to Be Established by Series Supplemental
                     Indenture.

         The Bonds of each series shall be substantially in the form (not inconsistent with this Indenture, including Section 2.5 hereof) established in the Series Supplemental Indenture relating to the Bonds of such series.

         SECTION 2.2 Form of Trustee's Authentication.

         The Trustee's certificate of authentication on all Bonds shall be in substantially the following form:

         This Bond is one of the Bonds referred to in the within-mentioned Indenture.


                 [____________________________________________________________],
                                           as Trustee
                 By ____________________________________________________________
                     Authorized Officer

         SECTION 2.3 Amount Unlimited; Issuable in Series; Limitations on
                     Issuance.

         The aggregate principal amount of Bonds that may be authenticated and delivered under this Indenture is unlimited.

         The Bonds may be issued in one or more series. There shall be established in one or more Series Supplemental Indentures, prior to the issuance of Bonds of any series:

         (a) the title of the Bonds of such series (which shall distinguish the Bonds of such series from all other Bonds) and the form or forms of Bonds of such series;

         (b) any limit upon the aggregate principal amount of the Bonds of such series that may be authenticated and delivered under this Indenture (except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of such series pursuant to Section 2.7, 2.8, 2.9 or 7.6 and except for Bonds that, pursuant to Section 2.4 hereof, are deemed never to have been authenticated and delivered hereunder);

         (c) the date or dates on which the principal of the Bonds of such series is payable, the amounts of principal payable on such date or dates and the Regular Record Date for the determination of Bondholders to whom principal is payable; and the date or dates on or as of which the Bonds of such series shall be dated, if other than as provided in Section 2.13;

         (d) the rate or rates at which the Bonds of such series shall bear interest, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable (which such interest payment dates shall be the Interest Payment Dates specified herein if such securities are to enjoy the benefits of the Debt Service Reserve Account) and the Regular Record Date for the determination of Bondholders to whom interest is payable, and the basis of computation of interest, if other than as provided in Section 2.13(b);

         (e) if other than as provided in Section 10.14(a), the place or places where (i) the principal of, premium, if any, and interest on Bonds of such series shall be payable, (ii) Bonds of such series may be surrendered for registration of transfer or exchange and (iii) notices and demands to or upon the Company in respect of the Bonds of such series and this Indenture may be served;

         (f) the price or prices at which, the period or periods within which and the terms and conditions upon which Bonds of such series may be redeemed, in whole or in part, at the option of the Company;

         (g) the obligation, if any, of the Company to redeem, purchase or prepay Bonds of such series pursuant to any sinking fund or analogous provisions or at the option of a Bondholder thereof and the price or prices at which, the period or periods within which and the terms and conditions upon which Bonds of such series shall be redeemed, purchased or prepaid, in whole or in part, pursuant to such obligations;

         (h) if other than denominations of $100,000 and integral multiples of $1,000 in excess thereof, the denominations in which Bonds of such series shall be issuable;

         (i) any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture); and

         (j) any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the Bonds of such series.

         SECTION 2.4 Authentication and Delivery of Bonds.

         Subject to Section 2.3 and Section 6.17, at any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Bonds of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Bonds, and the Trustee shall thereupon authenticate and make available for delivery such Bonds in accordance with such Company Order, without any further action by the Company. No Bond shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Bond a certificate of authentication, in the form provided for herein, executed by the Trustee by the manual signature of an Authorized Officer, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder. In authenticating such Bonds and accepting the additional responsibilities under this Indenture in relation to such Bonds, the Trustee shall be entitled to receive, and (subject to Section 10.l(a)(ii)) shall be fully protected in relying upon:

         (a) an executed Series Supplemental Indenture with respect to the Bonds of such series;

         (b) an Officer's Certificate of the Company certifying (i) as to resolutions of the Company by or pursuant to which the terms of the Bonds of such series were established, (ii) that all conditions precedent under this Indenture to the Trustee's authentication and delivery of such Bonds have been complied with and (iii) as to the incumbency of the persons named in such certificate;

         (c) an Opinion of Counsel to the effect that (i) the form or forms and the terms of such Bonds have been established by a Series Supplemental Indenture as permitted by Sections 2.1 and 2.3 of this Indenture, and (ii) the Bonds of such series, when authenticated and made available for delivery by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, shall constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting the enforcement of creditors' rights and remedies generally and (B) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law); and

         (d) such other documents and evidence with respect to the Company as the Trustee may reasonably request.

         Notwithstanding the foregoing, if any Bond shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Bond to the Trustee for cancellation as provided in Section 2.12 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Bond has never been issued and sold by the Company, for all purposes of this Indenture such Bond shall be deemed never to have been authenticated and delivered hereunder and shall never have been or be entitled to the benefits hereof.

         SECTION 2.5 Form and Denominations.

         Except to the extent they are in book-entry form, the Bonds of each series shall be in registered form and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed, engraved, typewritten or photocopied thereon, as may be required to comply with the rules of any securities exchange (if any) upon which the Bonds are to be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the officers executing such Bonds, such determination by such officers to be evidenced by their signing the Bonds.

         The definitive Bonds shall be printed, lithographed, engraved, typewritten, photocopied or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange, all as determined by the officers executing such Bonds, as evidenced by their execution of such Bonds.

         All Bonds of any one series shall be substantially identical except as to denomination and except as may otherwise be provided herein or in the Series Supplemental Indenture setting forth the terms of the Bonds of such series.

         All Bonds in book-entry form shall comply with the requirements of the clearing corporation or clearing agency with whom the registered form of such Bond will be deposited and the Series Supplemental Indenture relating to such Bonds shall set forth such requirements.

         SECTION 2.6 Execution of Bonds.

         The Bonds shall be executed on behalf of the Company by the Chief Executive Officer, President, Chief Financial Officer, one of the Vice Presidents or the Corporate Secretaries of the managing Member of the Company, with or without its corporate seal reproduced thereon. The signature of any such officers on the Bonds may be manual or facsimile.

         Bonds bearing the manual or facsimile signatures of individuals who were at the time such signatures were affixed the proper officers of the Company shall bind the Company notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

         SECTION 2.7 Temporary Bonds.

         Pending the preparation of definitive Bonds of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Bonds of such series that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the definitive Bonds in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds.

         If temporary Bonds of any series are issued, the Company shall cause definitive Bonds of such series to be prepared without unreasonable delay. After the preparation of definitive Bonds of such series, the temporary Bonds of such series shall be exchangeable for definitive Bonds of such series upon surrender of the temporary Bonds of such series at the Corporate Trust Office of the Trustee or at the Place of Payment, without charge to the Bondholder. Upon surrender for cancellation of any one or more temporary Bonds of any series, the Company shall execute and the Trustee shall authenticate and make available for delivery, in exchange therefor, definitive Bonds of such series of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Bonds of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds of such series.

         SECTION 2.8 Registration, Transfer and Exchange.

         The Trustee shall cause to be kept at the Corporate Trust Office a register in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Bonds and for the registration of transfers and exchanges of Bonds. This register and, if there shall be more than one Security Registrar, the combined registers maintained by all such Security Registrars, are herein sometimes referred to as the "Security Register."

         Upon surrender for registration of transfer of any Bond of any series at the Corporate Trust Office, or at any office or agency maintained for such purpose pursuant to Section 10.14(a), the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Bonds of the same series, of authorized denominations and of like tenor and aggregate principal amount.

         At the option of the Bondholders, Bonds of any series may be exchanged for other Bonds of the same series, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Bonds to be exchanged at any office or agency maintained for such purpose pursuant to
Section 10.14(a). Whenever any Bonds are so surrendered for exchange, the Company shall execute, and the Trustee or a duly authorized authenticating agent shall authenticate and make available for delivery, the Bonds which the Bondholder making the exchange is entitled to receive.

         All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

         Every Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent, duly executed by the Bondholder or his attorney duly authorized in writing.

         No service charge shall be required of any Bondholders participating in any transfer or exchange of Bonds in respect of such transfer or exchange, but the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Bonds, other than exchanges pursuant to Section 2.7, 7.6 or 12.6 not involving any transfer.

         The Security Registrar shall not be required (i) to issue, register the transfer of or exchange any Bond of any series during a period (a) beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds of such series selected for redemption under Section 7.2 or
8.2 and ending at the close of business on the day of such mailing and (b) beginning on the Regular Record Date for the Stated Maturity of any installment of principal of or payment of interest on the Bonds of such series and ending on the Stated Maturity of such installment of principal or payment of interest, or
(ii) to issue, register the
transfer of or exchange any Bond so selected for redemption in whole or in part, except the unredeemed portion of any Bond selected for redemption in part.

         SECTION 2.9 Mutilated, Destroyed, Lost and Stolen Bonds.

         If (i) any mutilated Bond is surrendered to the Trustee or the Company, and the Security Registrar or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Company, the Security Registrar and the Trustee evidence to their satisfaction of the ownership and authenticity thereof, and such security or indemnity as may be required by them to save each of them harmless, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Bond of the same series and of like tenor and principal amount, bearing a number not then Outstanding.

         Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Bond has become or is about to become due and payable, the Company, upon satisfaction of the conditions set forth in clauses (i) and (ii) of the immediately preceding paragraph may, instead of issuing a new Bond, pay such Bond.

         Upon the issuance of any new Bond under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

         Every new Bond issued pursuant to this Section 2.9 in lieu of any destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the security and benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

         The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

         SECTION 2.10 Payment of Principal and Interest, Principal and Interest
                      Rights Preserved.

         Principal or interest on any Bond that is payable, and is punctually paid or duly provided for, at any Stated Maturity shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such principal or interest. Payment of principal of and interest on the Bonds of any series shall be made at the Corporate Trust Office of the Trustee or by check or in another manner or manners if so provided in the Series Supplemental Indenture creating the Bonds of such series.

         Any principal of or interest on any Bond of any series that is payable, but is not punctually paid or duly provided for, at any Stated Maturity of an installment of principal or payment of interest shall forthwith cease to be payable to the Bondholder on the relevant Regular

Record Date by virtue of having been such Bondholder to the extent that such defaulted principal or interest may be paid by the Company, at its election in each case, as provided in paragraph (a) or paragraph (b) below:

         (a) The Company may elect to make payment of all or any portion of such defaulted principal or interest to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) in respect of which principal or interest is in default are registered at the close of business on a Special Record Date for the payment of such defaulted principal or interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of defaulted principal or interest proposed to be paid on each Bond of such series and the date of the proposed payment, and concurrently there shall be deposited with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted principal or interest or there shall be made arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted principal or interest as provided in this paragraph. Thereupon the Trustee shall fix a Special Record Date for the payment of such defaulted principal or interest (together with other amounts payable with respect to such defaulted principal or interest) which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company and the Security Registrar of such Special Record Date and shall direct the Security Registrar to immediately provide notice of the proposed payment of such defaulted principal or interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Bondholder of a Bond of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such defaulted principal or interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted principal or interest shall be paid to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph (b).

         (b) The Company may make, or cause to be made, payment of any defaulted principal or interest (together with other amounts payable with respect to such defaulted interest) in any other lawful manner not inconsistent with the requirements of any securities exchange (if any) on which the Bonds in respect of which principal or interest is in default may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section 2.10, each Bond delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond, and each such Bond shall bear interest from whatever date shall be necessary so that neither gain nor loss in interest shall result from such registration of transfer, exchange or replacement.

         SECTION 2.11 Persons Deemed Owners.

         Subject to Section 2.10, the Person in whose name any Bond is registered shall be deemed to be the owner of such Bond for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, regardless of any notice to anyone to the contrary.

         SECTION 2.12 Cancellation.

         All Bonds surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation. The Company may at any time deliver to the Trustee for cancellation any Bonds previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly canceled by the Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Bonds held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless, by Company Request, the Company otherwise directs.

         SECTION 2.13 Dating of Bonds, Computation of Interest.

         (a) Except as otherwise provided in the Series Supplemental Indenture relating to the Bonds of a series, each Bond of such series shall be dated the date of its authentication.

         (b) Except as otherwise provided in the Series Supplemental Indenture relating to the Bonds of a series, interest on the Bonds of such series shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period shorter than a full month, on the basis of the actual number of days elapsed.

         SECTION 2.14 Source of Payments Limited; Rights and Liabilities of the
                      Company.

         Except as otherwise specifically provided in this Indenture, all payments of principal and premium, if any, and interest to be made in respect of the Bonds and this Indenture shall be made only from the payments from the Project Accounts and the Collateral and the income and proceeds thereof received by the Trustee. Each Bondholder, by its acceptance of a Bond, agrees that recourse shall be limited in accordance with Section 15.1.

         SECTION 2.15 Parity of Bonds.

         All Bonds of a series issued and Outstanding hereunder rank on a parity with each other Bond of the same series and with all Bonds of each other series and each Bond of a series shall be secured equally and ratably by this Indenture and the Security Documents with each other Bond of the same series and with all Bonds of each other series, without preference, priority or distinction of any one thereof over any other by reason of difference in time of issuance or otherwise, and each Bond of a series shall be entitled to the same benefits and security in this Indenture and the Security Documents as each other Bond of the same series and with all Bonds of each other series.

         SECTION 2.16 Allocation of Principal and Interest.

         Each payment of principal of and premium, if any, and interest on each Bond shall be applied, first, to the payment of accrued but unpaid interest on such Bond (as well as any interest on overdue principal or, to the extent permitted by applicable Applicable Law, overdue interest) to the date of such payment, second, to the payment of the principal amount of and premium, if any, on such Bond then due (including any overdue installment of principal) thereunder, and third, the balance, if any, to the payment of the principal amount of such Bond remaining unpaid.

         SECTION 2.17 Monies Unclaimed.

         Any monies paid by the Company to the Trustee for any payments with respect to the Bonds that remain unclaimed for two years will be repaid to the Company, and thereafter the Bondholder will look only to the Company for payments thereof as an unsecured creditor, and the Company shall not be liable to pay any taxes or other duties in connection with such payment; provided, however, that unless otherwise provided by Applicable Law, the right to receive payment of principal and interest on any Bond (whether at maturity, redemption or otherwise) will become void at the end of five (5) years from the date on which the right to receive payment arose (or such shorter period as may be prescribed by Applicable Law).

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Trustee as follows:

         SECTION 3.1 Organization, Power and Status of the Company.

         The Company is (i) a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and (ii) duly authorized to do business in each jurisdiction where the nature of its activities makes such qualification necessary. The Company has not engaged in any business or activity other than in connection with the development, acquisition, construction, ownership, operation and financing of the Facility as contemplated by the Transaction Documents to which the Company is a party. The Company has all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Facility.

         SECTION 3.2 Authorization, Enforceability, Execution and Delivery.

         (a) The Company has all necessary power and authority to execute, deliver and perform its obligations under the Transaction Documents executed on or prior to the date of original issuance of the Bonds hereunder and to which it is a party.

         (b) All action on the part of the Company that is required for the authorization, execution, delivery and performance of the Transaction Documents to which the Company is a party, in each case has been duly and effectively taken; and the execution, delivery and performance of the Transaction Documents does not require the approval or consent of any holder or trustee of any Debt or other obligations of the Company or of any contractual counterparty, which has not been obtained.

         (c) Each Transaction Document to which the Company is a party has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with the terms thereof, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors' rights and remedies generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         SECTION 3.3 No Conflicts; Applicable Laws and Contracts; No Default.

         (a) Neither the execution, delivery and performance of this Indenture and each other Transaction Document to which the Company is a party nor the consummation of any of the transactions contemplated hereby or thereby nor performance of or compliance with the terms and conditions hereof or thereof (i) contravenes any Applicable Law or Governmental Approval or order, writ or injunction of any court or other Governmental Authority applicable to the Company or any of the Collateral, (ii) constitutes a default under or results in the violation of the Company's certificate of formation or operating agreement or any other material contract to which the Company is a party or by which it or any of its assets is bound, or (iii) results in the creation or imposition of any Liens (other than Permitted Liens) on any of the Collateral, or results in the acceleration of any obligation, hereunder or under the Transaction Documents.

         (b) The Company and the Facility are in compliance with and not in default under any and all Governmental Approvals applicable to the Company or the Facility and all terms and provisions of all Transaction Documents to which the Company is a party, unless such noncompliance or such default could not reasonably be expected to result in a Material Adverse Effect.

         (c) The Company has not given or received any notice of default under any executed Transaction Document, and each executed Transaction Document, to the best of the Company's knowledge, is in full force and effect. The Company is not in default under any executed Transaction Document where such Default could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.4 Governmental Approvals.

         All Governmental Approvals which are required to be obtained as of the Closing Date in the name of the Company in connection with (i) the construction, operation and maintenance of the Facility and (ii) the execution of the Bonds and the execution, delivery and performance by the Company of the Transaction Documents have been duly obtained or made, were validly issued and are in full force and effect. All such Governmental Approvals are set forth in Part I of
Schedule 3.4. The Company is in compliance with all Government Approvals required to be obtained as of the Closing Date unless such noncompliance could not reasonably be expected to result in a Material Adverse Effect. The Company does not have any reason to believe that it will be unable to obtain the required Governmental Approvals that are not required to be obtained prior to the Closing Date, which Governmental Approvals are set forth in Part II of
Schedule 3.4, in the ordinary course of business and at such time or times and containing such terms as may be necessary to avoid any substantial delay in, or material impairment to, the consummation and performance of the transactions as contemplated by the Transaction Documents.

         SECTION 3.5 Litigation.

         There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or to the best of the Company's knowledge, threatened against the Company, any property or other assets or rights of the Company with respect to this Indenture, any other Transactions Documents or the Facility that, if determined adversely to the Company, could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.6 Collateral.

         The Company has, or has valid and enforceable rights to acquire, (i) good title to the interests in the Site, any other real property or fixtures and
(ii) good title or a valid leasehold rights to the tangible personal property, in each case, forming a part of the Collateral purported to be covered by the Security Documents subject only to Permitted Liens.

         SECTION 3.7 Taxes.

         The Company has filed, or caused to be filed, all tax and information returns that are required to have been filed by it in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable thereunder, to the extent the same have become due and payable, except to the extent there is a Good Faith Contest thereof by the Company.

         SECTION 3.8 Environmental Matters.

         The Company and the Site are in compliance with all applicable Environmental Laws affecting the Site or the Facility, the noncompliance with which could reasonably be expected to result in a Material Adverse Effect, and, to the Company's knowledge, there are no environmental conditions which could reasonably be expected to materially interfere with the construction or commercial operation of the Facility or adversely affect the Lien of the Collateral Agent thereon.

         SECTION 3.9 Compliance with Applicable Law.

         The Company and its officers, directors, employees, agents and all Affiliates acting on their behalf, are in compliance in all material respects with all Applicable Law, in respect of the conduct of the Company's business and the ownership of its property.

         SECTION 3.10 Security Documents.

         The provisions of the Security Documents are effective to create, in favor of the Trustee and the Collateral Agent, a legal, valid and enforceable Lien on all of the property, assets and revenues described therein to the extent a security interest may be created therein under Applicable Law and all necessary and appropriate recordings, registrations and filings have been made in all appropriate public offices, and all other necessary and appropriate action has been taken so that each such Security Document creates an effective Lien with respect to the property, assets and revenues covered thereby to the extent a security interest may be created therein under Applicable Law, prior and superior to all other Liens except for Permitted Liens, and all necessary and appropriate Governmental Approvals and consents to the creation, effectiveness, priority and enforcement of such Liens have been obtained from each of the parties to the Transaction Documents and the relevant Governmental Authorities.

         SECTION 3.11 Utility Regulation; EWG Status.

         (a) Neither the Company nor the Trustee shall, solely by reason of (i) the ownership, construction, operation and maintenance of the Facility by the Company, (ii) the issuance of the Bonds, or (iii) any other transaction contemplated by the Transaction Documents, be deemed by any Governmental Authority having jurisdiction to be subject to financial, organizational or rate regulation as an "electric utility", "electric corporation", "electrical company", "public utility", "public utility holding company" or any similar entity under any existing Applicable Law.

         (b) The Company is an "exempt wholesale generator" under Section 32(a) of PUHCA.

         SECTION 3.12 Investment Company Act.

         Upon issuance of the Bonds, the Company will not be subject to regulation as an "investment company" under the Investment Company Act of 1940.

         SECTION 3.13 ERISA and Employees.

         The Company does not sponsor, maintain, administer, contribute to, participate in, or have any obligation to contribute to or any liability under, any employee benefit plan within the meaning of Section 3(3) of ERISA nor since the date which is six (6) years immediately preceding the Closing Date has the Company established, sponsored, maintained, administered, contributed to, participated in, or had any obligation to contribute to or liability under, any such plan.

         SECTION 3.14 Subsidiaries.

         The Company has no subsidiaries.

         SECTION 3.15 Certificates.

         Any statements made by the Company in any certificates delivered by the Company under any of the Financing Documents shall constitute a representation and warranty by the Company made as of the date such certificate is delivered.

                                   ARTICLE IV

                                    ACCOUNTS

         SECTION 4.1 Establishment of Accounts.

         (a) The Trustee hereby confirms that it has established with the Depositary Bank at its office at the address listed in the preamble to this Indenture the following special, segregated accounts (the "Indenture Accounts"):

                  (i) Bond Proceeds Account;

                  (ii) Bond Payment Account; and

                  (iii) Construction Interest Account.

         (b) The Trustee hereby confirms that it has established with the Depositary Bank at its office at the address set forth in the preamble to this Indenture the following subaccounts to the Bond Payment Account:

                  (i) Interest Payment Subaccount;

                  (ii) Principal Payment Subaccount; and

                  (iii) Redemption Subaccount.

         All amounts from time to time held in each Indenture Account shall be held (x) in the name of the Trustee subject to the lien and security interest granted under this Indenture or certain of them as set forth herein and (y) in the custody of the Depositary Bank for and on behalf of the Trustee for the purposes and on the terms set forth in this Indenture.

         SECTION 4.2 Investment of Funds in the Indenture Accounts.

         (a) Amounts deposited in the Indenture Accounts (and each subaccount thereof) and each other account or fund created hereunder (unless expressly stated otherwise), at the written request and direction of the Company, shall be invested by the Trustee in Permitted Investments upon written instructions from the Company. Such investments shall mature in such amounts and not later than such times as may be necessary to provide funds when needed to make payments from such funds as provided in this Indenture. Net interest or gain received from such investments shall be applied as provided in this Indenture.

         (b) So long as an outstanding balance shall remain in the Indenture Accounts or any other account or fund created hereunder, the Trustee shall provide the Company with statements by the tenth (10th) Business Day of each month showing the amount of all receipts, the net investment income or gain received and collected, all disbursements and the amount then available as of the last Business Day of the prior calendar month in the Indenture Accounts (and each subaccount thereof) and each other account or fund created hereunder. The Depositary Bank agrees to provide the Trustee with such information as it may reasonably have available to it in order to permit the Trustee to provide such statements in accordance with the requirements of this Indenture.

         SECTION 4.3 Valuation and Sale of Investments.

         (a) Obligations purchased as an investment of funds in any Indenture Account or any other separate account or fund created under the provisions of this Indenture shall be deemed at all times to be a part of such account or fund and, unless otherwise specified herein, any profit realized from the liquidation of such investment shall be credited to such Indenture Account or such other separate account or fund created hereunder, and any loss resulting from the liquidation of such investment shall be charged to the respective Indenture Account or such other separate account or fund.

         (b) The Trustee shall determine the value of all investments in any of the Indenture Accounts as of the last Business Day of each month, with any deficit in any account balance to be funded from Project Revenues in accordance with this Section 4.3, and any investments valued in excess of the amounts required to be on deposit in an account shall be liquidated and the amount of such excess shall be deposited in the Bond Payment Account for application in accordance with Section 5.2.

         (c) In computing the amount of any funds in any Indenture Account, or other separate account or fund created under the provisions of this Indenture for any purpose provided in this Indenture, obligations purchased as an investment of funds therein shall be valued at the market value of such obligations, exclusive of accrued interest; provided, however, if there is no readily determinable market value for such obligations, the value of such obligations shall be determined with reference to the acquisition price of such obligations, plus accrued but unpaid interest.

         (d) The Depositary Bank agrees to provide the Trustee with such information as it may reasonably have available to it in order to permit the Trustee to make such determinations and transfers as may be required by this
Section 4.3.

         SECTION 4.4 Possession of Accounts; Liquidation.

         (a) Each of the Indenture Accounts shall at all times be in the exclusive possession of the Depositary Bank acting for and on behalf of the Trustee.

         (b) If an Event of Default shall have occurred and be continuing, the Trustee shall to the extent permitted by law promptly liquidate all amounts in the Indenture Accounts and all related investments and distribute all such monies so received in accordance with Section 9.11.

         SECTION 4.5 The Depositary Bank; Limited Company Rights.

         (a) The Depositary Bank.

                  (i) Establishment of Securities Accounts. The Depositary Bank hereby agrees and confirms that (A) the Depositary Bank has established the Indenture Accounts as set forth in Section 4.1, (B) each Indenture Account is and will be maintained as a "securities account" (within the meaning of Section 8-501 of the UCC), (C) the Trustee is the "entitlement holder" (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the "financial assets" (within the meaning of
         Section 8-102(a)(9) of the UCC) credited to the Indenture Accounts, (D) all property delivered to the Depositary Bank pursuant to the Transaction Documents or this Agreement will be held by the Depositary Bank and promptly credited to an Indenture Account by an appropriate entry in its records in accordance with this Agreement, (E) all "financial assets" (within the meaning of Section 8-102(a)(9) of the UCC) in registered form or payable to or to the order of and credited to any Indenture Account shall be registered in the name of, payable to or to the order of, or endorsed to, the Trustee or in blank, or credited to another securities account maintained in the name of the Trustee, and in no case will any financial asset credited to any Indenture Account be registered in the name of, payable to or to the order of, or endorsed to, the Company except to the extent the foregoing have been subsequently endorsed by the Company to the Depositary Bank or in blank and (F) the Depositary Bank shall not change the name or account number of any Indenture Account without the prior written consent of the Trustee.

                  (ii) Financial Assets Election. The Depositary Bank agrees that each item of property (excluding cash, but including any security, instrument or obligation, share, participation, interest or other property whatsoever) credited to any Indenture Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

                  (iii) Entitlement Orders. If at any time the Depositary Bank shall receive any "entitlement order" (within the meaning of Section 8-102(a)(8) of the UCC) or any other order from the Trustee acting in accordance with this Agreement directing the transfer or redemption of any financial asset relating to the Indenture Accounts, the Depositary Bank shall comply with such entitlement order or other order without further consent by the Company or any other Person. The parties hereto hereby agree that the Trustee shall have "control" (within the meaning of Section 8-106(d) of the UCC) of the Trustee's "security entitlement" (within the meaning of Section 8-102(a)(17) of the UCC) with respect to the financial assets credited to the Indenture Accounts and the Depositary Bank hereby disclaims any entitlement to claim "control" of such "security entitlement".

                  (iv) Subordination of Lien; Waiver of Set-off. If the Depositary Bank has or subsequently obtains by agreement, operation of law or otherwise a lien or security interest in any Indenture Account or any security entitlement credited thereto, the Depositary Bank agrees that such lien or security interest shall be subordinate to the lien and security interest of the Trustee. The financial assets standing to the credit of the Indenture Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Trustee in its capacity as such (except that the face amount of any checks which have been credited to any Indenture Account but are subsequently returned unpaid because of uncollected or insufficient funds).

                  (v) No Other Agreements. The Depositary Bank and the Company have not entered into any agreement with respect to the Indenture Accounts or any financial assets credited to any Indenture Account other than this Agreement and the other Security Documents. The Depositary Bank has not entered into any agreement with the Company or any other Person purporting to limit or condition the obligation of the Depositary Bank to comply with entitlement orders originated by the Trustee in accordance with this Section 4.5. In the event of any conflict between this Section 4.5 or any other Security Document or any other agreement now existing or hereafter entered into, the terms of this Section 4.5 shall prevail.

                  (vi) Notice of Adverse Claims. Except for the claims and interest of the Trustee and the Company in each of the Indenture Accounts, the Depositary Bank does not know of any claim to, or interest in, any Indenture Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Indenture Account or in any financial asset credited thereto, the Depositary Bank will promptly notify the Trustee and the Company thereof.

                  (vii) Rights and Powers of the Depositary Bank. The rights and powers granted by the Trustee to the Depositary Bank have been granted in order to perfect its lien and security interests in the Indenture Accounts, are powers coupled with an interest and will neither be affected by the bankruptcy of the Trustee nor the lapse of time.

                  (viii) Choice of Applicable Law. Both this Agreement and each Indenture Account (including all security entitlements relating thereto) shall be governed by the law of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, the "securities intermediary's jurisdiction" of the Depositary Bank with respect to the Indenture Accounts is the State of New York.

         (b) Limited Company Rights. The Company shall not have any rights against or to monies held in the Indenture Accounts, as third-party beneficiary or otherwise or any right to direct the Depositary Bank or the Trustee to apply or transfer monies in any Indenture Account, except the right to direct the investment of monies held in the Indenture Accounts as permitted by Section 4.2 of this Agreement. Except as expressly provided in this Agreement, in no event shall any amounts or Permitted Investments deposited in or credited to any Indenture Account be registered in the name of the Company, payable to the order of the Company or specially endorsed to the Company, except to the extent that the foregoing have been specially endorsed to the Trustee or in blank.

                                   ARTICLE V

          COLLECTION AND APPLICATION OF FUNDS IN THE INDENTURE ACCOUNTS

         SECTION 5.1 Bond Proceeds Account.

         The Trustee shall deposit the net proceeds of the issuance of the Bonds into the Bond Proceeds Account prior to transferring such proceeds to the Construction Interest Account in amounts specified by the Company on the Closing Date. Such transfer shall be accomplished pursuant to written instruction substantially in the form of Exhibit 5.1. After giving effect to such transfer, on the Closing Date the Trustee shall transfer all amounts remaining in the Bond Proceeds Account to the Collateral Agent for deposit in the Construction Account.

         SECTION 5.2 Bond Payment Account.

         The Trustee shall deposit (i) all funds held in the Bond Payment Account and all funds received by it for the payment of interest on the Bonds into the Interest Payment Subaccount for disbursement in accordance with Section 5.3(a) and (ii) all funds received by it for the payment of principal on the Bonds (including any funds transferred from the Redemption Subaccount pursuant to Section 5.3(c)) into the Principal Payment Subaccount for disbursement in accordance with Section 5.3(b).

         SECTION 5.3 Interest Payment Subaccount, Principal Payment Subaccount
                     and Redemption Subaccount.

         (a) The Trustee is hereby authorized and directed to disburse from the Interest Payment Subaccount, the amount required to pay interest on the Bonds when due (whether on an Interest Payment Date or upon call for redemption or by acceleration or otherwise).

         (b) The Trustee is hereby authorized and directed to disburse from the Principal Payment Subaccount, the amount required to pay principal on the Bonds when due (whether on a Principal Payment Date or upon call for redemption or by acceleration or otherwise).

         (c) The Trustee is hereby authorized and directed to disburse funds from the Redemption Subaccount (when amounts on deposit therein equal or exceed $5,000,000) for the redemption of Bonds in accordance with Section 7.3. The foregoing notwithstanding, the Trustee shall transfer funds remaining in the Redemption Subaccount for more than one (1) year and not applied to the redemption of Bonds pursuant to this Section and Section 7.3 to the Principal Payment Subaccount for application by the Trustee in accordance with Section 5.3(b).

         SECTION 5.4 Construction Interest Account.

         (a) The Trustee shall deposit all funds received by it for the payment of interest on the Bonds from and including the Closing Date to and through the Commercial Operation Date into the Construction Interest Account.

         (b) The Trustee is hereby authorized and directed to disburse from the Construction Interest Account the amount required to pay interest on the Bonds when due (whether on an Interest Payment Date or upon call for redemption or by acceleration or otherwise).

         (c) On the Commercial Operation Date and upon the Company's delivery to the Collateral Agent and the Trustee of the Commercial Operation Certificate specified in Section 3.9 of the Collateral Agency Agreement, the Trustee shall transfer all monies remaining in the Construction Interest Account to the Bond Payment Account for deposit in the Interest Payment Subaccount.

         (d) If on any date prior to an Interest Payment Date there are insufficient funds to pay interest due on such Interest Payment Date, the Trustee shall give written notice to the Collateral Agent to such effect and requesting the transfer of funds in an amount sufficient to pay such interest coming due.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.1 Payment of Principal, Premium, if any, and Interest.

         The Company shall duly and punctually pay, or cause to be paid, the principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Bonds of each series in accordance with their terms and the terms of this Indenture and of the related Series Supplemental Indenture.

         SECTION 6.2 Insurance.

         (a) The Company shall maintain or cause to be maintained insurance coverages meeting the requirements of Schedule 6.2. If at any time any of the required insurance shall no longer be available on commercially reasonable terms (as confirmed by the Independent Insurance Advisor), the Company shall procure substitute insurance coverage reasonably satisfactory to the Independent Insurance Advisor that is the most equivalent to the required coverage and that is available on commercially reasonable terms.

         (b) The Company shall obtain title insurance in an amount equal to the principal amount of the Senior Debt.

         (c) Within 30 days after any officer of the Company obtains knowledge of any occurrence which has or might reasonably be expected to result in any:
(i) premium increase in excess of 10% over the applicable cost for any such insurance coverages; or (ii) any cancellation, reduction, non-renewal or material alteration of any such required insurance a report describing such occurrences and the potential insurance-related impact thereof.

         SECTION 6.3 Reporting Requirements.

         The Company shall furnish to the Senior Parties:

         (a) as soon as practicable and in any event within 60 days after the end of the first, second and third quarterly accounting periods of each fiscal year of the Company (commencing with the quarter ending September 30, 1999), an unaudited balance sheet of the Company as of the last day of such quarterly period and the related statements of income and cash flows, and reports of all dividends and other distributions paid to owners during such quarterly period prepared in accordance with GAAP and (in the case of second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year and accompanied by a written statement of an Authorized Representative of the Company to the effect that such financial statements fairly represent the Company's financial condition and results of operations at and as of their respective dates;

         (b) as soon as practicable and in any event within one hundred-twenty
(120) days after the end of each fiscal year of the Company (commencing with the fiscal year ended December 31, 1999), a balance sheet of the Company as of the end of such year and the related statements of income and cash flow during such year setting forth in each case in comparative form corresponding figures from the preceding fiscal year, accompanied by an audit report thereon of a firm of independent public accountants of recognized national standing;

         (c) at the time of the delivery of the financial statements provided for in clause (a) and (b) above, an Officer's Certificate to the effect that, to the best of such officer's knowledge, (i) the Company is in compliance with all of its material obligations under the terms of the Transaction Documents the non-performance of which has resulted or could reasonably be expected to result in a Material Adverse Effect and (ii) to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and what action the Company is taking or proposes to take in response thereto; and

         (d) each of the following items:

                  (i) promptly after the Company obtains actual knowledge of the occurrence thereof, written notice of the occurrence of any event or condition which constitutes an Event of Default and an Officer's Certificate of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (ii) promptly after the Company obtains actual knowledge of any proceeding, legislation or proposal by any Governmental Authority to acquire compulsorily the Company, all or any portion of the Collateral or a material part of the Company's business or assets or the occurrence thereof, written notice of the occurrence of any Event of Eminent Domain or any event that has caused or could cause the Company to incur a casualty or loss exceeding $100,000 or any Event of Loss and an Officer's Certificate of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (iii) until the occurrence of the Commercial Operation Date, within forty-five (45) days after the end of each fiscal quarter of the Company (commencing with its quarter ending September 30, 1999), a quarterly construction report describing the progress of the Facility's construction and expenditure of funds, including any material problems encountered during the engineering, procurement and construction; provided, that, if any events, conditions or circumstances occur or exist which affect the matters covered in the construction report, which has had or would reasonably be expected to have a Material Adverse Effect, and until the effects of any such events, conditions or circumstances are cured, the Company shall, if requested to do so by any Senior Party, deliver prompt information with respect to such events, conditions or circumstances on a monthly basis;

                  (iv) any litigation, arbitration or governmental proceeding pending or threatened against the Company or any substantial dispute with any Governmental Authority or any party to any Transaction Document (x) involving a claim or claims in excess of $250,000 individually or $1,000,000 in the aggregate or (y) which could reasonably be expected to have a Material Adverse Effect;

                  (v) any material notice or correspondence received or initiated by the Company, other than notices or correspondence received or initiated in the ordinary course of business, relating to a Transaction Document, Governmental Approval or other license or authorization necessary for the performance by the Company of its obligations under the Transaction Documents;

                  (vi) promptly after the Company obtains actual knowledge of any one or more events, conditions or circumstances which has had or could reasonably be expected to have (i) a Material Adverse Effect or
         (ii) that permits, or, with the passage of time would, excuse performance by the Company or Contractor on account of (x) a Force Majeure condition as defined in and under the PPA or (y) a Force Majeure Event as defined in and under the EPC Contract; and

                  (vii) promptly after the Company's receipt thereof, a copy of any management letter or other similar communication received by the Company from its Auditors in relation to the Company's financial, accounting and other systems, management or accounts.

         (e) The Company shall furnish or cause to be furnished to the Senior Parties no later than six (6) months prior to the expiration of the term of the Power Purchase Agreement (the "Term Expiration Date"), a report (an "Independent Forecast") prepared by an independent consultant which sets forth projections of
(A) electricity prices for the PJM market (or if such market no longer exists at such time, any successor market or substitute market as determined in good faith by the Company which approximates, to the extent practicable, such region) and
(B) gas prices on a delivered basis to the Facility, in each case on at least an annual basis through the Final Maturity Date; provided, that in the event (i) the Company enters into a Replacement Power Purchase Agreement that is effective as of the Term Expiration Date and extends to at least the Final Maturity Date,
(ii) the projected Senior Debt Service Coverage Ratio through the Final Maturity Date, based on the provisions of such Replacement Power Purchase Agreement, shall be greater than 2.0 to 1 and (iii) the senior unsecured long-term debt of such power purchaser(s) under such agreement(s) is rated at least Investment Grade, then the Company shall not be required to provide the forecast referenced in this Section 6.3(e).

         (f) Upon the request of any Bondholder (or the Trustee on behalf of a holder of a beneficial interest in the Bonds), the Company shall furnish such information as is specified in paragraph (d)(4) of Rule 144A to such Bondholder (and holders of beneficial interests in the Bonds), to a prospective purchaser of the Bonds (and prospective purchasers of beneficial interests in the Bonds) who is a Qualified Institutional Buyer or Institutional Accredited Investor or to the Trustee for delivery to such Bondholder or prospective purchaser of the Bonds, as the case may be, unless, at the time of such request, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act.

         (g) The information to be provided to the Senior Parties pursuant to Sections 6.3(a), (b), (c) and (d) above shall also be provided by the Trustee to
(i) the Bondholders and (ii) the holders of beneficial interests in the Bonds or prospective purchasers of the Bonds or beneficial interests in the Bonds upon written request to the Trustee (which may be a single continuing request). The Company shall furnish the Trustee, upon its request, with sufficient copies of all such information to accommodate the requests of the holders of beneficial interests in the Bonds and shall pay all reasonable costs and expenses of the Trustee incurred with respect to such request.

         (h) The information specified in Sections 6.3(a), (b), (c), (d) and (e) above shall be provided by the Company to each Rating Agency concurrently with its delivery to the Senior Parties.

         SECTION 6.4 Maintenance of Existence, Liens and Governmental Approvals.

         The Company shall at all times:

         (a) preserve and maintain in full force and effect (i) its existence as a limited liability company and its good standing under the laws of the State of Delaware and (ii) its qualification to do business in each other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary;

         (b) obtain and maintain in full force and effect all Governmental Approvals (including, without limitation, maintaining compliance with Environmental Laws) and other consents and approvals required at any time in connection with the construction, maintenance, ownership or operation of the Facility;

         (c) preserve and maintain good and marketable title to its properties and assets (subject to no Liens other than Permitted Liens); and

         (d) preserve and maintain the Liens of the Senior Parties on the Collateral.

         SECTION 6.5 Nature of Business.

         The Company shall not engage in any business other than the development, financing, construction, operation and maintenance of the Facility as contemplated by the Project Contracts.

         SECTION 6.6 Operating and Maintenance.

         The Company shall, or shall cause the Operator to, use, maintain and operate the Facility and the Site in compliance with generally accepted Prudent Operating and Maintenance Practices and the material provisions of all relevant Project Contracts.

         SECTION 6.7 Compliance with Applicable Laws.

         The Company shall comply with, and shall ensure that the Facility is constructed and operated in compliance with, and shall make such alterations to the Facility and the Site as may be required for compliance with, all Applicable Laws, Environmental Laws and Governmental Approvals, except where noncompliance would not reasonably be expected to result in a Material Adverse Effect.

         SECTION 6.8 Prohibition on Change in Control.

         The Company shall not engage in, or suffer to occur, any Change in Control.

         SECTION 6.9 Project Contracts; Williams Guaranty; Operation of the
                     Facility.

         (a) The Company shall (i) perform and observe in all material respects its covenants and agreements contained in any of the Project Contracts, (ii) enforce, defend and protect all of its rights contained in any of the Project Contracts and (iii) take all reasonable and necessary actions to prevent the termination or cancellation of any of the Project Contracts, except in case of
(i) and (ii) above, where such non-performance could not reasonably be expected to have a Material Adverse Effect.

         (b) The Company (i) shall fully enforce its rights under the Williams Guaranty and the Power Purchase Agreement with respect to substitute security under the circumstances provided for therein and (ii) shall not, without the consent of Bondholders holding a majority in outstanding principal amount of the Bonds, make a demand for or take any legal action under the Williams Guaranty if, as a result of payments made pursuant to such demand or legal action by the Company, the aggregate amount available under the Williams Guaranty would be less than or equal to the principal amount of the then outstanding Senior Debt, including without limitation, the undrawn portions of the maximum amounts of any DSR Letter of Credit or CP Letter of Credit. The Company shall (i) upon any payment event of default or other event of default under the Power Purchase Agreement, exercise its rights to terminate the Power Purchase Agreement in accordance with its terms, (ii) in the event of any termination of the Power Purchase Agreement, fully enforce its rights under the Williams Guaranty and
(iii) use any amounts obtained under the Williams Guaranty to redeem the Bonds in accordance with the Indenture and to pay principal and interest on the Company's other Senior Debt in accordance with the Financing Documents and in each case in accordance with the terms of the Collateral Agency Agreement.

         (c) The Company shall (i) exercise all of its rights under the Operations Agreement to terminate such agreement if (a) a bankruptcy event in respect of the Operator has occurred and is continuing and (b) the Operator has failed to perform any material obligation under the Operations Agreement, and
(ii) exercise its rights under the Operations Agreement to cause the Operator to terminate the Services Agreement pursuant to the terms of such agreement if (a) a bankruptcy event in respect of AES has occurred and is continuing and (b) AES has failed to perform any material obligation under the Services Agreement.

         SECTION 6.10 Transactions with Affiliates.

         The Company shall not enter into any transaction or agreement, with any Affiliate of the Company (each, an "Affiliate Transaction") other than (i) the Operations Agreement and the Equity Subscription Agreement (and any Affiliate Subordinated Loan Agreement referenced therein) and (ii) transactions in the ordinary course of business on fair and reasonable terms no less favorable to the Company than the Company would obtain in an arm's length transaction with a Person that is not an Affiliate of the Company.

         SECTION 6.11 Amendments to Project Contracts.

         The Company shall not terminate, amend or modify (other than pursuant to Sections 6.9(b) and 6.9(c) and other than immaterial amendments or modifications as certified by the

Company) any of the Project Contracts to which it is a party, or consent to any assignment by another party thereto, unless the Company certifies to the Senior Parties that (i) such termination, amendment, modification or assignment is not reasonably expected to result in a Material Adverse Effect and such termination, amendment, modification or assignment is not reasonably expected to materially increase the likelihood of the occurrence of a future Material Adverse Effect and (ii) the Independent Engineer does not within ten (10) Business Days of receipt of such certificate disagree in writing to the certification provided pursuant to clause (i); provided, however, that the Company shall not (a) amend or modify the Power Purchase Agreement, unless in addition to the requirements of clauses (i) and (ii) above, the Company certifies that such amendment or modification would not cause the Company's net operating revenues to decrease by more than five (5) percent and such certification is confirmed by the Independent Engineer, (b) subject to Section 6.9(b), terminate the Power Purchase Agreement or consent to any release of, assignment by or change in the identity of the Power Purchaser, unless (1) within ninety (90) days of such termination or consent resulting from an event of default by the Power Purchaser under the Power Purchase Agreement, or prior to any such termination or consent or for any other reason, the Company (A) enters into a Replacement Power Purchase Agreement or (B) provides the Senior Parties and each of the Ratings Agencies with a Power Marketing Plan and (2) the Company provides to the Trustee and the Collateral Agent a Ratings Reaffirmation from each Rating Agency within such ninety (90)-day period or prior to such termination or consent, as the case may be, or (c) release or modify in any way the Williams Guaranty unless the Company obtains substitute security therefor pursuant to Section 19.3 of the Power Purchase Agreement.

         SECTION 6.12 Prohibition on Fundamental Changes and Disposition of
                      Assets.

         The Company shall not enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate or dissolve itself (or suffer any liquidation or dissolution), except as permitted herein. The Company shall not amend its governing instruments except where such amendment could not reasonably be expected to result in a Material Adverse Effect. The Company shall not purchase or otherwise acquire all or substantially all of the assets of any other Person; provided, that the Company may maintain ownership interests in subsidiaries if such subsidiaries are involved in operation, maintenance or fuel supply for the Facility. In addition, except as contemplated by the Project Contracts or permitted pursuant to this Indenture, or as authorized by the first and second provisos below, the Company shall not sell, lease (as lessor) or transfer (as transferor) any property or assets material to the operation of the Facility except in the ordinary course of business to the extent that such property is worn out or is no longer useful or necessary in connection with the operation of the Facility; provided, however, that the Company shall not sell, lease or transfer any of such property or assets without the written approval of the Collateral Agent if the aggregate fair market value of all sales, leases and transfers in the current Fiscal Year exceeds $5 million escalated at the GDPIPD; provided, further, that the Company may loan useful spare parts to other electric power generating facilities owned by an Affiliate of the Company without prior approval of the Trustee or the Collateral Agent on the conditions that, with respect to any spare part whose value is in excess of $50,000 (i) at the time of the loan the recipient of the spare part enters into an enforceable obligation to replace the spare part in kind, or to pay an amount equal to the replacement value of the spare part to the Company, within thirty (30) days of the Company's demand for the same, and (ii) the Company certifies to the Collateral Agent that the spare part is not reasonably expected to be required for a planned outage or for scheduled maintenance of the Facility prior to being replaced, and such certificate is confirmed by the Independent Engineer.

         SECTION 6.13 Annual Budget.

         Not less than thirty (30) days prior to (i) the anticipated Commercial Operation Date, and thereafter (ii) the commencement of each Fiscal Year, the Company shall provide to the Senior Parties and the Rating Agencies an Annual Budget. The first Annual Budget shall cover the period from the Commercial Operation Date through the end of the Fiscal Year in which the Commercial Operation Date occurs, and if such period consists of less than six months, for the immediately succeeding Fiscal Year. Each Annual Budget shall specify the estimated sales of capacity and energy pursuant to the Power Purchase Agreement and any Replacement Power Purchase Agreement and all other sales of capacity and energy, the estimated rates and revenues for each category of such sales, all Operating and Maintenance Costs, a manpower forecast, a periodic inspection, maintenance and repair schedule, a description of all Required Capital Expenditures and the underlying operating assumption and implementation plans for the Fiscal Year covered by such Annual Budget. The Company shall operate and maintain the Facility, or cause the Facility to be operated and maintained, in accordance with the Annual Budget other than deviations resulting from operating requirements under the Project Contracts or Prudent Operating and Maintenance Practices.

         SECTION 6.14 Insurance Report.

         Within thirty (30) days after the end of each Fiscal Year, the Company shall submit to the Senior Parties and each Rating Agency that currently is rating any of the Outstanding Bonds a certificate (i) listing all insurance being carried by, or on behalf of, the Company pursuant to this Indenture and
(ii) certifying that all insurance policies required to be maintained pursuant to the Project Contracts and this Indenture are in full force and effect and all premiums therefor have been fully paid.

         SECTION 6.15 Liens.

         The Company shall not create or suffer to exist or permit any Lien upon or with respect to any of its properties, other than Permitted Liens.

         SECTION 6.16 Inspection.

         The Senior Parties shall have the right, upon reasonable advance written notice to the Company, to inspect the Facility and the Site from time to time; provided that the Company shall have the right to specify reasonable dates and times for any such inspection in order to avoid any material interference with operation of the Facility.

         SECTION 6.17 Limitations on Additional Indebtedness.

         The Company shall not create or incur or suffer to exist any Debt or lease obligations except for Permitted Indebtedness.

         SECTION 6.18 Restricted Payments.

         The Company shall not make any Restricted Payments unless the Distribution Conditions set forth in Section 3.14 of the Collateral Agency Agreement have been satisfied.

         SECTION 6.19 Construction of the Facility.

         The Company shall cause the construction of the Facility to be prosecuted and completed with diligence and continuity (except for interruptions provided for in the EPC Contract or due to events of force majeure, which events of force majeure the Company shall use its best efforts to mitigate), in a good and workmanlike manner and in accordance with sound, generally accepted building and engineering practices, all material applicable Governmental Requirements and the EPC Contract. The Company shall at all times cause a complete set of the current and (when available) as-built plans (and all supplements thereto) relating to the Facility to be maintained on the Site or the Contractor's offices and available for inspection by the Independent Engineer.

         SECTION 6.20 Contractor Performance Tests; Final Acceptance.

         (a) The Independent Engineer shall have the right to witness and verify the performance tests required by the EPC Contract.

         (b) The Company shall not, without the prior written consent of the Independent Engineer, either (i) grant the Final Acceptance Certificate to the Contractor pursuant to Section 6.5.1.2 of the EPC Contract or (ii) elect to effect Final Acceptance pursuant to Section 6.5.2 of the EPC Contract.

         SECTION 6.21 Change Orders.

         The Company shall not initiate or approve any change order under the EPC Contract unless (i) such change order is technically feasible, (ii) such change order is not reasonably expected to materially and adversely affect the operation or reliability of the Facility, (iii) the implementation of such change order is not reasonably expected to cause the Commercial Operation Date to occur after the Date Certain and (iv) adequate funds are available to the Company to fund such change orders and all other Project Costs through the Commercial Operation Date, and in the event that such change order individually exceeds $5,000,000 or when aggregated with all other change orders exceeds $10,000,000, unless the Company certifies in writing to the Collateral Agent as to clauses (i) - (iv) above and such certification is confirmed by the Independent Engineer.

         SECTION 6.22 Casualty Proceeds; Eminent Domain Proceeds.

         The Company shall cause all Casualty Proceeds and Eminent Domain Proceeds to be deposited in the Restoration Account under the Collateral Agency Agreement.

         SECTION 6.23 Payment of Taxes and Impositions.

         (a) Subject to the terms of Section 6.23(c), the Company will pay or cause to be paid, before any fine, interest or penalty is imposed thereon, all Impositions and, upon the request of the Collateral Agent, will deliver to the Collateral Agent photocopies of receipts, cancelled checks and other evidence reasonably satisfactory to the Collateral Agent evidencing such payment. Notwithstanding the foregoing, if pursuant to any Applicable Law, any Impositions may at the option of the Company be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), the Company shall have the right, provided that no Event of Default shall then exist, to exercise such option and to pay or cause to be paid such Impositions and any accrued interest thereon in installments as they fall due and before any fine, penalty, further interest or cost may be added thereto.

         (b) The Company will pay all taxes and other governmental charges (including without limitation, stamp taxes) assessed by any Governmental Authorities and imposed on the Collateral Agent, its successors or assignees, by reason of the Collateral Agent's ownership of the Mortgage or the other Security Documents or payable by either the Company or the Collateral Agent upon any modification, amendment, extension and/or consolidation thereof. The Company will also pay any tax imposed directly or indirectly on the Mortgage in lieu of a tax on the Mortgaged Property or any part thereof, whether by reason of (i) the passage after the date of the Mortgage of any law of the Commonwealth of Pennsylvania deducting from the value of real property for the purposes of taxation any lien thereon, (ii) any change in the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes, (iii) a change in the means of collection of any such tax, or (iv) any tax, now or hereafter assessed against the Mortgage or assessed against, or withheld from, any payments made by the Company hereunder. Within a reasonable time after payment of any such tax or governmental charge, the Company will deliver to the Trustee and the Collateral Agent satisfactory proof of payment thereof.

         (c) The Company will not claim or demand or be entitled to any credit or credits for the payment of any Impositions, and no deduction shall otherwise be made or claimed from the taxable value of the Mortgaged Property, or any part thereof, by reason of the Mortgage.

         SECTION 6.24 Preservation of Lien of Mortgage.

         The Company will (i) preserve its right, title and interest in and to the Mortgaged Property and will warrant and defend the same against and all claims and demands whatsoever, (ii) continue to have full power and lawful authority to encumber and convey the Mortgaged Property as provided in the Mortgage, and (iii) maintain and preserve the priority of the lien of the Mortgage until all of the obligations under the Financing Documents are paid and performed in full.

         SECTION 6.25 Year 2000.

         The Company shall take all actions reasonably necessary to assure that its computer-based and other systems are to process effectively data without experiencing any Year 2000 Problem that could cause a Material Adverse Effect, and shall at the request of any Senior Party provide information reasonably satisfactory to such Senior Party as to its capability to process data without experiencing a Year 2000 Problem that could cause such a Material Adverse Effect.

                                  ARTICLE VII

                       REDEMPTION AND PREPAYMENT OF BONDS

         SECTION 7.1 Applicability of Article.

         Bonds of any series that are subject to redemption or prepayment before their Stated Maturity (or, if the principal of the Bonds of any series is payable in installments, the Stated Maturity of the final installment of the principal thereof) shall be redeemed or prepaid in accordance with their terms and (except as otherwise specified in the Series Supplemental Indenture creating such series) in accordance with this Article VII.

         SECTION 7.2 Election to Redeem or Prepay; Notice to Trustee.

         The election of the Company to redeem or prepay any Bonds otherwise than through a sinking fund shall be evidenced by a Company Order. If the Company determines or is required to redeem or prepay any Bonds, the Company shall, at least fifteen days prior to the date upon which notice of redemption or prepayment is required to be given to the Bondholders pursuant to Section 7.4 (unless a shorter notice period shall be satisfactory to the Trustee), deliver to the Trustee a Company Order specifying the date on which such redemption or prepayment shall occur (the "Redemption Date" or "Prepayment Date," as the case may be) and the series and principal amount of Bonds to be redeemed or prepaid. Upon receipt of any such Company Order, the Trustee shall establish a Redemption Subaccount into which shall be deposited amounts to be held by the Trustee and applied to the redemption or prepayment of such Bonds. In the case of any redemption or prepayment of Bonds (i) prior to the expiration of any restriction on such redemption or prepayment provided in the terms of such Bonds, the Series Supplemental Indenture relating thereto or elsewhere in this Indenture or (ii) pursuant to an election of the Company that is subject to a condition specified in the terms of such Bonds or in the Series Supplemental Indenture relating thereto, the Company shall furnish the Trustee with an Officer's Certificate and Opinion of Counsel evidencing compliance with such restriction or condition.

         SECTION 7.3 Optional Redemption; Mandatory Redemption; Prepayment;
                     Selection of Bonds to Be Redeemed or Prepaid.

         (a) The Bonds of any series shall be subject to redemption from time to time at the option of the Company only as provided in the Series Supplemental Indenture relating thereto.

         (b) All Outstanding Bonds shall be redeemed prior to maturity, as a whole, at a redemption price equal to the principal amount thereof, together with interest on the principal amount of the Bonds accrued through the Redemption Date, in the event the Company or the Collateral Agent receives Casualty Proceeds or Eminent Domain Proceeds upon the occurrence of either an Event of Loss or an Event of Eminent Domain that has been determined in accordance with Section 3.15(d) of the Collateral Agency Agreement to render the Facility substantially destroyed or taken and incapable of being rebuilt, repaired or restored, as the case may be, to permit operation on a commercially feasible basis. All Casualty Proceeds or Eminent Domain Proceeds, as the case may be, received by the Trustee pursuant to Section 4.2 of the Collateral Agency Agreement with respect to such Event of Loss or Event of Eminent Domain, as the case may be, shall be applied by the Trustee to the redemption of the Bonds pursuant to this Section 7.3(b). The foregoing provisions of this Section 7.3(b) may be altered in a Series Supplemental Indenture, but such altered provisions shall not be effective while any Outstanding Bonds on the date of such Series Supplemental Indenture remain Outstanding.

         Any redemption pursuant to this Section 7.3(b) shall be made within 90 days after the receipt by the Trustee of the Casualty Proceeds or Eminent Domain Proceeds, as the case may be.

         (c) The Outstanding Bonds shall be redeemed prior to maturity, as a whole or in part, ratably among all outstanding series, at a redemption price equal to the principal amount thereof, together with interest on the principal amount of the Bonds accrued through the Redemption Date, if the Company or the Collateral Agent receives amounts identified by the Company in an Officer's Certificate as proceeds under the Williams Guaranty upon termination of the Power Purchase Agreement by the Company as a result of an event of default by the Power Purchaser under the Power Purchase Agreement. All such proceeds received by the Trustee pursuant to Section 4.1 of the Collateral Agency Agreement with respect to such termination of the Power Purchase Agreement shall be applied by the Trustee to the redemption of the Bonds pursuant to this
Section 7.3(c). The foregoing provisions of this Section 7.3(c) may be altered in a Series Supplemental Indenture, but such altered provisions shall not be effective while any Outstanding Bonds on the date of such Series Supplemental Indenture remain outstanding.

         After payment of certain administrative fees pursuant to clause first of Section 4.1(a) of the Collateral Agency Agreement, the aggregate amount of the Bonds to be redeemed pursuant to this Section 7.3(c) (including accrued and unpaid interest thereon) will equal an amount which is equal to (x) the amount paid under the Williams Guaranty multiplied by (y) a fraction the numerator of which is the then outstanding principal amount of the Bonds and accrued and unpaid interest thereon and the denominator of which is the principal and accrued interest on all Senior Debt including the Bonds, such amount to be calculated by the Company and specified in an Officer's Certificate delivered to the Senior Parties.

         Any redemption pursuant to this Section 7.3(c) shall be made within 90 days after the receipt by the Trustee of the proceeds under the Williams Guaranty.

         (d) Outstanding Bonds shall be partially redeemed, ratably among all outstanding series, prior to maturity at a redemption price equal to the principal amount thereof, together with interest on the principal amount of the Bonds accrued through the Redemption Date, if the Company or the Collateral Agent receives Casualty Proceeds or Eminent Domain Proceeds upon the occurrence of either an Event of Loss or an Event of Eminent Domain that has been determined in accordance with Section 3.15(d) of the Collateral Agency Agreement to render a portion of the Facility substantially destroyed or taken and incapable of being rebuilt, repaired, or restored, as the case may be, to permit operation on a commercially feasible basis, but permits the remaining portion of the Facility to be rebuilt, repaired or restored, as the case may be, to permit operation of such remaining portion of the Facility on a commercially feasible basis (except when the proceeds not used for rebuilding, repair or restoration do not exceed $5 million and the Company certifies to the Trustee and the Collateral Agent, which certification is confirmed by the Independent Engineer, that (i) such proceeds are not needed for rebuilding, repair or restoration of the facility and (ii) not using such proceeds for the rebuilding, repair or restoration of the Facility would not reasonably be expected to result in a Material Adverse Effect). The foregoing provisions of this Section 7.3(d) may be altered in a Series Supplemental Indenture, but such altered provisions shall not be effective while any Outstanding Bonds on the date of such Series Supplemental Indenture remain outstanding.

         The amount (rounded down to the nearest $1,000) by which all of the Casualty Proceeds or the Eminent Domain Proceeds, as the case may be, received by the Trustee pursuant to Section 4.2 of the Collateral Agency Agreement exceeds the estimate of the total cost of rebuilding, repairing and restoring the Facility made in accordance with Section 3.15(d) of the Collateral Agency Agreement shall be applied by the Trustee to the redemption of the Bonds pursuant to this Section 7.3(d); provided, that the amount so received is not less than $5,000,000. Any funds received by the Trustee pursuant to this Section 7.3(d) in an amount less than $5,000,000 shall be transferred to the Redemption Subaccount.

         Any redemption pursuant to this Section 7.3(d) shall be made within 90 days after the receipt by the Trustee of such Casualty Proceeds or Eminent Domain Proceeds (other than such proceeds transferred to the Redemption Subaccount), as the case may be.

         (e) [Reserved].

         (f) Outstanding Bonds shall be partially redeemed, ratably among all outstanding series, prior to maturity at a redemption price equal to the outstanding principal amount thereof, together with interest on the principal amount of the Bonds accrued through the Redemption Date, if the Company or the Collateral Agent receives Buy-Down Amounts. The foregoing provisions of this
Section 7.3(f) may be altered in a Series Supplemental Indenture, but such altered provisions shall not be effective while any Securities Outstanding on the date of such Series Supplemental Indenture remain outstanding.

         The amount (rounded down to the nearest $1,000) of Buy-Down Amounts received by the Trustee from the Collateral Agent pursuant to Section 4.3 of the Collateral Agency Agreement shall be applied by the Trustee to the redemption of Securities pursuant to this

Section 7.3(f); provided, that the amount so received is not less than $5,000,000. Any funds received by the Trustee pursuant to this Section 7.3(f) in an amount less than $5,000,000 shall be transferred to the Redemption Subaccount.

         Any redemption pursuant to this Section 7.3(f) shall be made within 90 days after receipt by the Trustee of such proceeds (other than such proceeds transferred from the Redemption Subaccount).

         (g) Except as otherwise specified herein or in the Series Supplemental Indenture relating to the Bonds of a series, if less than all the Bonds of such series are to be redeemed or prepaid pursuant to Section 7.3(a), the particular Bonds of such series to be redeemed or prepaid shall be selected by the Trustee from the Outstanding Bonds of such series not previously called for redemption or prepayment in whole, by such method (including by lot) as the Trustee shall deem fair and appropriate.

         (h) The Trustee shall promptly notify the Company in writing of the Bonds selected for redemption or prepayment and, in the case of any Bonds to be redeemed or prepaid in part, the principal amount thereof to be redeemed or prepaid.

         (i) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption or prepayment of Bonds shall relate, in the case of any Bonds redeemed or prepaid or to be redeemed or prepaid only in part, to the portion of the principal amount of such Bonds that has been or is to be redeemed or prepaid.

         SECTION 7.4 Notice of Redemption or Prepayment.

         Except as otherwise specified in the Series Supplemental Indenture relating to the Bonds of a series to be redeemed or prepaid, notice of redemption or prepayment shall be given in the manner provided in Section 1.6 to the Bondholders of such series to be redeemed or prepaid at least 30 days but not more than 60 days prior to the Redemption Date or Prepayment Date, as the case may be. All notices of redemption or prepayment shall state:

                  (i) the Redemption Date or Prepayment Date, as the case may be;

                  (ii) the premium payable on redemption or prepayment, if any;

                  (iii) if less than all the Outstanding Bonds of any series are to be redeemed or prepaid in whole, (i) the identification of the particular Bonds of such series to be redeemed or prepaid in whole, or
         (ii) the portion of the principal amount of each Bond of such series to be redeemed or prepaid in part, and a statement that, on and after the Redemption Date or Prepayment Date, as the case may be, upon surrender of such Bond, a new Bond or Bonds of such series in principal amount equal to the remaining unpaid principal amount thereof shall be issued;

                  (iv) that on the Redemption Date or Prepayment Date, as the case may be, interest thereon shall cease to accrue on and after such date; and

                  (v) the Place or Places of Payment where such Bonds are to be surrendered for payment of the amount in respect of such redemption or prepayment.

         Notice of redemption of Bonds to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

         SECTION 7.5 Bonds Payable on Redemption Date or Prepayment Date.

         Notice of redemption or prepayment, as the case may be, having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Bonds or portions thereof so to be redeemed or prepaid shall, on the Redemption Date or Prepayment Date, as the case may be, become due and payable, and from and after such date such Bonds or portions thereof shall cease to bear interest. Upon surrender of any such Bond for redemption or prepayment in accordance with such notice, an amount in respect of such Bond or portion thereof shall be paid as provided therein; provided, however, that any payment of interest on any Bond the Stated Maturity of which payment is on or prior to the Redemption Date or Prepayment Date, as the case may be, shall be payable to the Bondholder of such Bond, or one or more Predecessor Bonds, registered as such at the close of business on the related Regular Record Date according to the terms of such Bond and subject to the provisions of Section 2.10.

         SECTION 7.6 Bonds Redeemed or Prepaid in Part.

         Any Bond that is to be redeemed or prepaid only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Bondholder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to such Bondholder without service charge, a new Bond or Bonds of the same series, of any authorized denomination requested by such Bondholder and of like tenor and in aggregate principal amount equal to and in exchange for the remaining unpaid principal amount of the Bond so surrendered.

                                  ARTICLE VIII

                                  SINKING FUNDS

         SECTION 8.1 Applicability of Article.

         The provisions of this Article VIII shall be applicable to any sinking fund for the retirement of the Bonds of any series except as otherwise specified in the Series Supplemental Indenture creating the Bonds of such series.

         SECTION 8.2 Sinking Funds for Bonds.

         Any Series Supplemental Indenture may provide for a sinking fund for the retirement of the Bonds of the series created thereby (a "Sinking Fund") in accordance with which the Company will be required to redeem on the dates set forth therein ("Sinking Fund Redemption Dates") Bonds of principal amounts set forth therein ("Sinking Fund Requirements").

         Except as otherwise specified in the Series Supplemental Indenture relating to the Bonds of a series, the particular Bonds of such series, if any, to be redeemed through a Sinking Fund shall be selected in the manner provided in Section 7.3(g), and notice of such redemption shall be given in the manner provided in Section 7.4.

                                   ARTICLE IX

                           EVENTS OF DEFAULT; REMEDIES

         SECTION 9.1 Events of Default.

         The term "Event of Default," whenever used herein, means any of the following events (whatever the reason for such event and whether voluntary or involuntary, affected by question of law, or pursuant to or in compliance with any Applicable Law) and such event shall continue to be an Event of Default if and for so long as it shall not have been remedied:

         (a) The Company shall fail to pay any principal, interest or premium, if any, including any Make-Whole Premium, on a Bond when the same becomes due and payable, whether at scheduled maturity or required prepayment or by acceleration or otherwise and such failure shall continue for ten (10) or more days; or

         (b) Any representation or warranty made by the Company herein or in any certificate delivered pursuant to any Financing Documents shall prove to have been false or misleading in any respect as of the time made, confirmed or furnished and the inaccuracy has resulted or is reasonably expected to result in a Material Adverse Effect and the circumstances surrounding such misrepresentation shall continue uncured for thirty (30) or more days from the discovery thereof; provided, that if the Company commences efforts to cure the factual situation resulting in such misrepresentation within such 30-day period, the Company may continue to effect such cure of the misrepresentation, and such misrepresentation shall not be deemed an Event of Default, for an additional sixty (60) days so long as an Authorized Representative of the Company certifies that no other Event of Default has occurred and is continuing and the Company is diligently pursuing the cure; or

         (c) The Company shall fail to maintain insurance in accordance with
Section 6.2; or

         (d) The Company shall fail to perform or observe any covenant or agreement contained in Sections 6.4 (Maintenance of Existence and Governmental Approvals), 6.5 (Nature of Business), 6.7 (Compliance with Applicable Laws),
6.11 (Amendments to Project Contracts),

6.12 (Prohibition on Fundamental Changes and Disposition of Assets), 6.15 (Liens), 6.17 (Indebtedness) or 6.18 (Restricted Payments) herein and such failure shall continue uncured for more than thirty (30) days after the Company has actual knowledge of such failure; or

         (e) A Change in Control shall have occurred; or

         (f) The Company shall fail to perform or observe any of its covenants or agreements contained in any other provision of this Indenture not referred to above and such failure shall continue uncured for more than thirty (30) days after the Company has actual knowledge of such failure; provided, that if the Company commences efforts to cure such default within such thirty (30)-day period and is diligently attempting to cure such default (and certifies to the Trustee the steps it is taking), the Company may continue to effect such cure of the default (and such default shall not be deemed an "Event of Default" hereunder) for an additional sixty (60) days so long as the Company certifies that no other Event of Default has occurred and is continuing and the Company is diligently pursuing such cure; or

         (g) The Company or, so long as AES has any outstanding obligations under any Acceptable Credit Support, AES or, so long as AES Ironwood has any outstanding obligations under the Equity Subscription Agreement, AES Ironwood shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or substantially all of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment of the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code, (v) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up or the composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such Person in an involuntary case under the Bankruptcy Code or (vii) take any corporate or other action for the purpose of effecting any of the foregoing; or

         (h) A proceeding or case shall be commenced without the application or consent of the Company or, so long as AES has any obligations under any Acceptable Credit Support, AES or, so long as AES Ironwood has any outstanding obligations under the Equity Subscription Agreement, AES Ironwood in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up, or the composition or readjustment of debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up or the composition or adjustment of debts, and such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) or more consecutive days, or any order for relief against such Person shall be entered in an involuntary case under the Bankruptcy Code (each event described in subsection (g) and (h) of this Section
9.1 is hereinafter referred to as a "Bankruptcy Event"); or

         (i) A final and non-appealable judgment or judgments for the payment of money in excess of $15,000,000 shall be rendered against the Company, and the same remain unpaid or unstayed for a period of sixty (60) or more consecutive days from the date of entry thereof; or

         (j) An "Event of Default" has occurred and is continuing in respect of any Indebtedness of the Company under the DSR LOC Reimbursement Agreement, the CP LOC Reimbursement Agreement or any other Indebtedness of the Company the holder of which (or an agent or trustee therefor) is a party to the Collateral Agency Agreement (other than Indebtedness incurred pursuant to this Indenture), or an "Event of Default" has occurred and is continuing in respect of any other Indebtedness of the Company in excess of $15,000,000; or

         (k) With respect to any Project Contract: (i) such Project Contract is declared unenforceable by a Governmental Authority, (ii) any other party thereto denies it has a material obligation under such Project Contract or (iii) any other party thereto defaults in respect of its obligations under such Project Contract, and in the case of each event described in clause (i), (ii) or (iii), such event would be likely to result in a Material Adverse Effect; provided, however, that none of such events shall be an Event of Default hereunder if within one hundred eighty (180) days (ninety (90) days in respect of the Power Purchase Agreement or the EPC Contract) from the occurrence of such event (A) the other party resumes performance or enters into an alternative agreement with the Company or (B) the Company enters into a replacement contract or contracts with another party or parties which (1) contains, as certified by the Company, substantially equivalent terms and conditions or, if such terms and conditions are no longer available on a commercially reasonable basis, the terms and conditions then available on a commercially reasonable basis and (2) either (I) the Company provides to the Trustee and the Collateral Agent a Ratings Reaffirmation from each Rating Agency or (II) the Company certifies that it would, after giving effect to the alternative agreement, maintain a projected minimum Senior Debt Service Coverage Ratio for each year during the remaining term of the Bonds equal to or greater than the lesser of (x) the projected minimum annual Senior Debt Service Coverage Ratio which would have been in effect had performance under the original Project Contract continued and (y)
1.25 to 1.0 or (C) in the case of the Power Purchase Agreement, the Company delivers to the Trustee and Collateral Agent a Power Marketing Plan and obtains a Ratings Reaffirmation from each Ratings Agency; or

         (l) Any grant of a Lien contained in the Security Documents shall cease to be effective to grant a perfected Lien to the Trustee or the Collateral Agent on a material portion of the Collateral described therein with the priority purported to be created thereby; provided, however, that the Company shall have ten (10) days from actual knowledge thereof to cure any such cessation; or

         (m) The construction of the Facility is permanently abandoned; or

         (n) AES Ironwood fails to perform or breaches any of its payment obligations under the Equity Subscription Agreement and such failure or breach continues for ten (10) Business Days or more; or

         (o) Any Acceptable Credit Provider fails to perform or breaches any of its payment obligations under any Acceptable Credit Support and such failure or breach continues for ten (10) Business Days or more.

         SECTION 9.2 Enforcement of Remedies.

         (a) If one or more Events of Default shall have occurred and be continuing, then:

                  (i) in the case of a Bankruptcy Event, the entire principal amount of the Outstanding Bonds, all interest accrued and unpaid thereon, and all premium payable under the Bonds and this Indenture, if any, shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived; or

                  (ii) in the case of any other Event of Default the Trustee may and, upon written direction of the Bondholders of not less than 33 1/3% of the aggregate principal amount of the Outstanding Bonds, the Trustee shall, by notice to the Company, declare the entire principal amounts of the Outstanding Bonds, all interest accrued and unpaid thereon, and all premium payable under the Bonds and this Indenture, if any, to be due and payable, whereupon the same shall become due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived; or

                  (iii) the Trustee shall (if the Required Bondholders request in writing to the Trustee) direct the Collateral Agent (to the extent permitted under the Collateral Agency Agreement) to take possession of all the Collateral and, pursuant to the Collateral Agency Agreement, to sell the Collateral, as and to the extent permitted under the Collateral Agency Agreement.

         (b) If an Event of Default occurs and is continuing and is known to the Trustee (as described in Section 10.3(h)), the Trustee shall mail to each Bondholder a notice of the Event of Default within thirty (30) days after the occurrence thereof. Except in the case of an Event of Default in payment of principal of or interest on any Bond, the Trustee may withhold the notice to the Bondholders if a committee of its trust officers in good faith determines that withholding the notice is in the interest of Bondholders.

         (c) At any time after the principal of the Bonds shall have become due and payable upon a declared (but not an automatic) acceleration as provided herein, and before any judgment or decree for the payment of the money so due, or any portion thereof, shall be entered, the Bondholders of not less than a majority in aggregate principal amount of the Outstanding Bonds, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  (i) there shall have been paid to or deposited with the Trustee a sum sufficient to pay

                           (A) all sums paid or advanced by the Trustee
                  hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel,

                           (B) all overdue installments of interest on the
                  Bonds,

                           (C) the principal of and premium, if any, on any
                  Bonds that have become due otherwise than by such declaration of acceleration and interest thereon at the respective rates provided in the Bonds for late payments of principal or premium, and

                           (D) to the extent that payment of such interest is
                  lawful, interest upon overdue installments of interest at the respective rates provided in the Bonds for late payments of interest.

                  (ii) all Events of Default, other than the non-payment of the principal of the Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 9.7.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         SECTION 9.3 Specific Remedies.

         If any Event of Default shall have occurred and be continuing and an acceleration shall have occurred pursuant to Section 9.2, subject to the provisions of Sections 9.2, 9.5, 9.6, 9.15, 10.3 and 10.7, the Trustee may sell, without recourse, for cash, or credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Trustee in its discretion may determine, the collateral securing the Bonds referred to in the Granting Clause (for the purposes of Article IX, Article X and Article XII, the "Indenture Collateral") as an entirety, or in such portions as the Bondholders of a majority in aggregate principal amount of the Bonds then Outstanding shall request by an Act of Bondholders, or, in the absence of such request, as the Trustee in its discretion shall deem expedient in the interest of the Bondholders, at public or private sale.

         SECTION 9.4 Judicial Proceedings Instituted by Trustee.

         (a) Trustee May Bring Suit. If there shall exist an Event of Default, then the Trustee, after receiving any indemnification or assurance of indemnification for its costs pursuant to Sections 10.3(e) and 10.7, in its own name, and as trustee of an express trust, subject to the provisions of Sections
2.14 and 9.2, shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on the Bonds, and may prosecute any such claim or proceeding to judgment or final decree, and may enforce any such judgment or final decree and collect the funds adjudged or decreed to be payable in any manner provided by law, whether before or after or during the pendency of any proceedings for the enforcement of the Lien of this Indenture, or of any of the


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Trustee's rights or the rights of the Bondholders under this Indenture, and such power of the Trustee shall not be affected by any sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture or for the foreclosure of the Lien hereof.

         (b) Trustee Shall Recover Unpaid Indebtedness after Sale of Indenture Collateral. Subject to Section 2.14, in the case of a sale of the Indenture Collateral and of the application of the proceeds of such sale to the payment of the indebtedness secured by this Indenture, the Trustee, after receiving any indemnification or assurance of indemnification for its costs pursuant to Sections 10.3(e) and 10.7, in its own name, and as trustee of an express trust, shall be entitled and empowered, by any appropriate means, legal, equitable or otherwise, to enforce payment of, and to receive all amounts then remaining due and unpaid upon, all or any of the Bonds, for the benefit of the Bondholders thereof, and upon any other portion of the indebtedness remaining unpaid, with interest at the rates specified in the respective Bonds on the overdue principal of and premium, if any, and (to the extent that payment of such interest is legally enforceable) on the overdue installments of interest.

         (c) Recovery of Judgment Does Not Affect Lien of this Indenture or Other Rights. No recovery of any such judgment or final decree by the Trustee and no levy of any execution under any such judgment upon any of the Indenture Collateral, or upon any other property, shall in any manner or to any extent affect the Lien of this Indenture upon any of the Indenture Collateral, or any rights, powers or remedies of the Trustee, or any liens, rights, powers or remedies of the Bondholders, but all such liens, rights, powers or remedies shall continue unimpaired as before.

         (d) Trustee Shall File Proofs of Claim, Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings. The Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Bondholders, or in any one or more of such capacities (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand for the payment of overdue principal, premium, if any, or interest), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Bondholders (whether such claims be based upon the provisions of the Bonds or of this Indenture) allowed in any equity, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relating to the Company or any obligor on the Bonds, the creditors of the Company or any such obligor, the Indenture Collateral or any other property of the Company or any such obligor and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Bondholder to make such payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. The Trustee is hereby irrevocably appointed (and the successive respective Bondholders, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Bondholders, with authority to (i) make and file in the


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

respective names of the Bondholders (subject to deduction from any such claims of the amounts of any claims filed by any of the Bondholders themselves), any claim, proof of claim or amendment thereof, debt, proof of debt or amendment thereof, petition or other document in any such proceedings and to receive payment of any amounts distributable on account thereof, (ii) execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such Bondholders, as may be necessary or advisable in order to have the respective claims of the Trustee and of the Bondholders against the Company or any such obligor, the Indenture Collateral or any other property of the Company or any such obligor allowed in any such proceeding and
(iii) receive payment of or on account of such claims and debt; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee any right to accept or consent to any plan or reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Bondholder. Any funds collected by the Trustee under this Section shall be applied as provided in Section 9.11.

         (e) Trustee Need Not Have Possession of Bonds. All proofs of claim, rights of action and rights to assert claims under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of the Bonds or the production thereof at any trial or other proceedings instituted by the Trustee. In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Bondholders and it shall not be necessary to make any such Bondholders parties to such proceedings.

         (f) Suit to Be Brought for Ratable Benefit of Bondholders. Any suit, action or other proceeding at law, in equity or otherwise which shall be instituted by the Trustee under any of the provisions of this Indenture shall be for the equal, ratable and common benefit of all the Bondholders, subject to the provisions of this Indenture.

         (g) Trustee May Be Restored to Former Position and Rights in Certain Circumstances. In case the Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Trustee shall continue as if no such proceedings had been taken.

         SECTION 9.5 Holders May Demand Enforcement of Rights by Trustee.

         If an Event of Default shall have occurred and shall be continuing, the Trustee shall, upon the written request of the Bondholders of a majority in aggregate principal amount of the Bonds then Outstanding and upon the offering of indemnity as provided in Section 10.3(e), but subject in all cases to the provisions of Section 9.3, proceed to institute one or more suits, actions or proceedings at law, in equity or otherwise, or take any other appropriate remedy, to enforce payment of the principal of, or premium, if any, or interest on, the Bonds or to foreclose the lien of this Indenture or to sell the Indenture Collateral under a judgment or decree of a court or


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


courts of competent jurisdiction or under the power of sale herein granted, or take such other appropriate legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights or powers of the Trustee or the Bondholders, or, in case such Bondholders shall have requested a specific method of enforcement permitted hereunder, in the manner requested; provided, that such action shall not be otherwise than in accordance with law and the provisions of this Indenture, and the Trustee, subject to such indemnity provisions, shall have the right to decline to follow any such request if the Trustee in good faith shall determine that the suit, proceeding or exercise of the remedy so requested would involve the Trustee in personal liability or expense.

         SECTION 9.6 Control by Bondholders.

         Subject to Sections 10.3(e) and 10.7, the Bondholders of not less than a majority in aggregate principal amount of the Outstanding Bonds shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that (i) such direction shall not be in conflict with any Applicable Law or with this Indenture and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         SECTION 9.7 Waiver of Past Defaults.

         The Bondholders of not less than a majority in aggregate principal amount of the Outstanding Bonds may on behalf of the Bondholders of all Bonds waive any past Default and its consequences except that only the Bondholders of all Bonds affected thereby may waive a Default (i) in the payment of the principal of or premium, if any, or interest on, or other amounts due under, any Bond then Outstanding or (ii) in respect of a covenant or provision hereof that under Article XII cannot be modified or amended without the consent of the Bondholder of each Bond Outstanding affected. Upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         SECTION 9.8 Holder May Not Bring Suit Except Under Certain Conditions.

         A Bondholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise for the foreclosure of the Lien of this Indenture, for the appointment of a receiver or for the enforcement of any other remedy under or upon this Indenture, unless:

         (a) such Bondholder previously shall have given written notice to the Trustee of a continuing Event of Default;

         (b) the Bondholders of at least 25% in aggregate principal amount of the Outstanding Bonds shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in Section 10.3(e);

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


         (c) the Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

         (d) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Bondholders of a majority in principal amount of Outstanding Bonds.

         It is understood and intended that no one or more of the Bondholders shall have any right in any manner whatever hereunder or under the Bonds to (i) surrender, impair, waive, affect, disturb or prejudice the Lien of this Indenture on any property subject thereto or the rights of the Bondholders of any other Bonds, (ii) obtain or seek to obtain priority or preference over any other such Bondholder or (iii) enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all the Bondholders subject to the provisions of this Indenture.

         SECTION 9.9 Undertaking to Pay Court Costs.

         All parties to this Indenture, and each Bondholder by his acceptance of a Bond, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding for the enforcement of any right or remedy under this Indenture, or in any suit, action or proceeding against the Trustee for any action taken or omitted by it as Trustee hereunder, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, action or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 9.9 regarding such agreement by the parties to this Indenture and each Bondholder shall not apply to (a) any suit, action or proceeding instituted by the Trustee, (b) any suit, action or proceeding instituted by any Bondholder or group of Bondholders holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Bonds or (c) any suit, action or proceeding instituted by any Bondholder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any of the Bonds, on or after the respective due dates expressed therein.

         SECTION 9.10 Right of Bondholders to Receive Payment Not to Be
                      Impaired.

         Anything in this Indenture to the contrary notwithstanding, the right of any Bondholder to receive payment of the principal of, and premium, if any, and interest on, such Bond, on or after the respective due dates expressed in such Bond (or, in case of redemption, on the Redemption Date fixed for such Bond), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Bondholder.

         SECTION 9.11 Application of Funds Collected by Trustee.

         Any money collected or to be applied by the Trustee pursuant to this
Article IX in respect of the Bonds of a series, together with any other funds which may then be held by the Trustee


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


under any of the provisions of this Indenture as security for the Bonds of such series (other than funds at the time required to be held for the payment of specific Bonds of such series at their Stated Maturities or at a time fixed for the redemption thereof) shall be applied in the following order from time to time, on the date or dates fixed by the Trustee and, in the case of a distribution of such funds on account of principal, premium, if any, or interest, upon presentation of the Outstanding Bonds of such series, and stamping thereon of payment, if only partially paid, and upon surrender thereof, if fully paid:

                  first, to the payment of all taxes, assessments or liens prior to the Lien of the Security Documents, except those subject to which any sale shall have been made, all reasonable costs and expenses of collection, including the reasonable costs and expenses of handling the Collateral and of any sale thereof pursuant to the provisions of the Security Documents, and to the payment of all Trustee Claims;

                  second, in case the unpaid principal amount of the indebtedness of the Company under any of the Outstanding Bonds shall not have become due, to the payment of any interest in default, in the order of the maturity of the payments thereof, with interest at the rates specified in the respective Bonds of each series in respect of overdue payments (to the extent that payment of such interest shall be legally enforceable) on the payments of interest then overdue;

                  third, in case the unpaid principal amount of a portion of the indebtedness of the Company under any of but not all the Outstanding Bonds shall have become due, first to the payment of accrued interest on such indebtedness under such Outstanding Bonds in the order of the maturity of the payments thereof, with interest at the respective rates specified in the Bonds of each series for overdue payments of principal, premium, if any, and (to the extent that payment of such interest shall be legally enforceable) interest then overdue, and next to the payment of the unpaid principal amount of all Bonds then due; and

                  fourth, in case the unpaid principal amount of all the indebtedness of the Company under all the Outstanding Bonds shall have become due, to the payment of the whole amount then due and unpaid upon such indebtedness under the Outstanding Bonds for principal, premium, if any, and interest, together with interest at the respective rates specified in each series of the Bonds for overdue payments on principal, premium, if any, and (to the extent that payment of such interest shall be legally enforceable) interest then overdue;

provided, however, that all payments in respect of the Bonds of a series to be made pursuant to clauses "second" through "fourth" of this Section 9.11 shall be made ratably to the Bondholders of such series entitled thereto, without discrimination or preference, based upon the ratio of the unpaid principal amount of the Bonds of such series in respect of which such payments are to be made held by each such Bondholder to the unpaid principal amount of all Bonds of such series.


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


         SECTION 9.12 Bonds Held by Certain Persons Not to Share in
                      Distribution.

         Any Bonds known to a Responsible Officer of the Trustee to be owned or held by, or for the account or benefit of, the Company or an Affiliate thereof, shall not be entitled to share in any payment or distribution provided for in this Article IX until all Bonds held by other Persons have been indefeasibly paid in full.

         SECTION 9.13 Waiver of Appraisement, Valuation, Stay, Right to
                      Marshalling.

         To the full extent it may lawfully do so, the Company, for itself and for any other Person who may claim through or under it, hereby:

         (a) agrees that neither it nor any such Person shall set up, plead, claim or in any manner whatsoever take advantage of, any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction which may delay, prevent or otherwise hinder (i) the performance or enforcement or foreclosure of this Indenture, (ii) the sale of any of the Indenture Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such Indenture Collateral immediately after the sale thereof;

         (b) waives all benefit or advantage of any such laws;

         (c) consents and agrees that the Indenture Collateral may be sold by the Trustee as an entirety or in parts; and

         (d) waives and releases all rights to have the Indenture Collateral marshaled upon any foreclosure, sale or other enforcement of this Indenture.

         SECTION 9.14 Remedies Cumulative, Delay or Omission Not a Waiver.

         Each and every right, power and remedy herein specifically given to the Trustee shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission by the Trustee in the exercise of any right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.

         SECTION 9.15 The Collateral Agency Agreement.

         Simultaneously with the execution and delivery of this Indenture, the Trustee shall enter into the Collateral Agency Agreement. Notwithstanding any other provision of this Indenture (other than the provisions of Sections 9.10 and 12.2) to the contrary, all rights and remedies available to the Bondholders, and all future holders of any of the Bonds, or the Trustee with


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


respect to the Collateral, or otherwise pursuant to the Security Documents, shall be subject to the Collateral Agency Agreement including, in all cases, the ability to enforce any remedy and the limitations on the Trustee's ability to vote the interests represented by the Outstanding Bonds. In respect of matters voted on by the Senior Parties collectively, the Trustee shall vote all Bonds according to the votes of a majority of Bondholders voting.

         SECTION 9.16 Affiliate Cure Rights.

         Any Affiliate of the Company, at its option, shall have the right (but not the obligation) to cure any Events of Default for which cures are available.

                                    ARTICLE X

                                   THE TRUSTEE

         SECTION 10.1 Certain Duties and Responsibilities.

         (a) Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

                  (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section 10.1;


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


                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Bondholders of not less than a majority in aggregate principal amount of the Outstanding Bonds relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                  (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in its sole discretion it shall determine that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 10.1.

         SECTION 10.2 Notice of Defaults.

         In addition to its obligation to give notice to Bondholders as provided in Section 1.6, as promptly as practicable after, and in any event within 90 days after, the occurrence of any Default hereunder, the Trustee shall transmit by mail to all Bondholders, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, or premium, if any, or interest on any Bond, the Trustee shall be protected in withholding such notice if and so long as the board of directors the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Bondholders.

         SECTION 10.3 Certain Rights of Trustee.

         Except as otherwise provided in Section 10.1:

         (a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the purported proper party or parties;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Company may be sufficiently evidenced by a Board Resolution of the Company;

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

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company and/or, where required herein, an opinion of counsel;

         (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Bondholders pursuant to this Indenture, unless such Bondholders shall have offered to the Trustee adequate security or indemnity (as determined by the Trustee in its reasonable discretion) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney;

         (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

         (h) The Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Event of Default or (ii) written notice of such Event of Default shall have been given to the Trustee by the Company or by any Bondholder.

         SECTION 10.4 Not Responsible for Recitals or Issuance of Bonds.

         The recitals contained herein and in the Bonds, except the certificates of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Indenture Collateral or the Bonds, except that the Trustee hereby represents and warrants that this Indenture has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf. The Trustee shall not be accountable for the use or application by the Company of the Bonds or the proceeds thereof.


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


         SECTION 10.5 May Hold Bonds.

         The Trustee, any Paying Agent, Security Registrar, any Authenticating Agent or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Bonds and, subject to Sections 10.8 and 10.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

         SECTION 10.6 Funds May Be Held by Trustee or Paying Agent; Investments.

         (a) Subject to subsection (b) of this Section 10.6, any funds held by the Trustee or the Paying Agent hereunder as part of the Indenture Collateral may, until paid out by the Trustee or the Paying Agent as herein provided, be carried by the Trustee or the Paying Agent on deposit with itself, and neither the Trustee nor the Paying Agent shall have any liability for interest upon any such funds.

         (b) At any time and from time to time prior to the application by the Trustee of any funds to the redemption of Bonds pursuant to Article VII, if at the time no Event of Default has occurred and is continuing, the Trustee (i) shall, on Company Request, invest and reinvest funds at the time on deposit with the Trustee as part of the Indenture Collateral, together with any income and gains from the investment and reinvestment thereof, in Permitted Investments as specified in such Company Request and (ii) may, in the absence of a Company Request, invest and reinvest any such funds in Permitted Investments of the sort described in clause (i) of the definition thereof. Such Permitted Investments shall be held by the Trustee until so sold in trust as part of the Indenture Collateral. In the case of clause (i) above, the Trustee shall sell any Permitted Investment at such prices, including accrued interest, as are set forth in such Company Request and, in the case of clause (ii) above, the Trustee may sell any Permitted Investments at such prices, including accrued interest, as the Trustee shall in its sole discretion determine. The Trustee shall, on Company Request, sell such Permitted Investments as may be specified therein, and the Trustee shall, without Company Request, in the event funds are required for payment of any amounts to be paid by the Trustee pursuant to Article VII in respect of any series of Bonds and for any payment of the principal of, premium, if any, or interest on any series of Bonds, sell such Permitted Investments as are required to restore to cash as part of the Indenture Collateral such amounts as are needed for any such payments. The Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this subsection 10.6(b).

         SECTION 10.7 Compensation, Reimbursement and Indemnification.

         The Company agrees:

         (a) to pay, or cause to be paid, to each of the Trustee and any Authorized Agent from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

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         (b) to reimburse, or cause to be reimbursed, each of the Trustee and any Authorized Agent upon its request for all expenses, disbursements and advances incurred or made by it in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable of its own gross negligence, willful misconduct or bad faith; and

         (c) to indemnify, or cause to be indemnified, each of the Trustee, any predecessor Trustee and any Authorized Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         As security for the performance of the obligations of the Company under this Section 10.7, the Trustee shall have a lien prior to the Bonds upon all property and funds held or collected by the Trustee as such, except funds held in trust under Section 13.3.

         SECTION 10.8 Disqualification; Conflicting Interests.

         (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 10.8, then, within 90 days after ascertaining that it has such conflicting interest, and if the default (for purposes of this Section 10.8, a default means a default in payment of principal which shall have continued for thirty days or more and shall not have been cured) to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90 day period, it shall resign in the manner and with the effect hereinafter specified in this Article X;

         (b) If the Trustee shall fail to comply with the provisions of subsection (a) of this Section 10.8, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit by mail to all Bondholders, as their names and addresses appear in the Security Register, notice of such failure.

         (c) For the purposes of this Section 10.8, the Trustee shall be deemed to have a conflicting interest if the Bonds are in default and:

                  (i) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of any obligor on the Bonds are outstanding unless (A) the Bonds are collateral trust notes under which the only collateral consists of securities issued under such other indenture,
         (B) such other indenture is a collateral trust indenture under which the only collateral consists of Bonds issued under this Indenture or
         (C) such obligor has no substantial unmortgaged assets and is engaged primarily in the business of owning, or of owning and developing and/or operating, real estate, and this Indenture and such other indenture are secured by wholly separate and distinct parcels of real estate; provided, that there shall be excluded from the operation of this paragraph other series under this Indenture;


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                  (ii) the Trustee or any of its directors or executive officers is an underwriter for an obligor on the Bonds;

                  (iii) the Trustee directly or indirectly controls, is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for an obligor on the Bonds;

                  (iv) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of any obligor on the Bonds or of an underwriter (other than the Trustee itself) for such obligor who is currently engaged in the business of underwriting, except that (A) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of an obligor on the Bonds but may not be at the same time an executive officer of both the Trustee and such obligor; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be director or an executive officer, or both, of the Trustee and a director of an obligor on the Bonds; and (C) the Trustee may be designated by an obligor on the Bonds or by any underwriter for such obligor to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or subject to the provisions of paragraph (i) of this subsection, to act as trustee, whether under an indenture or otherwise;

                  (v) 10% or more of the voting securities of the Trustee is beneficially owned either by any obligor on the Bonds or by any director, partner, or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for any obligor on the Bonds or by any director, partner or executive officer thereof, or is beneficially owned collectively by any two or more such persons;

                  (vi) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, (A) 5% or more of the voting securities, or 10% or more of any other class of security, of any obligor on the Bonds not including the Bonds issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) 10% or more of any class of security of an underwriter for any obligor on the Bonds;

                  (vii) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, any obligor on the Bonds;

                  (viii) the Trustee is the beneficial owner of, or holds collateral security for an obligation which is in default, 10% or more of any class of security of any person who, to


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


         the knowledge of the Trustee, owns 50% or more of the voting securities of any obligor on the Bonds;

                  (ix) the Trustee owns, on the date of default upon the Bonds or any anniversary of such default while such default upon the Bonds remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraphs (vi),
         (vii) or (viii) of this subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included such securities, the provisions of the immediately preceding sentence shall not apply for a period of not more than two years from the date of such acquisition to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the dates of any such default upon the Bonds and annually in each succeeding year that the Bonds remain in default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If any obligor on the Bonds fails to make payment in full of the principal of, or the premium, if any, or interest on, any of the Bonds when and as the same becomes due and payable and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall be considered as though beneficially owned by the Trustee for the purposes of paragraphs (vi), (vii) and
         (viii) of this subsection; or

                  (x) except under the circumstances described in Section 10.13(b) (i), (iii), (iv), (v) or (vi), the Trustee shall be or shall become a creditor of the obligor.

         For the purposes of paragraph (i) of this subsection, the term "series of securities" or "securities" means a series, class or group of Bonds issuable under this Indenture pursuant to whose terms Bondholders of one such series may vote to direct the Trustee, or otherwise take action pursuant to a vote of such Bondholders, separately from Bondholders of another such series; provided, that "series of securities" or "series" shall not include any series of Bonds issuable under this Indenture if all such series rank equally and are wholly unsecured.

         The specification of percentages in paragraphs (v) to (ix) inclusive, of this subsection, shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (iii) or (vii) of this subsection.

         For the purposes of paragraphs (vi), (vii), (viii) and (ix) of this subsection only, (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to


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evidence an obligation to repay funds loaned to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness, and (B) the Trustee shall not be deemed to be the owner or Bondholder of (1) any security that it holds as collateral security, as trustee or otherwise, for an obligation which is not in default, or (2) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (3) any security that it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

         Except as provided in the next preceding paragraph, the word "security" or "securities" as used in this Indenture means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security, certificate of deposit, or group or index of securities (including, any interest therein or based on the value thereon) or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate or interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to purchase, any of the foregoing.

         (d) For the purposes of this Section only:

                  (i) The term "underwriter" when used with reference to any obligor on the Bonds, means every person who, within one year prior to the time as of which the determination is made, has purchased from such obligor with a view to, or has offered or sold for such obligor in connection with, the distribution of any security of such obligor outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking; but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

                  (ii) The term "director" means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

                  (iii) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

                  (iv) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby


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


         a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

                  (v) The term "obligor" means the Company and any other person (including any guarantor) who is liable on the Bonds .

                  (vi) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

         (e) The percentage of the voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

                  (i) A specified percentage of the voting securities of the Trustee, any obligor or any other person referred to in this Section
         10.8 (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                  (ii) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                  (iii) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.

                  (iv) The term "outstanding" as used in this Section 10.8 means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                          (A) securities of an issuer held in a sinking fund
                  relating to securities of the issuer of the same class;

                          (B) securities of an issuer held in a sinking fund
                  relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                          (C) securities pledged by the issuer thereof as
                  security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                          (D) securities held in escrow if placed in escrow by
                  the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.


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


                  (v) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders substantially the same rights and privileges; provided, however, that in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

         SECTION 10.9 Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder that shall be a corporation or bank organized and doing business under the laws of the United States or of any State thereof, authorized under such laws to exercise corporate trust powers, having (or whose obligations are unconditionally guaranteed by a corporation or bank having) a combined capital and surplus of at least $250,000,000, and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.9, the combined capital and surplus of such corporation or bank shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article X.

         SECTION 10.10 Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor Trustee under Section 10.11.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Company and the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Bondholder who has been a bona fide Bondholder for at least 6 months may, subject to Section 10.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Bondholders of not less than a majority in principal amount of the Outstanding Bonds, delivered to the Trustee and the Company.

         (d) If at any time:


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                  (i) the Trustee shall fail to comply with Section 10.8(a)
         after written request therefor by any Bondholder who has been a bona fide Bondholder for at least six months, or

                  (ii) the Trustee shall cease to be eligible under Section 10.9 and shall fail to resign after written request therefor by any such Bondholder or the Company, or

                  (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

                  (iv) the Trustee shall fail to carry out its obligations under this Indenture in a timely manner and the Company shall have petitioned a court of competent jurisdiction to order the Trustee to carry out such obligations.

then, in any such case, (i) the Company may remove the Trustee by Board Resolution or (ii) subject to Section 9.9, any Bondholder who has been a bona fide Bondholder for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint by Board Resolution a successor Trustee. If no successor Trustee shall have been so appointed by the Company or by the Bondholders, and accepted appointment in the manner hereinafter provided, any Bondholder who has been a bona fide Bondholder for at least six (6) months may, subject to Section 9.9, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Bondholders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         SECTION 10.11 Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument prepared by the Company transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject


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nevertheless to its lien, if any, provided for in Section 10.7. Such transfer shall not effect or impair any indemnification rights of the retiring Trustee. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article X.

         SECTION 10.12 Merger, Conversion, Consolidation or Succession to Business.

         Any corporation or bank into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or bank succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or bank shall be otherwise qualified and eligible under this Article X, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.

         SECTION 10.13 Preferential Collection of Claims Against any Obligor.

         (a) Subject to subsection (b) of this Section 10.13, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of any obligor (as defined in subsection (c) of this Section) on the Bonds within three months prior to a default (as defined in subsection (c) of this Section) or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually and the Bondholders:

                  (i) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three month period and valid as against any obligor on the Bonds and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (ii) of this subsection, or from the exercise of any right of set-off that the Trustee could have exercised if a petition in bankruptcy had been filed by or against any such obligor upon the date of such default; and

                  (ii) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of any obligor on the Bonds and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

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                  (A) to retain for its own account (1) payments made on account of any such claim by any Person (other than an obligor on the Bonds) who is liable thereon, and (2) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (3) distributions made in cash, securities or other property in respect of claims filed against such obligor in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Code or applicable state law;

                  (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three month period;

                  (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default (as defined in subsection (c) of this Section 10.13) would occur within three months; or

                  (D) to receive payment on any claim referred to in clause (B) or (C) above, against the release of any property held as security for such claim as provided in clause (B) or (C), as the case may be, to the extent of the fair value of such property.

         For the purposes of clauses (B), (C) and (D) of the immediately preceding paragraph, property substituted after the beginning of such three month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such clauses is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

         If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee and the Bondholders in such manner that the Trustee and the Bondholders realize, as a result of payments from such special account and payments of dividends on claims filed against the obligor on the Bonds in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Code or applicable state law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from such obligor of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Bondholders dividends on claims filed against such obligor in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Code or applicable state law, but after crediting thereon receipts on account of the indebtedness represented by their respective


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claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Bankruptcy Code or applicable state law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee and the Bondholders in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or
(ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Bondholders with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

         Any Trustee that has resigned or been removed after the beginning of such three month period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three month period, it shall be subject to the provisions of this subsection if and only if the following conditions exist: (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account if such Trustee had continued as Trustee, occurred after the beginning of such three month period; and (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

         (b) There shall be excluded from the operation of subsection (a) of this Section 10.13 a creditor relationship arising from:

                  (i) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                  (ii) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving the property that shall at any time be subject to the Lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Bondholders at the time and in the manner provided in this Indenture;

                  (iii) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;


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                  (iv) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction (as defined in subsection (c) of this Section 10.13);

                  (v) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, that is directly or indirectly a creditor of an obligor upon the securities; or

                  (vi) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper (as defined in subsection (c) of this Section 10.13).

         (c) For the purposes of this Section 10.13 only:

                  (i) The term "default" means any failure to make payment in full of the principal of or interest on any of the Bonds when and as such principal or interest becomes due and payable;

                  (ii) The term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

                  (iii) The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by any obligor on the Bonds for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with such obligor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and

                  (iv) The term "obligor" means the Company and any other person (including any guarantor) who is liable on the Bonds.

         SECTION 10.14 Maintenance of Offices and Agencies.

         (a) There shall at all times be maintained, as shall be specified for the Bonds of any series in the related Series Supplemental Indenture, an office or agency where Bonds may be presented or surrendered for registration of transfer or exchange and for payment of principal, premium, if any, and interest, and where notices and demands to or upon the Trustee in respect of the Bonds or this Indenture may be served. Such office or agency shall be initially at the Corporate Trust Office. Written notice of the location of each of such other office or agency and of any change of location thereof shall be given by the Company to the Trustee and by the


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Trustee to the Bondholders in the manner specified in Section 1.6. If no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations, surrenders and demands may be made and notices may be served at the Corporate Trust Office.

         (b) There shall at all times be a Security Registrar and a Paying Agent ("Paying Agent") hereunder. In addition, at any time when any Bonds remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Bonds of one or more series which shall be authorized to act on behalf of the Trustee to authenticate Bonds of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.9, and Bonds so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Bonds by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent). If an appointment of an Authenticating Agent with respect to the Bonds of one or more series shall be made pursuant to this Subsection 10.14(b), the Bonds of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

         This Bond is one of the Bonds referred to in the within-mentioned Indenture.

                                      [________________________________________]
                                      as Trustee


                                      By:______________________________________
                                          Authenticating Agent


                                      By:______________________________________
                                          Authorized Signatory

         Any Authorized Agent shall be a bank or trust company, shall be a corporation or bank organized and doing business under the laws of the United States or any State thereof, having a combined capital and surplus of at least $50,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or State authorities. If such Authorized Agent publishes reports of its condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.14, the combined capital and surplus of such Authorized Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authorized Agent shall cease to be eligible in accordance with the provisions of this Section 10.14, such Authorized Agent shall resign immediately in the manner and with the effect specified in this Section 10.14. The Trustee at its office specified in the first paragraph of this Indenture, is hereby appointed as Paying Agent and Security Registrar hereunder.


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


         (c) Any Paying Agent (other than the Trustee) from time to time appointed hereunder shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.14, that such Paying Agent will:

                  (i) hold all sums held by it for the payment of principal of, and premium, if any, and interest on the Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (ii) give the Trustee within five days thereafter notice of any default by any obligor upon the Bonds in the making of any such payment of principal, premium, if any, or interest; and

                  (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Trustee may, to the extent authorized by written instructions of the Trustee, be made to or received or held by a Paying Agent in the City of New York, County of New York, for the account of the Trustee.

         (d) Any corporation or bank into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation or bank resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation or bank succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation or bank is otherwise eligible under this Section 10.14, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation or bank.

         (e) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Company. The Company may, and at the request of the Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 10.14 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents approved by the Trustee to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 10.14. The Company shall give written notice of any such appointment to all Bondholders as their names and addresses appear on the Security Register.

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

         SECTION 10.15 Co-Trustee or Separate Trustee.

         (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which property shall be held subject to the Lien of this Indenture, or the Trustee determines or shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interest of the Bondholders or the Trustee, or the Bondholders of a majority in principal amount of Outstanding Bonds shall in writing so request, the Trustee and the Company shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company or one or more Persons approved by the Trustee either to act as co-trustee or co-trustees of all or any part of the Indenture Collateral jointly with the Trustee originally named herein or any successor or successors, or to act as separate trustee or trustees of all or any such property. Any co-trustee or separate trustee so appointed shall be entitled to all rights and benefits granted to the Trustee under this Indenture, including without limitation, Sections 10.3 and 10.7. In the event the Company shall have not joined in the execution of such instruments and agreements within 10 days after the receipt of a written request from the Trustee so to do, or in case an Event of Default with respect to the Bonds of a series shall have occurred and be continuing, the Trustee may act under the foregoing provisions of this Section 10.15 without the concurrence of the Company; and the Company hereby appoints the Trustee as agent and attorney to act under the foregoing provisions of this Section 10.15 in either of such contingencies.

         (b) Every additional trustee hereunder shall, to the extent permitted by law, be appointed and act, and such additional trustee and its successors shall act, subject to the following provisions and conditions, namely:

                  (i) the Bonds shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Trustee in respect of the custody, control and management of funds, papers or securities, shall be exercised, solely by the Trustee (or, in the case of authentication and delivery of Bonds, by any Authenticating Agent);

                  (ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee or the additional trustee or trustees shall be conferred or imposed upon and exercised or performed by the Trustee or the Trustee and such additional trustee or trustees jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee or trustees;

                  (iii) no power given hereby to, or which it is provided hereby may be exercised by, any such additional trustee or trustees, shall be exercised hereunder by such additional trustee or trustees, except jointly with, or with the consent in writing of, the Trustee, anything herein contained to the contrary notwithstanding;

                  (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and



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                  (v) the Company and the Trustee, at any time, by an instrument in writing, executed by them jointly, may remove any such additional trustee, and in that case, by an instrument in writing executed by them jointly, may appoint a successor or successors to such additional trustee or trustees, as the case may be, anything herein contained to the contrary notwithstanding. If the Company shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Trustee to do so, the Trustee shall have the power to remove any such additional trustee and to appoint a successor additional trustee without the concurrence of the Company, the Company hereby appointing the Trustee its agent and attorney to act for it in such connection in such contingency. If the Trustee alone shall have appointed an additional trustee or trustees or co-trustee or co-trustees as above provided, it may at any time, by an instrument in writing, remove any such additional trustee or co-trustee, the successor to any such trustee or co-trustee so removed to be appointed by the Company and the Trustee, or by the Trustee alone, as hereinbefore in this Section 10.15 provided.

         SECTION 10.16 Taxes.

         Any United States withholding taxes imposed with respect to payments made to a Bondholder shall be the sole responsibility of such Bondholder and therefore no Bondholder shall have the right to have any payment to it "grossed-up" for, or paid free of, any such withholding taxes.

                                   ARTICLE XI

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

         SECTION 11.1 Company to Furnish Trustee Names and Addresses of
                      Bondholders.

         The Company shall furnish or cause to be furnished to the Trustee quarterly, between March 15 and March 31, between April 15 and April 30, between July 15 and July 31 and between October 15 and October 31, in each year, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Bondholders, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Security Registrar or is otherwise furnished a copy of the Security Register, no such list need be furnished.

         SECTION 11.2 Preservation of Information; Communications to
                      Bondholders.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Bondholders contained in the most recent list furnished to the Trustee as provided in Section 11.1 and received by the Trustee in its capacity as Security Registrar, if so acting. The Trustee may destroy any list furnished to it upon receipt of a new list so furnished.



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

         (b) If three or more Bondholders (for the purposes of this Section 11.2, hereinafter referred to as the "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Bond for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Bondholders with respect to their rights under this Indenture or under the Bonds and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

                  (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 11.2(a), or

                  (ii) inform such applicants as to the approximate number of Bondholders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 11.2(a), and as to the approximate cost of mailing to such Bondholders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Bondholder whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 11.2(a), a copy of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing.

         (c) Every Bondholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Bondholders in accordance with Section 11.2(b), regardless of the source from which such information was derived.

                                  ARTICLE XII

                             SUPPLEMENTAL INDENTURES

         SECTION 12.1 Supplemental Indentures and Amendments to Financing
                      Documents Without Consent of Bondholders.

         Without the consent of the Bondholders, the Company, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto in form reasonably satisfactory to the Trustee and may amend any of the other Financing Documents, for any of the following purposes:

         (a) to establish the form and terms of Bonds of any series permitted by Sections 2.1 and 2.3; or


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

         (b) to evidence the succession of another entity to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Bonds contained; or

         (c) to evidence the succession of a new Trustee hereunder or a co-trustee or separate trustee pursuant to Section 10.15; or

         (d) to add to the covenants of the Company, for the benefit of the Bondholders, or to surrender any right or power herein conferred upon the Company; or

         (e) to convey, transfer and assign to the Trustee, and to subject to the Lien of this Indenture, additional properties or assets, and to correct or amplify the description of any property at any time subject to the Lien of this Indenture or to assure, convey and confirm unto the Trustee any property subject or required to be subject to the Lien of this Indenture; or

         (f) to permit or facilitate the issuance of Bonds in uncertificated form; or

         (g) to change or eliminate any provision of this Indenture; provided, however, that if such change or elimination would adversely affect the interests of the holders of any Bonds of any series, such change or elimination shall become effective with respect to such series only when no Bond of such series remains Outstanding; or

         (h) to comply with changes in Applicable Law; provided, however, that no such amendment or supplement shall result in a Material Adverse Effect or otherwise adversely affect the interests of the Holders of any Bonds of any series in any material respect; or

         (i) to make any changes required by S&P or Moody's or any other nationally recognized securities rating agency as a condition to the issuance or maintenance of the then current rating on the Bonds or any series thereof, provided that any such change shall not result in a Material Adverse Effect or otherwise adversely affect the interests of the Holders of any Bonds of any series in any material respect; or

         (j) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interest of the Bondholders of any series in any material respect.

         SECTION 12.2 Supplemental Indentures with Consent of Bondholders.

         With the consent of the Bondholders of not less than a majority in aggregate principal amount of the Bonds of all series then Outstanding, considered as one class, by Act of such Bondholders delivered to the Company and the Trustee and the Company may, and the Trustee, subject to Section 12.3 and 12.4, shall, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Bonds of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Bondholders of one or more, but less than all, of such series, then the consent only



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of the Bondholders of not less than a majority in aggregate principal amount of the Outstanding Bonds of all series so directly affected, considered as one class, shall be required; provided, further, that no such supplemental indenture shall, without the consent of the Bondholder of each Outstanding Bond directly affected thereby,

         (a) change the Stated Maturity of any Bond (or, if the principal thereof is payable in installments, the Stated Maturity of any such installment), or of any payment of interest thereon, or the dates or circumstances of payment of premium, if any, on, any Bond, or change the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Bond or the premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or such payment of premium, if any, on or after the date such premium becomes due and payable; or

         (b) except for Permitted Liens, permit the creation of any lien prior to or, pari passu with the Lien of any of the Security Documents with respect to any of the Collateral, or terminate the Lien on any Collateral or deprive any Bondholder of the security afforded by the Lien of this Indenture; or

         (c) reduce the percentage in principal amount of the Outstanding Bonds, the consent of whose Bondholders is required for any such supplemental indenture, or the consent of whose Bondholders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 14.4 for quorum or voting; or

         (d) modify any of the provisions of Section 9.2 or Section 9.7 (except to increase the percentage of the principal amount of the Outstanding Bonds required to waive past defaults) or of this Section 12.2 (except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Bondholder of each Bond affected thereby).

         A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Bonds, or which modifies the rights of the Bondholders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Bondholders of any other series.

         Upon receipt by the Trustee of Board Resolutions of the Company and such other documentation as the Trustee may reasonably require and upon the filing with the Trustee of evidence of the Act of such Bondholders, the Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Sections 12.3 and 12.4.

         It shall not be necessary for any Act of Bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.



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

         SECTION 12.3 Documents Affecting Immunity or Indemnity.

         If in the opinion of the Company or the Trustee any document required to be executed by it pursuant to the terms of Section 12.2 affects any interest, right, duty, immunity or indemnity in favor of the Company or the Trustee under this Indenture, the Company or the Trustee, as the case may be, may in its discretion decline to execute such document.

         SECTION 12.4 Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any Series Supplemental Indenture or other supplemental indenture permitted by this Article XII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 10.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

         SECTION 12.5 Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article XII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Bondholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 12.6 Reference in Bonds to Supplemental Indentures.

         Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XII may, and shall if required by the Company, bear a notation in form approved by the Company and the Trustee as to any matter provided for in such supplemental indenture; and, in such case, suitable notation may be made upon Outstanding Bonds after proper presentation and demand. If the Company shall so determine, new Bonds so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the trustee in exchange for Outstanding Bonds.

                                  ARTICLE XIII

                           SATISFACTION AND DISCHARGE

         SECTION 13.1 Satisfaction and Discharge of Bonds.

         Except as otherwise provided with respect to the Bonds of any series in the Series Supplemental Indenture relating thereto, the Bonds of such series shall, prior to the Stated Maturity thereof (or, if principal is payable in installments, the Stated Maturity of the final installment of principal thereof), be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be deemed to have been satisfied and discharged, upon satisfaction of the following conditions:



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

         (a) the Company shall have irrevocably deposited with the Trustee, in trust, money or Permitted Investments in an amount which shall be sufficient to pay, without requiring reinvestment by the Trustee, when due the principal of and premium, if any, and interest due and to become due on the Bonds of such series on and prior to the Stated Maturity of principal thereof (or, if principal is payable in installments, the Stated Maturity of the final installment of principal thereof) or upon redemption or prepayment;

         (b) if any such deposit of money or Permitted Investments shall have been made prior to the Stated Maturity (or, if principal is payable in installments, the Stated Maturity of the final installment of principal) or Redemption Date or Prepayment Date of such Bonds, the Company shall have delivered to the Trustee a Company Order each stating that such money shall be held by the Trustee, in trust, as provided in Section 13.3;

         (c) in the case of redemption or prepayment of Bonds, the notice requisite to the validity of such redemption or prepayment shall have been given, or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and

         (d) there shall have been delivered to the Trustee an Opinion of Counsel to the effect that as a result of a change in Applicable Law after the date of this Indenture such satisfaction and discharge of the indebtedness of the Company with respect to the Bonds of such series shall not be deemed to be, or result in, a taxable event with respect to Bondholders of such series for purposes of United States Federal income taxation unless the Trustee shall have received documentary evidence that each Bondholder of such series either is not subject to, or is exempt from, United States Federal income taxation.

         Upon satisfaction of the aforesaid conditions with respect to the Bonds of any series, the Trustee shall, upon receipt of a Company Request, acknowledge in writing that the Bonds of such series are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof is deemed to have been satisfied and discharged.

         If Bonds which shall be deemed to have been paid as provided in this
Section 13.1 do not mature and are not to be redeemed within the 60 day period commencing on the date of the deposit with the Trustee of funds, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Bonds, to the Bondholders to the effect that such Bonds are deemed to have been paid and the circumstances thereof.

         Notwithstanding the satisfaction and discharge of any Bonds as aforesaid, the rights and obligations of the Company and the Trustee in respect of such Bonds under Sections 2.7, 2.8, 2.9, 6.3, 10.3(e) and 10.7 and this
Article XIII shall survive.

         SECTION 13.2 Satisfaction and Discharge of Indenture.

         This Indenture shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute


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


proper instruments prepared by the Company acknowledging satisfaction and discharge of this Indenture, when:

         (a) either

                  (i) all Bonds theretofore authenticated and delivered (other than (A) Bonds which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9 and (B) Bonds deemed to have been paid in accordance with Section 13.1) have been delivered to the Trustee for cancellation; or

                  (ii) all Bonds not theretofore delivered to the Trustee for cancellation shall be deemed to have been paid in accordance with
         Section 13.1;

         (b) all other sums due and payable hereunder have been paid; and

         (c) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Upon satisfaction of the aforesaid conditions, the Trustee shall, upon receipt of a Company Request, acknowledge in writing the satisfaction and discharge of this Indenture.

         Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the rights and obligations of the Company and the Trustee under Sections 2.7, 2.8, 2.9, 6.3, 10.3(e), 10.7, 15.1 and this Article XIII shall survive.

         Upon satisfaction and discharge of this Indenture as provided in this
Section 13.2, the Trustee shall assign, transfer and turn over to or upon the order of the Company any and all money, securities and other property then held by the Trustee for the benefit of the Bondholders other than money deposited with the Trustee pursuant to Section 13.1(a) and interest and other amounts earned or received thereon.

         SECTION 13.3 Application of Trust Money.

         The money deposited with the Trustee pursuant to Section 13.1 shall not be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest on the Bonds or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 6.1.



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                                  ARTICLE XIV

                 MEETINGS OF BONDHOLDERS; ACTION WITHOUT MEETING

         SECTION 14.1 Purposes for Which Meetings May Be Called.

         A meeting of Bondholders of one or more, or all, series, may be called at any time and from time to time pursuant to this Article XIV to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Bondholders of such series.

         SECTION 14.2 Call, Notice and Place of Meetings.

         (a) The Trustee may at any time call a meeting of Bondholders of one or more, or all, series of Bonds for any purposes specified in Section 14.1, to be held at such time and at such place in the City of New York, County of New York, or at such other place, as the Trustee shall determine. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 14 nor more than 60 days prior to the date fixed for the meeting.

         (b) If the Trustee shall have been requested to call a meeting of the Bondholders of one or more, or all, series, by the Company or by the Bondholders of 10% in aggregate principal amount of the Outstanding Bonds of such series (or, in the case of a meeting of the Bondholders of the Bonds of all series, 10% in aggregate principal amount of the Outstanding Bonds of all series, considered as one class), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first mailing of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or such Bondholders, as the case may be, may determine the time and the place in the City of New York, County of New York, or in such other place as the Company or such Bondholders, as the case may be, shall determine, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section 14.2.

         (c) Any meeting of Bondholders or one or more, or all, series shall be valid without notice if the Bondholders of all Outstanding Bonds of such series are present in person or by proxy and the Trustee are present, or if notice is waived in writing before or after the meeting by the Bondholders of all Outstanding Bonds of such series, or by such of them as are not present at the meeting in person or by proxy.

         SECTION 14.3 Persons Entitled to Vote at Meetings.

         To be entitled to vote at any meeting of Bondholders of one or more, or all, series, a Person shall be (a) a Bondholder of one or more Outstanding Bonds of such series or (b) a Person appointed by an instrument in writing as proxy for a Bondholder or Bondholders of one or more

Outstanding Bonds of such series by such Bondholder or Bondholders. The only Persons who shall be entitled to attend any meeting shall be the Bondholders described above and any proxies of such Bondholders and their respective counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         SECTION 14.4 Quorum; Action.

         The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Bonds of the series with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Bondholders of such series; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Bondholders of a specified percentage that is less than a majority in principal amount of the Outstanding Bonds of such series, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Bonds of such series, considered as one class, shall constitute a quorum. In the absence of a quorum, the meeting may be adjourned for a period of not less than ten days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided in Section 14.5(e), notice of the reconvening of any adjourned meeting shall be given as provided in Section 14.2(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Bonds of such series which shall constitute a quorum.

         Except as limited by Section 12.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Bondholders of a majority in aggregate principal amount of the Outstanding Bonds of the series with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action that this Indenture expressly provides may be taken by the Bondholders of a specified percentage that is less than a majority in principal amount of the Outstanding Bonds of such series, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Bondholders of such specified percentage in principal amount of the Outstanding Bonds of such series, considered as one class.

         Any resolution passed or decision taken at any meeting of Bondholders duly held in accordance with this Section 14.4 shall be binding on all the Bondholders of the series with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

         SECTION 14.5 Attendance at Meetings; Determination of Voting Rights; Conduct of Adjournment of Meetings.

         (a) Attendance at meetings of Bondholders may be in person or by proxy, and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Bondholder with respect to which it was given, unless and until specifically revoked by the Bondholder or future Bondholder of such Bonds before being voted.

         (b) Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Bondholders in regard to proof of the holding of such Bonds and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Bonds shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

         (c) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Bondholders as provided in Section 14.2(b), in which case the Company or the Bondholders of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Bonds of all series represented at the meeting, considered as one class.

         (d) At any meeting each Bondholder of an Outstanding Bond of any series or his proxy shall be entitled to one vote for each $1,000 original principal amount of Bonds of such series held or represented by him, and each Bondholder of any such Bond or his proxy shall be entitled to divide the votes carried by such Bond, casting some for and some against a particular action, as he sees fit; provided, however, that no vote shall be cast or counted at any meeting in respect of any Bond challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Bondholder of a Bond or proxy.

         (e) Any meeting duly called pursuant to Section 14.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Bonds of all series represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

         SECTION 14.6 Counting Votes and Recording Action of Meetings.

         The vote upon any resolution submitted to any meeting of Bondholders shall be by written ballots on which shall be subscribed the signatures of the Bondholders of Outstanding Bonds or of their representatives by proxy and the principal amounts and serial numbers of the

Outstanding Bonds, of the series with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in quadruplicate of all votes cast at the meeting. A record, at least in quadruplicate, of the proceedings of each meeting of Bondholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given as provided in
Section 14.2 and, if applicable, Section 14.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         SECTION 14.7 Action Without Meeting.

         In lieu of the vote of Bondholders at a meeting as hereinbefore contemplated in this Article XIV, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Bondholders by written instruments as provided in Section 1.4.

                                   ARTICLE XV

                              NONRECOURSE LIABILITY

         SECTION 15.1 Nonrecourse Liability.

         Satisfaction of the obligations of the Company under this Indenture, for the payment of the principal of or premium, if any, or interest on any Bonds, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be had solely from the Collateral and the assets of the Company and no recourse shall be had in the event of any non-performance by the Company of any such obligations to (i) any assets or properties of the Members (or any Person that controls any Member within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act) or (ii) any Affiliate of the Company or any incorporators, officers, directors or employees thereof, and no judgment for any deficiency upon the obligations of the Company under this Indenture, for the payment of the principal of or premium, if any, or interest on any Bonds, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be obtainable by the Bondholders or the Trustee against any Member or Affiliate of the Company or any other incorporator, stockholder, officer, employee or director, past, present or future of the Company or any Affiliate of the Company; provided, however, that nothing contained herein shall prevent the taking of any action permitted by law against the Company or any of its Affiliates, or in any way affect or impair the rights of the Trustee or Bondholders to take any action permitted by law, in either case to realize upon the Collateral and; provided, further, that nothing herein shall be deemed to affect the obligations of any Affiliate of the Company under any Transaction Document to which such Affiliate is a party.

                                  ARTICLE XVI

                                 DEPOSITARY BANK

         SECTION 16.1 Depositary Bank.

         The Trustee hereby designates and appoints IBJ Whitehall Bank & Trust Company to act as the Depositary Bank under this Agreement, and the Depositary Bank hereby agrees to act, as "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC) with respect to the Indenture Accounts. The Company hereby acknowledges that the Depositary Bank shall act as securities intermediary with respect to the Indenture Accounts and pursuant to this Agreement. The Depositary Bank shall not have any duties or responsibilities except those expressly set forth in this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties have executed this Indenture by their duly authorized signatories as of the date first above written.

                                         AES IRONWOOD, L.L.C.


                                         By: /s/ Patricia L. Rollin
                                            ---------------------------------
                                             Name:  PATRICIA L. ROLLIN
                                             Title: VICE PRESIDENT


                                         IBJ WHITEHALL BANK & TRUST COMPANY,
                                         as Trustee


                                         By:  /s/ Thomas McCutcheon
                                            ---------------------------------
                                             Name:  THOMAS MCCUTCHEON
                                             Title: ASSISTANT VICE PRESIDENT


                                         IBJ WHITEHALL BANK & TRUST COMPANY,
                                         as Depository Bank


                                         By: /s/ Thomas McCutcheon
                                             --------------------------------
                                             Name:  THOMAS MCCUTCHEON
                                             Title: ASSISTANT VICE PRESIDENT

                                  SCHEDULE 3.4

                             GOVERNMENTAL APPROVALS


Part 1:

====================================================================================================================
                        Applicable Permits and Approvals
--------------------------------------------------------------------------------------------------------------------

              Agency                         Applicable Permits                             Status
----------------------------------- -------------------------------------- -----------------------------------------
Federal Energy Regulatory           Exempt Wholesale Generator             Issued March 29, 1999
Commission                          Certification
----------------------------------- -------------------------------------- -----------------------------------------
PaDEP                               PSD/State Air Permit
                                                                           Final- March 29, 1999
----------------------------------- -------------------------------------- -----------------------------------------
U.S. Dept. of Energy, Office of     Fuel Use Act Certification             Approved
Fossil Energy
----------------------------------- -------------------------------------- -----------------------------------------
PaDOT                               Roadway Access Permits from Prescott   Approved
                                    Road to site
----------------------------------- -------------------------------------- -----------------------------------------
PaDEP                               NPDES, PAG-2                           Approved
----------------------------------- -------------------------------------- -----------------------------------------
PaDEP                               NPDES General Permits #4, #4 #5 #7     Approved
----------------------------------- -------------------------------------- -----------------------------------------
PaDEP                               NPDES Part 1 Construction              Approved
----------------------------------- -------------------------------------- -----------------------------------------
Delaware River Basin Commission     Water Use Approval as per Section      Approved
                                    3.8 of DRDC regulations
----------------------------------- -------------------------------------- -----------------------------------------
Susquehanna River Basin Commission  Water Use Approval                     Approved
----------------------------------- -------------------------------------- -----------------------------------------
Lebanon County Conservation         Soil Erosion and Sediment Control      Approved
District                            Approval
----------------------------------- -------------------------------------- -----------------------------------------
Lebanon Zoning Hearing Board        Stack Height Variance Approval for     Approved
                                    Power Plant
----------------------------------- -------------------------------------- -----------------------------------------
South Lebanon Board of              Land Development Approval for Power    Approved
Supervisors                         Plant
----------------------------------- -------------------------------------- -----------------------------------------
South Lebanon Board of              Subdivision Approval for Access Road   Approved
Supervisors
----------------------------------- -------------------------------------- -----------------------------------------
City of Lebanon Authority           Agreement for Supply of treated        Approved
                                    effluent and construction, operation
                                    and maintenance of pipeline

----------------------------------- -------------------------------------- -----------------------------------------
Federal Aviation Administration     Notice of Alteration or Proposed       Approved
                                    Construction for AES Ironwood
                                    Facility Stack
====================================================================================================================


                                Schedule 3.4 - 1

Part 2:


====================================================================================================================
                        Applicable Permits and Approvals
--------------------------------------------------------------------------------------------------------------------
              Agency                         Applicable Permits                             Status
----------------------------------- -------------------------------------- -----------------------------------------
Pa Dept of Labor and Industry       Onsite Oil Storage Tank                Part of
                                    (1) Permission to construct            SWPC Construction Permit
                                    (2) Permit for construction
----------------------------------- -------------------------------------- -----------------------------------------
Conrail/Norfolk Southern            Railroad Crossing Approval and         Approval Agreements Pending
                                    Railspur Construction
----------------------------------- -------------------------------------- -----------------------------------------
South Lebanon Township/Lebanon      Onsite septic approval for sanitary    Conceptually Approved
County                              discharge
----------------------------------- -------------------------------------- -----------------------------------------
Lebanon County                      Building Permit                        To be acquired prior to construction
Planning Department
----------------------------------- -------------------------------------- -----------------------------------------



                                Schedule 3.4 - 2

                                  SCHEDULE 6.2

                               INSURANCE POLICIES

I. GENERAL CONDITIONS:

         (a) If at any time any of the required insurance shall no longer be available on commercially reasonable terms (as confirmed by the Independent Insurance Advisor), the Company shall procure substitute insurance coverage reasonably satisfactory to the Independent Insurance Advisor that is the most equivalent to the required coverage and that is available on commercially reasonable terms.

         (b) All policies shall waive the rights of subrogation against the Collateral Agent.

         (c) All policies, except workers' compensation policies and automobile liability policies, shall name the Collateral Agent and the Power Purchaser as additional insureds. All policies protecting real and personal property or loss of income shall include a Lenders' Loss Payable provision, pursuant to a form agreed to by the Company and the Independent Insurance Advisor, for the benefit of the Collateral Agent.

         (d) All policies covering real and personal property and business interruption shall be endorsed to provide a minimum of 45 days' notice of cancellation, nonrenewal, or material change (restricting coverage) to the Collateral Agent.

         (e) All policies shall stipulate by endorsement or equivalent policy language that the additional insured status of the Collateral Agent or the Power Purchaser places no responsibility on the Collateral Agent or the Power Purchaser for the payment of policy premiums, nor does the action or failure to take action by any other insured or additional insured invalidate coverages under Sections II(a) or (b) or Sections III(a) or (b) for the Collateral Agent or the Power Purchaser under said policies.

         (f) A severability of interest clause or equivalent cross liability endorsement shall be included in each policy.

         (g) All policies shall be primary as respects coverage provided for the Project.

         (h) All policies shall be provided through insurance carriers rated "A-," "IX" or better by the Best's Insurance Guide and Key Rating Guides or other insurance companies reasonably acceptable to the Collateral Agent, in each case, which are authorized to do business in the Commonwealth of Pennsylvania.

         (i) Any policy under Section II(a) or (b) or Section III(a) or (b) shall stipulate by endorsement or equivalent policy language that following a Trigger Event (as defined in the Collateral Agency Agreement) and the exercise of remedies under the Security Documents, the Collateral Agent shall have the right to participate in the adjustment of all claims made under said policies.



                                      6.2-1

         (j) Any policy under Section II(a) or (b) or Section III(a) or (b) shall stipulate by endorsement or equivalent policy language that following a Trigger Event (as defined in the Collateral Agency Agreement) and the exercise of remedies under the Security Documents, said policies can be assigned to the Collateral Agent.

II. CONSTRUCTION PERIOD INSURANCE: the following coverages shall be in effect on the date of this Indenture:

         (a) Builder's Risk. The Company shall maintain or cause to be maintained all-risk builder's risk insurance, covering physical loss or damage to the Facility for perils including but not limited to fire, lightning, hail, explosion, riot and civil commotion, vandalism and malicious mischief, theft, damage from aircraft (and other falling objects), inland transportation, vehicles, smoke, fire, flood, earthquake, landslide, Tsunami, windstorm, collapse, start-up and testing of the Facility and to any and all materials, supplies or equipment comprising the Facility or intended for installation into the Facility and covering all such materials, supplies or equipment during temporary storage and transit to or from the Site during erection and otherwise. Insurance maintained shall be written on a full replacement cost basis; provided such insurance may have a sub-limit of $100,000,000 in case of flood or earthquake. This insurance shall also include Maintenance Coverage for two (2) years following the first to occur of Provisional Acceptance, Interim Acceptance and Final Acceptance of the Facility. Policy Deductible amounts shall be based on a "per occurrence" basis not to exceed $500,000 for Equipment Start-up Testing, $250,000 for earthquake, $250,000 for windstorm, $250,000 for flood, and $250,000 for all other property damage losses, except that with respect to damage to the Row 1 and Row 2 blades and vanes or the steam cooled transition pieces of the 501G turbine generator, the maximum permitted deductible shall be $1,000,000.

         (b) Delayed Opening. As an extension of Section II(a) hereof or as a separate policy, the Company shall maintain or cause to be maintained cost of delayed opening insurance in an amount equal to 18 months projected continuing expenses and Senior Debt Service of the Company. This extension or policy shall include coverage for delays resulting from (i) damage to the Facility, (ii) damage to equipment while in transit and (iii) damage to any equipment while in storage away from the Site. The "Delay in Start-up" Deductible shall also be based on a "per occurrence" basis with Waiting Period Deductibles not to exceed thirty (30) days, except that such period may be up to (i) forty-five (45) days with respect to the 501G turbine generator and (ii) sixty (60) days with respect to the 501G turbine generator in the event its Row 1 and Row 2 blades and vanes or its steam cooled transition pieces have sustained damage. Earthquake and flood coverage are to be provided at the maximum limits commercially available. Coverage shall remain in effect until replaced by business interruption insurance as specified in Section III(b) hereof.

         (c) Comprehensive General Liability. The Company shall maintain or cause to be maintained comprehensive (or commercial) general liability insurance written on an occurrence basis and with a combined single limit of not less than $1,000,000 and a $2,000,000 general annual aggregate limit. Such coverage shall include premises/operations, explosion, collapse and underground hazards, broad form contractual, independent contractors, products/completed operations, broad form property damage and personal injury. Such policy shall be written on a



                                      6.2-2
location specific basis and shall apply solely to the construction, use, operation and maintenance of the Facility and the Site. Coverage shall remain in effect until replaced by permanent insurance as specified in Section III(c) hereof.

         (d) Workers' Compensation and Employer's Liability. The Company shall maintain (i) workers' compensation insurance with statutory limits and (ii) employer's liability with limits of not less than $1,000,000 including occupational disease coverage. Coverage shall remain in effect until replaced by permanent insurance as specified in Section III(d) hereof.

         (e) Automobile Liability. The Company shall maintain comprehensive (or business) automobile liability insurance for owned (if any), nonowned and hired vehicles with combined single limits of not less than $1,000,000 and containing appropriate no-fault insurance provisions wherever applicable. Coverage shall remain in effect until replaced by permanent insurance as specified in Section III(e) hereof.

         (f) Umbrella Liability. The Company shall maintain or cause to be maintained excess (or umbrella) liability insurance written on an occurrence basis and providing coverage limits in excess of the coverage under the insurance specified in Sections II(c), (d)(ii) and (e) above. The limits of the insurance so specified and this excess (or umbrella) coverage, when combined, shall be not less than $19,000,000 per occurrence and aggregate annually. Such policy shall be written on a project specific basis naming the Company as the insured and shall apply solely to the construction, use, operation and maintenance of the Facility and the Property. Coverage shall remain in effect until replaced by permanent insurance as specified in Section III(f) hereof.

         (g) Contractor's Insurance. The Company shall cause the Contractor to obtain and maintain in full force and effect the additional insurance coverage required in the EPC Contract.

III. OPERATING PERIOD INSURANCE: the following coverages shall be placed into effect upon transfer of care, custody and control of the Facility to the Company, and shall be maintained in effect at all times until all obligations of the Company pursuant to this Indenture, the Securities, the Collateral Agency Agreement and the other Security Documents have been fully discharged:

         (a) Property and Boiler and Machinery. The Company shall maintain or cause to be maintained all-risk property and boiler and machinery insurance, covering physical loss or damage to the Facility and transmission lines including but not limited to fire and extended coverage, lightning, hail, explosion, riot and civil commotion, vandalism and malicious mischief, theft, damage from aircraft (and other falling objects), vehicles, smoke, landslide, windstorm, collapse, earthquake, flood and comprehensive boiler and machinery (including electrical malfunction and mechanical breakdown). Such insurance shall cover any and all materials, supplies and equipment comprising the Facility. The all-risk property and boiler and machinery coverage shall not contain an exclusion for resultant damage caused by faulty workmanship, design or materials. Coverage shall be written on a full replacement cost basis; provided such insurance may have a sub-limit of $100,000,000 in case of flood or earthquake. Such policy shall contain a valid agreed amount endorsement waiving any coinsurance penalty. The policy may be subject to deductibles not to exceed $250,000 per occurrence, except that with respect to



                                      6.2-3
the steam turbine generator where the maximum permitted deductible shall be $350,000 and the 501G turbine generator, where the maximum permitted deductible shall be $1,000,000; provided, that the maximum permitted deductible for the 501G turbine generator shall be $500,000 if such coverage is available on commercially reasonable terms.

         (b) Business Interruption. As an extension of Section III(a) above or as a separate policy, the Company shall maintain or cause to be maintained business interruption insurance in an amount equal to 18 months of debt service and fixed operation and maintenance expenses of the Company. This extension or separate policy shall include coverage for (i) business interruption arising from loss or damage to the Facility and (ii) contingent business interruption arising from damage to the property and equipment of customers and suppliers of the Facility, which is not covered by the insurance specified in Section III(a) above. This extension or separate policy shall also include coverage for expediting expenses and extra expense with a sublimit of $2,000,000. This extension or separate policy shall have a deductible not to exceed 60 days' business interruption.

         (c) Comprehensive General Liability. The Company shall maintain or cause to be maintained comprehensive (or commercial) general liability insurance written on an occurrence basis and with a combined single limit of not less than $1,000,000 (and $2,000,000 annual aggregate). Such coverage shall include premises/operations, explosion, collapse and underground hazards, broad form contractual, independent contractors, products/completed operations, broad form property damage and personal injury. Such policy shall be written on a project-specific basis. The Company and the Operator shall be named insureds on such policy.

         (d) Workers' Compensation and Employer's Liability. The Company shall maintain (i) workers' compensation insurance with statutory limits and (ii) employer's liability with limits of not less than $1,000,000 including occupational disease coverage.

         (e) Automobile Liability. The Company shall maintain comprehensive (or business) automobile liability insurance for owned (if any), nonowned and hired vehicles with combined single limits of not less than $1,000,000 and containing appropriate no-fault insurance provisions wherever applicable.

         (f) Umbrella Liability. The Company shall maintain or cause to be maintained project specific excess (or umbrella) liability insurance written on an occurrence basis and providing coverage limits in excess of the coverage under the insurance specified in Sections III(c), (d)(ii) and (e) above. The limits of the insurance so specified and this excess (or umbrella) coverage, when combined, shall not be less than $19,000,000 per occurrence and aggregate annually. The Company and Operator shall be named insureds on such policy.

         (g) Additional Insurance. The Company shall maintain in full force and effect any additional insurance coverage required by the Project Contracts.


                                     6.2-4

                                                                     Exhibit 5.1


                                   EXHIBIT 5.1

                            FORM OF WIRE INSTRUCTIONS

Payments from Construction Account to be paid on Closing, June 25, 1999.


Disbursement                   Due                  Disbursement
  Amount                       Date                 Instructions
------------                   ----                 ------------

                                                                  EXECUTION COPY



================================================================================



                          FIRST SUPPLEMENTAL INDENTURE


                            dated as of June 1, 1999


                                       to


                                 TRUST INDENTURE


                            dated as of June 1, 1999


                                      among


                              AES IRONWOOD, L.L.C.,


                 IBJ WHITEHALL BANK & TRUST COMPANY, as Trustee


                                       and


             IBJ WHITEHALL BANK & TRUST COMPANY, as Depositary Bank




================================================================================

         FIRST SUPPLEMENTAL INDENTURE (the "First Supplemental Indenture"), dated as of June 1, 1999, to the Trust Indenture, dated as of June 1, 1999 (the "Original Indenture"), among AES IRONWOOD, L.L.C., a Delaware limited liability company (together with its successors and assigns, the "Company"), its principal office and mailing address being at 829 Cumberland Street, Lebanon, Pennsylvania 17042, IBJ WHITEHALL BANK & TRUST COMPANY (the "Trustee"), its corporate trust office and mailing address being at One State Street, New York, New York 10004, and IBJ WHITEHALL BANK & TRUST COMPANY, as depositary bank (the "Depositary Bank"), its office and mailing address being at One State Street, New York, New York 10004.

                              W I T N E S S E T H:

         WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of the Company's Bonds (as defined in the Original Indenture) to be issued in one or more series;

         WHEREAS, Sections 2.1, 2.3 and 12.1 of the Original Indenture provide, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the designation, form, terms and provisions of Bonds of any series as permitted by Sections 2.1, 2.3 and 12.1 of the Original Indenture;

         WHEREAS, the Company (i) desires the issuance of one (1) series of Bonds to be designated as hereinafter provided and (ii) has requested the Trustee to enter into this First Supplemental Indenture for the purpose of establishing the designation, form, terms and provisions of the Bonds of such series;

         WHEREAS, all action on the part of the Company necessary to authorize the issuance of said Bonds under the Original Indenture and this First Supplemental Indenture (the Original Indenture, as supplemented by this First Supplemental Indenture, being hereinafter called the "Indenture") has been duly taken; and

         WHEREAS, all acts and things necessary to make said Bonds, when executed by the Company and authenticated and delivered by the Trustee as provided in the Original Indenture, the legal, valid and binding obligations of the Company, and to constitute these presents a valid and binding supplemental indenture according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the creation and issuance under the Indenture of said Bonds have in all respects been duly authorized, and the Company, in the exercise of the legal right and power vested in it, executes this First Supplemental Indenture and proposes to create, execute, issue and deliver said Bonds;

         NOW, THEREFORE, in order to establish the designation, form, terms and provisions of, and to authorize the authentication and delivery of, said Bonds, and in consideration of the acceptance of said Bonds by the holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Indenture.

                                   ARTICLE II

                             THE TERMS OF THE BONDS

         SECTION 2.1   Terms of 8.857% Senior Secured Bonds due 2025.

         (a) There is hereby created one (1) series of Bonds designated: 8.857% Senior Secured Bonds due 2025, in the aggregate principal amount of $308,500,000 (the "Senior Secured Bonds"). Upon delivery of a Company Order to the Trustee in accordance with the provisions of Section 2.4 of the Original Indenture, the Trustee shall authenticate and deliver the Senior Secured Bonds. Such Company Order shall specify the amount of the Senior Secured Bonds to be authenticated and the date on which such Bonds are to be authenticated.

         (b) The Senior Secured Bonds, if issued in certificated definitive form, shall be substantially in the form of Schedule A-1 hereto and, if issued in the form of one or more global Bonds, shall comply with the provisions of
Section 2.2 and shall be substantially in the form of Schedule A-2.

         SECTION 2.2   Terms of Bonds Issued Hereunder in Global Form.

         (a) The Senior Secured Bonds offered and sold within the United States in reliance on Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") will be initially issued in the form of one or more permanent global Bonds (each, a "Global Bond") in fully registered form, without coupons, substantially in the form of Schedule A-2, which Global Bonds will be deposited on behalf of the purchasers of such Senior Secured Bonds represented thereby with the Trustee as custodian for, and registered in the name of, The Depository Trust Company ("DTC") or its nominee.

         (b) Beneficial interests in a Global Bond (and any Bonds issued in exchange therefor) will be subject to certain restrictions on transfer set forth therein and in the Original Indenture and as set forth on the form of the Global Bond.

         (c) Except in the limited circumstances described under Section 2.2(h) below, beneficial interest in a Global Bond will only be recorded by book-entry and owners of beneficial interest in a Global Bond will not be entitled to receive physical delivery of certificates representing the Bonds.

         (d) Upon the issuance of a Global Bond, DTC or its nominee will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Bond to the accounts of persons who have accounts with DTC. Ownership of beneficial interests in a Global Bond will be limited to persons who have accounts with DTC ("Agent Members") or persons who hold interests through Agent Members. Ownership of beneficial interests in a Global Bond will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Agent Members) and the records of Agent Members (with respect to interests of persons other than Agent Members).

         (e) So long as DTC or its nominee is the registered owner or Holder of a Global Bond, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Bonds represented by such Global Bond for all purposes under the Original Indenture and under the Bonds. No beneficial owner of an interest in a Global Bond will be able to transfer that interest except in accordance with DTC's applicable procedures unless the Company shall issue certificates for the Bonds in definitive registered form as under Section 2.2(h) below.

         (f) All payments of the principal of, and interest and additional amounts and premium, if any, on, a Global Bond will be made to DTC or its nominees, as the registered owners thereof.

         (g) Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

         (h) If (i) the Company notifies the Trustee in writing that DTC or any successor depository is unwilling or unable to continue as a depository for a Global Bond or ceases to be a "clearing agency" registered under the Exchange Act and a successor depository is not appointed by the Company within 90 days of such notice, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Bonds issued hereunder to be in certificated form or (iii) during an Event of Default, a holder of a beneficial interest in a Global Bond requests the issuance of certificated Bonds representing such holder's interest then, the Company shall issue certificates for the Bonds in definitive registered form substantially in the form of Schedule A-1 in exchange for the Global Bond outstanding.

         (i) The holder of a certificated definitive registered Bond may transfer such Bond in whole or part by surrendering it at the Corporate Trust Office of the Trustee in accordance with the terms of the Indenture and such Bond. Upon the transfer, exchange or replacement of definitive Bonds the Company will deliver only definitive Bonds that bear a restrictive legend unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel, as may reasonably be required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Bonds Act.

         (j) In case any certificated definitive Bond shall become mutilated, destroyed, lost or stolen, the provisions of Section 2.9 of the Original Indenture shall apply.

         (k) Certificated definitive Bonds may be in denominations of less than $100,000 to the extent any redemption has reduced such Holder aggregate holding of Bonds of the same series to less than $100,000.

         (l) If any redemption affecting a series of Bonds would result in the amount to be paid to a Holder of such affected Bond in respect of such redemption not to equal $1,000 or an integral multiple thereof, the Company shall instruct the Trustee to round) the amount to be paid to such Holder to the nearest $1,000 so that the amount to be paid to such Holder equals $1,000 or an integral multiple thereof.

         SECTION 2.3   Interest, Principal, Maturity Date and Regular
                       Record Date.

         Each Bond of a series created hereby shall bear interest on the unpaid principal amount thereof from time to time outstanding from the date of authentication thereof until such amount is paid in full at the rate of interest set forth in the forms of such series attached hereto. The principal amount of each Bond of a series shall be due and payable in installments as set forth in the form of Bond of such series attached hereto.

         Payment of principal of, premium, if any, and interest on each Bond shall be made, unless the Company otherwise so elects, as provided in Section
2.10 of the Original Indenture at the Corporate Trust Office of the Trustee except that the final payment of principal of any series of the Bonds shall be made on the due date therefor to the account of the Holder as such account shall appear in the Security Register, which amount shall be payable upon presentation and surrender of such Bond at the Corporate Trust Office of the Trustee.

         Each Bond of a series shall mature on the date and in the amounts set forth thereon.

         The Regular Record Date applicable to all Bonds issued hereunder shall be the Regular Record Date as defined in the Original Indenture.

         At the direction of the Company, the Trustee shall round principal amounts to be redeemed to the nearest $1,000.

         All payments of principal and interest with respect to certificated Bonds will be made by dollar check drawn on a bank in The City of New York or, for Bondholders of at least U.S.$1,000,000 in aggregate principal amount of Bonds, by wire transfer to a dollar account maintained by the payee with a bank in The City of New York; provided, that a written request from such Bondholder to such effect designating such account is received by the Trustee or the Paying Agent no later than the Regular Record Date immediately preceding such Bond Payment Date. Unless such designation is revoked, any such designation made by such person with respect to such certificated Bonds will remain in effect with respect to any future payments with respect to such certificated Bond payable to such person.

         SECTION 2.4   Redemption.

         (a) Optional Redemption.

         All Bonds issued hereunder are subject to optional redemption, in whole or in part, at any time at the option of the Company at a redemption price equal to the outstanding principal amount of the Bonds being so redeemed plus accrued and unpaid interest thereon to the Redemption Date together with the Make-Whole Premium applicable thereto.

         (b) Mandatory Redemption.

         In accordance with the provisions of Section 7.3 of the Original Indenture, the Bonds issued hereunder are subject to mandatory redemption under certain conditions, on the terms set forth in Section 7.3(b), 7.3(c), 7.3(d) and 7.3(f) of the Original Indenture.

                                  ARTICLE III

                                  MISCELLANEOUS

         SECTION 3.1   Execution of Supplemental Indenture.

         This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.

         SECTION 3.2   Concerning the Trustee.

         The Trustee shall not be responsible in any manner for or with respect to the validity or sufficiency of this First Supplemental Indenture, or the due execution hereof by the Company, or for or with respect to the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         SECTION 3.3   Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.4   GOVERNING LAW.

         THIS FIRST SUPPLEMENTAL INDENTURE AND EACH BOND ISSUED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed by their respective officers thereunder duly authorized as of the date and year first above written.

                                         AES IRONWOOD, L.L.C.


                                         By:  /s/ Patricia L. Rollin
                                              -------------------------------
                                              Name:  Patricia L. Rollin
                                              Title: Vice President



                                         IBJ WHITEHALL BANK & TRUST COMPANY,
                                         as Trustee


                                         By:  /s/ Thomas McCutcheon
                                              -------------------------------
                                              Name:  Thomas McCutcheon
                                              Title: Assistant Vice President



                                         IBJ WHITEHALL BANK & TRUST COMPANY,
                                         as Depositary Bank


                                         By:  /s/ Thomas McCutcheon
                                              -------------------------------
                                              Name:  Thomas McCutcheon
                                              Title: Assistant Vice President


                         [FIRST SUPPLEMENTAL INDENTURE]

                                                                    Schedule A-1
                                                       Form of Certificated Bond


         THIS BOND (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN ANY EVENT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH THE INDENTURE, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE IN NEW YORK, NEW YORK.

         EACH PURCHASER OF THIS BOND IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. EACH HOLDER OF THIS BOND REPRESENTS TO AES IRONWOOD, L.L.C. (THE "COMPANY") THAT (A) SUCH HOLDER WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER THIS BOND (WITHOUT THE CONSENT OF THE COMPANY) OTHER THAN (I) TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A UNDER THE SECURITIES ACT, (II) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES OF AMERICA IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (II), (III) OR (IV), TO THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH RESALE, PLEDGE, OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THAT
(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS BOND OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO THE TRANSFEREE (OTHER THAN A QUALIFIED INSTITUTIONAL BUYER) PRIOR TO THE SALE A COPY OF A NOTICE TO INVESTORS (COPIES OF WHICH MAY BE OBTAINED FROM THE TRUSTEE).



                                      A1-1

                              AES IRONWOOD, L.L.C.

                           8.857% SENIOR SECURED BOND

                                    DUE 2025

$0                                                     CUSIP No. [_____________]

         AES IRONWOOD, L.L.C., a Delaware limited liability company (the "Company"), for value received, hereby promises to pay to the holder of this Bond or registered assigns, the principal sum of Zero Dollars ($0) in consecutive quarterly installments on February 28, May 31, August 31 and November 30 of each year (each such date being a "Bond Payment Date"), beginning August 31, 1999, in an amount equal to the amount thereof specified for such date on Annex 1 hereto until the outstanding principal hereof is repaid in full, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay on each Bond Payment Date occurring after the date hereof at said offices or agencies to the registered owner hereof, in like coin or currency, interest on the outstanding principal hereof from the date of issuance hereof at the rate of 8.857% per annum. The final maturity hereof shall be November 30, 2025. All payments of principal of, premium, if any, and interest on this Bond shall be made at the Corporate Trust Office of the Trustee.

         The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Bond shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Authentication Certificate hereon shall have been signed by or on behalf of the Trustee.

         IN WITNESS WHEREOF, the Company has caused this Bond to be signed in its name by its Authorized Officer.


Dated:  ____________, 1999

                                         AES IRONWOOD, L.L.C.


                                         By:
                                              -------------------------------
                                              Name:
                                              Title:

                                      A1-2

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

         This bond is one of the Bonds referred to in the within-mentioned Indenture.

                                         IBJ WHITEHALL BANK & TRUST COMPANY,
                                         as Trustee


                                         By:
                                              -------------------------------
                                              Authorized Officer

                                      A1-3

                          Reverse of Certificated Bond

                              AES IRONWOOD, L.L.C.

                           8.857% SENIOR SECURED BOND

                                    DUE 2025


         This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its certificated 8.857% Senior Secured Bonds Due 2025 (collectively, the "Bonds"), all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Indenture hereinafter mentioned for the Bonds of any particular series) by a Trust Indenture, dated as of June 1, 1999, executed and delivered between the Company, and IBJ Whitehall Bank & Trust Company, as Trustee and Depositary Bank (the "Original Indenture"), as amended and supplemented by the First Supplemental Indenture, dated as of June 1, 1999, to which the Original Indenture is so amended and supplemented (herein collectively referred to as the "Indenture"). A description of the rights of the Bondholders and the terms and conditions upon which the Bonds are issued are set forth in the Indenture. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

         THE BONDS ARE SUBJECT TO OPTIONAL AND MANDATORY REDEMPTION AND PREPAYMENT AS PROVIDED IN THE INDENTURE.

         As more fully described in the Indenture, the Company has the right, without the consent of the Bondholders, to amend the Indenture in certain respects. As more fully described in the Indenture, with the consent of Bondholders of not less than a majority in aggregate principal amount of the Bonds of all series then Outstanding, the Company may amend the Indenture in any other respect; provided, however, that no amendment shall, without the consent of the Bondholder of each Outstanding Bond, (1) change the maturity date of any Bond, or change the amount, of any payment of principal, interest or premium, if any, on any Bond, (2) permit the creation of any lien on the Collateral not otherwise permitted, prior to or on a parity with the lien of the Indenture, or terminate the lien of the Indenture, (3) reduce the percentage of the principal amount of Bonds the Bondholders of which are required to approve any such amendment or (4) waive a Default in the payment of principal, interest or premium, if any, or the remedies available in the case of an Event of Default.

         The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, including an acceleration of payment of the principal upon the occurrence and during the continuance of an Event of Default as in the Indenture provided.

         Recourse under this Bond is limited as set forth under the Indenture. Satisfaction of the obligations of the Company under this Indenture, for the payment of the principal of or premium, if any, or interest on any Bonds, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be had solely from the Collateral and the assets of the Company and no recourse shall be had in the event of any non-performance by the Company of

                                      A1-4
any such obligations to (i) any assets or properties of the Members (or any Person that controls any Member within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) or (ii) any Affiliate of the Company or any incorporators, officers, directors or employees thereof, and no judgment for any deficiency upon the obligations of the Company under this Indenture, for the payment of the principal of or premium, if any, or interest on any Bonds, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be obtainable by the Bondholders or the Trustee against any Member or Affiliate of the Company or any other incorporator, stockholder, officer, employee or director, past, present or future of the Company or any Affiliate of the Company; provided, however, that nothing contained herein shall prevent the taking of any action permitted by law against the Company or any of its Affiliates, or in any way affect or impair the rights of the Trustee or Bondholders to take any action permitted by law, in either case to realize upon the collateral and, provided further, that nothing herein shall be deemed to affect the obligations of any Affiliate of the Company under any Transaction Document to which such Affiliate is a party.

         The Bonds are issuable only as registered bonds without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof and authorized multiples thereof. This Bond is transferable as prescribed in the Indenture by the registered owner hereof, in person or by attorney duly authorized, at the Corporate Trust Office of the Trustee upon surrender and cancellation of this Bond, and thereupon a new registered Bond or Bonds for a like principal amount in authorized denominations will be issued to the transferee in exchange therefor, as provided in the Indenture, and upon payment, if the Company shall require it, of the transfer charges therein prescribed. The Company and the Trustee shall deem and treat the person in whose name this Bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes. Registered Bonds shall be exchangeable at said office of the Trustee for registered Bonds of other authorized denominations having the same aggregate principal amount, in the manner and upon the conditions prescribed in the Indenture. Notwithstanding any provision of the Indenture, (a) neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds during the period between any interest payment date for such Bonds and the Regular Record Date next preceding such interest payment date, and (b) no charge shall be made upon any transfer or exchange of Bonds other than for any tax or taxes or other government charges required to be paid by the Company.

         All payments of principal and interest with respect to certificated Bonds will be made by dollar check drawn on a bank in The City of New York or, for Bondholders of at least U.S.$1,000,000 in aggregate principal amount of Bonds, by wire transfer to a dollar account maintained by the payee with a bank in The City of New York; provided, that a written request from such Bondholder to such effect designating such account is received by the Trustee or the Paying Agent no later than the Regular Record Date immediately preceding such Bond Payment Date. Unless such designation is revoked, any such designation made by such person with respect to such certificated Bonds will remain in effect with respect to any future payments with respect to such certificated Bond payable to such person.

                                      A1-5

                                     ANNEX 1

                 PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT PAYABLE

    YEAR           FEBRUARY 28              MAY 31            AUGUST 31            NOVEMBER 30           ANNUAL TOTAL
    ----           -----------              ------            ---------            -----------           ------------
2001                 0.0000%               0.0000%             0.0000%               0.0000%                0.0000%
2002                 0.1600%               0.1600%             0.1600%               0.1600%                0.6400%
2003                 0.3850%               0.3850%             0.3850%               0.3850%                1.5400%
2004                 0.5150%               0.5150%             0.5150%               0.5150%                2.0600%
2005                 0.5700%               0.5700%             0.5700%               0.5700%                2.2800%
2006                 0.5800%               0.5800%             0.5800%               0.5800%                2.3200%
2007                 0.7400%               0.7400%             0.7400%               0.7400%                2.9600%
2008                 0.9200%               0.9200%             0.9200%               0.9200%                3.6800%
2009                 0.7800%               0.7800%             0.7800%               0.7800%                3.1200%
2010                 0.8150%               0.8150%             0.8150%               0.8150%                3.2600%
2011                 1.0300%               1.0300%             1.0300%               1.0300%                4.1200%
2012                 0.7600%               0.7600%             0.7600%               0.7600%                3.0400%
2013                 0.9600%               0.9600%             0.9600%               0.9600%                3.8400%
2014                 1.2900%               1.2900%             1.2900%               1.2900%                5.1600%
2015                 1.2400%               1.2400%             1.2400%               1.2400%                4.9600%
2016                 1.3550%               1.3550%             1.3550%               1.3550%                5.4200%
2017                 1.4650%               1.4650%             1.4650%               1.4650%                5.8600%
2018                 1.0100%               1.0100%             1.0100%               1.0100%                4.0400%
2019                 1.2050%               1.2050%             1.2050%               1.2050%                4.8200%
2020                 1.6250%               1.6250%             1.6250%               1.6250%                6.5000%
2021                 1.6500%               1.6500%             1.2000%               1.2000%                5.7000%
2022                 1.3900%               1.3900%             1.3900%               1.3900%                5.5600%
2023                 1.5000%               1.5000%             1.5000%               1.5000%                6.0000%
2024                 1.5500%               1.5500%             1.5500%               1.5500%                6.2000%
2025                 1.7300%               1.7300%             1.7300%               1.7300%                6.9200%
                                                                                                            =======
                                                                                                             100%

         At the direction of the Company, the Trustee shall round principal amounts to be redeemed to the nearest $1,000.

                                      A1-6

                                                         Schedule A-2
                                                         Form of Global Bond

Schedule A-2--Form of Global Bond is filed as Exhibit 4.5 to this Registration Statement.

                                     A2-1